As filed with the Securities and Exchange Commission on June 13, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CompuLab Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	3570	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Gideon Yampolsky, Chief Executive Officer CompuLab Ltd. 17 HaYetsira Street Moradot HaCarmel Industrial Park Yokneam Elite, Israel 2069208 Tel: +972-4-8290100	Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edwin L. Miller Jr. Oded Har-Even Robert V. Condon III Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.5000	Shy S. Baranov David A. Huberman Zysman, Aharoni, Gayer & Co. 41-45 Rothschild Blvd. Beit Zion Tel-Aviv, Israel 65784 Tel: +972.3.795.5555	Barry I. Grossman Tamar Donikyan Ellenoff, Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Tel: 212.370.1300	Shachar Hadar Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: +972.3.610.3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Ordinary Shares, par value NIS 1.00 per share(2)(3)	$23,000,000	$2,665.70
Representative’s warrants to purchase Ordinary Shares(4)	-	-
Ordinary Shares underlying representative’s warrants(5)	1,150,000	133.29
TOTAL	$24,150,000	$2,798.99

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Includes Ordinary Shares which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(4)	In accordance with Rule 457(g) under the Securities Act, because the shares of the registrant’s Ordinary Shares underlying the representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the warrants are exercisable at a per share exercise price equal to 125% of the public offering price, and the proposed maximum aggregate offering price of the Ordinary Shares underlying the representative’s warrants is equal to 125% of 1,150,000 (which is equal to 5% of 23,000,000).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 13, 2017

Ordinary Shares

CompuLab Ltd.

We are offering                    of our ordinary shares, par value NIS 1.00, or Ordinary Shares, in a firm commitment underwritten initial public offering. Prior to this offering, there has been no public market for our Ordinary Shares. The estimated initial public offering price is between $      and $      per share.

We have applied for the listing of the Ordinary Shares on the NASDAQ Capital Market under the symbol “CPUL.” We make no representation that such application will be approved or that the shares will trade on such market either now or at any time in the future. If the application is not approved, we will not complete this offering.

	Per Share	Total
Initial public offering price
Underwriting discounts and commissions (1)
Proceeds to us (before expenses)

(1)

Maxim Group LLC, or Maxim, the representative of the underwriters, will receive compensation in addition to the underwriting discount, as set forth in the section entitled “Underwriting” beginning on page 100 upon the closing of this offering, which consists of warrants entitling Maxim to purchase 5% of the aggregate number of Ordinary Shares issued in this offering, with an exercise price equal to 125% of the price per Ordinary Share sold in this offering. We have also agreed to reimburse the underwriters for certain expenses incurred by them. See “Underwriting” for additional disclosure regarding compensation to the underwriters payable by us.

We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to          additional Ordinary Shares from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable will be $    , and the total proceeds to us, before expenses, will be $    .

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, may elect to comply with certain reduced public company reporting requirements.

Our directors, executive officers and principal shareholders collectively beneficially own 189,839 of our Ordinary Shares, or 89.54%, of our total outstanding Ordinary Shares. Our chief executive officer individually beneficially owns 70.75% of our total outstanding Ordinary Shares. Upon consummation of this offering, our directors, executive officers and founders will collectively beneficially own approximately       % of our total outstanding Ordinary Shares. Accordingly, upon consummation of this offering, these shareholders as a group will control the vote on all matters requiring shareholder approval, including the election of directors.

Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be carefully considered in connection with an investment in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Ordinary Shares to purchasers in the offering on or about           , 2017.

Sole Book-Running Manager

Maxim Group LLC

Prospectus dated     , 2017

The Airtop – our most powerful passively cooled workstation.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are offering to sell our Ordinary Shares, and seeking offers to buy our Ordinary Shares, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus or any such free writing prospectus, regardless of the time of delivery or the time of any sale of our Ordinary Shares.

For investors outside the United States: neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

In this prospectus, “we,” “us,” “our,” the “Company” and “CompuLab” refer to CompuLab Ltd.

“Fit-PC,” “Intense PC,” “Utilite,” “FitLet” and “Airtop” are registered trademarks of CompuLab, and CompuLab’s logo is an unregistered trademark of CompuLab. All other trademarks and trade names appearing in this prospectus are the property of their respective owners.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars” or “$” mean U.S. dollars, and references to “NIS” are to New Israeli Shekels.

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PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before buying our Ordinary Shares. Therefore, you should read the entire prospectus carefully, especially the “Risk Factors” section beginning on page 8 and our financial statements and the related notes appearing at the end of this prospectus before deciding to invest in our Ordinary Shares.

THE COMPANY

Overview

We are a global developer and manufacturer of embedded computer systems, fan-less “Mini PCs” and a line of recently developed powerful fan-less computing systems, including workstations, entry-level servers, PCs for industrial and homeland security, or HLS, which are less susceptible to the threat of spyware. Embedded computer systems, or computers-on-modules, also referred to as CoMs, are single circuit boards, with the functionality of a complete computer, that serve as the building blocks and the computing power for thousands of electronic products, including smart electronic devices that have become indispensable in daily life. Our Mini PCs are computers that are used for a variety of daily applications; they are fully integrated, small and low-powered and are cooled by passive cooling technology without any fans enabling us to reduce the size and energy consumption of our computers. We currently market over 25 distinct products, have over 1,500 direct and indirect customers diversified across many industries, over 20 resellers for CoMs products spanning across Europe, Asia Pacific and South America, and over 25 Mini PC resellers in Europe, Asia Pacific, South America, the United States and South Africa.

We introduced our first pilot product in our Airtop line of powerful fan-less computers during the first quarter of 2016. We received strong market feedback, and believe that additional specific improvements are required to gain broader market acceptance. Our goal is to implement the required improvements in the next generation of the Airtop line. The new commercial version of the Airtop line (named Airtop 2) is expected to be launched in the third quarter of 2017, and will embed the seventh generation of Intel Core® architecture and a high performance graphics card. The Airtop line of workstations, entry level servers, industrial and HLS PCs are enabled by our proprietary breakthrough passive cooling technology, Air Tubed Natural Air Flow, or AT-NAF. The AT-NAF technology is capable of dissipating large amounts of heat from small enclosures without a cooling fan or any moving parts. The AT-NAF technology is more energy efficient and more reliable since it has no moving parts, and there is no air and dust circulation around the components. We believe that this technology has significant and potentially disruptive market potential.

We were established in 1992 in Israel, have been in the CoM business for over 17 years and have over nine years of experience in the relatively new Mini PC market. We have 78 employees in our facility in Yokneam Elite, Israel, of whom approximately 24% are engaged in engineering and technical support, 53% in production and testing, 9% in sales and marketing and the remaining in management, finance, human resources and administration.

Our products are divided into three categories:

●	Computer on modules. Our standardized CoMs cover a broad range of pricing, performance and features. Our CoMs are embedded in products such as medical devices, telecommunication systems, transportation systems, robotics, automotive devices, ATMs, military systems, aerospace and many others. Our CoMs are based on several different processor architectures, including the Intel Core, AMD, TI OMAP/Sitara and Freescale/NXP/Qualcomm.

We recently developed a micro CoM called the Ultra Compact Multi-Layer Module, or the UCMM, which has the highest density feature available today. The UCMM is half the size of the smallest CoM currently available and addresses the mobile device and wearable computing markets. The UCMM is backed by a patent pending technology. The first product based on the UCMM technology, called the UCM-iMX7, was launched in June 2017.

●	Miniature fan-less PCs. Our Mini PCs are stand-alone fan-less computers that are used in many industrial, personal and commercial applications. We believe that our Mini PCs are the smallest, most energy efficient, passively cooled PCs in the market to date. Our flagship “Intense PC,” “Fit-PC,” and “FitLet” are based on the sixth and seventh generation Intel Core (Skylake and Kaby Lake), AMD Kabini and Freescale processor architectures.

IoT Gate. We recently launched a mini-computer product (gateway) for the Internet of Things, or IoT, market, called the IoT Gate IMX7, or the IoT Gate, which is based on Freescale’s IMX7 architecture. The new product enables the inter-connection of local devices, appliances and sensors to the global internet cloud for data storage and monitoring.

●	Airtop Line. We have developed an advanced Airtop line of computers which consists of professional workstations, entry level servers, and industrial and HLS PCs. The Airtop line is based on our new proprietary AT-NAF technology that is capable of passively cooling a variety of powerful computing systems without the use of any fans. The Airtop line features a larger, more powerful design than the Mini PC line, and as opposed to the Mini PC line, the Airtop line is able to embed separate high-end graphics processing units, or GPUs, thus significantly broadening our market reach. The Airtop is our most prominent technological innovation.

We intend to grow our business principally by promoting the Airtop line, launching a series of products based on our recently introduced AT-NAF technology, by developing new innovative technologies and products such as the UCMM and the IoT Gate, and by continuing to improve the functionality of our other product lines. We believe that the market addressed by the Airtop is approximately twelve times larger than the CoM and Mini PC markets combined, comprising over $30 billion worldwide. In order to exploit this opportunity, we plan to aggressively expand our sales, marketing, research and development and manufacturing resources in support of this product expansion.

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We develop our software and hardware products in-house with advanced research and development capabilities. Manufacturing, production and testing are also completed in-house, with capabilities that specialize in dense and low-powered, fan-less passive cooling. Our rate of new product introductions has continued to increase in the past few years with the growth of our research and development team, reaching an average of five to seven new products per year in the past three years. We expect 2017 to be a record year in terms of product launches, such as the next generation of the Airtop, IoT Gate, UCMM, Intense-PC 3, or IPC3, and more.

Among our prior breakthroughs was the introduction in 2007 of the smallest, most powerful and energy-efficient fan-less Mini PC based on the then latest Intel architecture, as well as the AT-NAF technology during 2016. Our products meet all environmental standards, are lead-free and compliant with the European Union’s Restriction of Hazardous Substances, or RoHS, Directive.

We have a strong and diversified customer base consisting of over 1,500 commercial customers across a variety of industries in over 50 countries. Our end customers include small and medium-sized businesses, as well as large blue-chip companies such as Roche, Philips, Tyco, ProData (Brazil), Walmart (through Stratacache) and many others. Many of our customers are returning customers that continue to purchase new products over extended periods of time. We believe that we are one of the top three leading vendors in the Advanced RISC (reduced instruction set computer) Machines, or ARM, CoM market which is based mainly on the widely used ARM architectures of TI and Freescale.

Risks Associated with Our Business

Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors” immediately following this prospectus summary. These are not the only risks we face. These risks include, among others:

●	We may not be able to successfully manage our planned growth and expansion;

●	If we fail to meet growth expectations about our business, our share price may significantly decline in value;

●	Our quarterly operating results will likely fluctuate in the future, which could cause rapid declines in our share price;

●	Our cost structure and ability to deliver products to customers in a timely manner may be adversely affected by volatility in the market for core components and materials for our products;

●	We may lose sales or incur unexpected expenses relating to insufficient, excess or obsolete inventory;

●	Our dependence on sales to certain customers;

●	Our dependence on partners and suppliers;

●	The availability of, and the price of certain components used in our products;

●	The market in which we operate is highly competitive, and if we do not compete effectively, we may not be able to increase our market penetration, grow our net sales or improve our gross margins;

●	Our success and growth depend on our ability to continuously develop and successfully market new products and improvements that are up to date with developments in market technologies and demands; if we are unable to do so, demand for our current products may decline and new products we introduce may not be successful;

●	Protecting our know-how, patents and other intellectual property;

●	Adequate financial resources for projected capital expenditures and liquidity;

●	The average selling prices for our products are subject to decline, which could harm our results of operations; and

●	If we lose our key executives, or are unable to attract additional key employees, we may not be able to implement our business strategy in a timely manner.

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Corporate Information

We are an Israeli corporation based in Yokneam Elite, Israel, near Haifa, and were incorporated on May 10, 1992. Our principal executive offices are located at 17 HaYetzira St., Yokneam Elite, Israel, and our telephone number is +972-4-8290100. Our website address is www.compulab.co.il, the contents of which are not a part of this prospectus and is included as an inactive textual reference.

Implications of being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	not being required to comply with any requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and our financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We intend to take advantage of these exemptions. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the completion of this offering.

The JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. This means that an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are, for the time being, electing to delay such adoption of new or revised accounting standards.

If and when we no longer are an emerging growth company, we will still have reduced compliance obligations as a “foreign private issuer,” as described below.

Implications of being a Foreign Private Issuer

Upon completion of this offering, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, that are applicable to “foreign private issuers,” and under those requirements we will file reports with the U.S. Securities and Exchange Commission, or the SEC. As a foreign private issuer, we will not be subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, although we intend to report our financial results on a quarterly basis, we will not be required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We will also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we will also not be subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we will be permitted, and intend, to follow certain home country corporate governance practices instead of those otherwise required under the NASDAQ Stock Market rules for domestic U.S. issuers (See “Risk Factors — Risks Related to this Offering and the Ownership of Our Ordinary Shares”). These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to U.S. domestic reporting companies. We intend to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an emerging growth company.

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THE OFFERING

Ordinary Shares offered by us	Ordinary Shares

Ordinary Shares to be outstanding after this offering	Ordinary Shares (or Ordinary Shares if the over-allotment option is exercised in full)

Over-allotment option

We have granted the underwriters the right to purchase up to            additional Ordinary Shares from us at the public offering price less the underwriting discount within 45 days from the date of this prospectus to cover over-allotments.

Representative’s warrants

We will issue to Maxim, the representative of the underwriters, upon closing of this offering, compensation warrants, or the Representative’s Warrants, entitling Maxim to purchase 5% of the aggregate number of Ordinary Shares issued in this offering, excluding Ordinary Shares issued pursuant to the exercise of the over-allotment option, at an exercise price of           per share. The Representative’s Warrants will have a term of five years and may be exercised commencing 12 months after the date of effectiveness of the Registration Statement on Form F-1 of which this prospectus forms a part. The Representative’s Warrants may be exercised on a cashless basis.

Use of proceeds

We expect to receive approximately $      million in net proceeds from the sale of      Ordinary Shares offered by us in this offering (approximately $      million if the underwriters exercise their over-allotment option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, assuming the shares are offered at $     per share, the midpoint of the estimated price range set forth on the cover of this prospectus.

We expect to use the net proceeds from this offering for the following purposes:

●   Approximately $4 million for scaling up marketing and sales of our Airtop line, including brand creation and forming dedicated global marketing and sales activity;

●   Approximately $3 million for scaling up our current business in the ARM CoM and Mini PC markets, including the CoM Express and IoT markets;

●   Approximately $2 million for leveraging our new proprietary AT-NAF technology to additional application areas and products;

●   Approximately $2 million for research and development, or R&D, of new breakthrough technologies to expand our business;

●   Approximately $2 million to enhance and increase our sales force and post sales experts in the United States, and to establish on-the-ground presence in Europe;

●   Approximately $3 million to ramp up production capabilities and establish a production line in the United States; and

●   The remainder for working capital and general corporate purposes.

Risk factors	You should read the “Risk Factors” section starting on page 8 of this prospectus for a discussion of factors to consider carefully before deciding to invest in our Ordinary Shares.

Proposed NASDAQ symbol	We have applied for the listing of our Ordinary Shares on the NASDAQ Capital Market under the symbol “CPUL.”

The number of Ordinary Shares to be outstanding after this offering is based on 212,012 Ordinary Shares outstanding as of December 31, 2016. Unless otherwise indicated, all information in this prospectus assumes no exercise of the underwriters’ over-allotment option or the Representative’s Warrants.

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SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We have derived the following statements of operations data and balance sheet data for the years ended December 31, 2016, 2015 and 2014 from our audited financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and related notes included elsewhere in this prospectus. Numbers in the following tables are in U.S. dollars and, except share and per share amounts, in thousands.

	Year Ended December 31,
	2016	2015	2014
Statements of Operations Data:	(in thousands of U.S. dollars, except share and per share amounts)
Revenues	$21,957	$27,781	$23,370
Cost of revenues	14,824	18,705	17,101
Gross profit	7,133	9,076	6,269
Operating expenses:
Research and development, net	2,181	3,054	3,173
Sales and marketing	1,606	1,777	1,846
General and administrative	1,369	1,904	1,840
Other operating expenses	154	349	75
Other operating income	(184)	(179)	(186)
Total operating expenses	5,126	6,905	6,748
Operating income (loss)	2,007	2,171	(479)
Financial expenses	529	667	863
Financial income	(18)	(13)	(835)
Financial expenses in respect of warrants	-	1,597	86
Income (loss) before taxes on income	1,496	(80)	(593)
Taxes on income	94	40	21
Net income (loss)	$1,402	$(120)	$(614)

Earnings (loss) per Ordinary Share	$6.61	$(0.57)	$(3.07)
Number of Ordinary Shares used in computing net income (loss) per Ordinary Share	212,012	212,012	200,000

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	As of December 31,
	2016	2015	2014	2016
	Actual			As Adjusted (1)
Balance Sheet Data:
Total current assets	$10,019	$11,151	$12,590
Total non-current assets	11,849	12,762	12,967
Total current liabilities	11,178	14,438	19,353
Non-current liabilities	1,672	1,793	1,483
Shareholders’ equity	9,018	7,682	4,721

(1)	As adjusted data gives retroactive effect to the sale of Ordinary Shares in this offering at an initial public offering price of $ per share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale had occurred on the balance sheet date shown above.

	Year Ended December 31,
	2016	2015	2014
Supplemental Financial Data:
EBITDA	$3,782	$3,929	$1,147
Adjusted EBITDA	$4,163	$4,656	$1,460

We believe that EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA, or Adjusted EBITDA, are important supplemental measures of operating performance because they eliminate items that may have less bearing on our operating performance and highlight trends that may not otherwise be apparent when relying solely on International Financial Reporting Standards, or IFRS, financial measures. EBITDA and Adjusted EBITDA are non-GAAP measures that are not a measure of our financial performance under IFRS and should not be considered an alternative to net income or any other performance measures derived in accordance with IFRS. Accordingly, you should consider EBITDA and Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with IFRS. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under IFRS. Some of these limitations are:

●	these measures do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

●	these measures do not reflect changes in, or cash requirements for, our working capital needs; and

●	although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and these measures do not reflect any cash requirements for such replacements.

We believe that EBITDA and Adjusted EBITDA are useful measures for analyzing the performance of our core business because they facilitate operating performance comparisons from period to period and company to company. This is accomplished by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the US dollar (affecting finance expenses, net), tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), the depreciation and amortization of capitalized development expenses (because it is a non-cash expense) and expenses that include non-capitalized expenses of this offering, management fee expenses and R&D expenses for an experimental scientific project.

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The following table reconciles net income (loss) for the period to EBITDA for the periods presented:

	Year Ended December 31,
	2016	2015	2014
Reconciliation of Net Income (Loss) to EBITDA:	(in thousands)
Net income (loss)	$1,402	$(120)	$(614)
Finance expenses, net	511	654	28
Financial expenses in respect of warrants	-	1,597	86
Taxes on income	94	40	21
Depreciation and amortization	1,775	1,758	1,626
EBITDA	$3,782	$3,929	$1,147

The following table reconciles EBITDA to Adjusted EBITDA for the periods presented:

	Year Ended December 31,
	2016	2015	2014
Reconciliation of EBITDA to Adjusted EBITDA:	(in thousands)
EBITDA	$3,782	$3,929	$1,147
Other operating expenses - issuance expenses	154	349	75
Management Fees	105	121	133
Special scientific project expenses	122	257	105
Adjusted EBITDA	$4,163	$4,656	$1,460

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including our financial statements and the notes thereto, before deciding to invest in our Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

The market in which we operate is highly competitive, and if we do not compete effectively, we may not be able to increase our market penetration, grow our net sales or improve our gross margins.

The market for our products is intensely competitive and rapidly changing. Barriers to entry in our market are relatively low and we expect increased challenges from existing as well as new competitors. Some of our principal competitors offer solutions at a lower price, which has resulted in pricing pressures on sales of our solutions. We expect further downward pricing pressure from our competitors and expect that we will have to price some of our products aggressively to increase our market share with respect to those products or geographies, particularly for CoMs based on ARM CPUs’ large sale opportunities and for the Airtop line products. If we are unable to maintain the margins on our products, our operating results could be negatively impacted. In addition, if we do not develop new innovative products, or enhance the reliability, performance, efficiency and other features of our existing products, our customers may turn to our competitors for alternatives. In addition, pricing pressures and increased competition generally may also result in reduced sales, less efficient utilization of our manufacturing operations, lower margins or the failure of our products to achieve or maintain widespread market acceptance, any of which could have a material adverse effect on our business, results of operations and financial condition.

Our principal competitors include global computer systems companies such as Intel Corporation, Dell Inc., HP Development Company, L.P., AsusTeK Computer Inc. and Lenovo Group Ltd. as well as companies that specialize in our product area, such as Giga-Byte Technology Co., Ltd., Shuttle Inc., Nexcom International Co., Ltd., Kontron AG, Congatec Holding AG, Seco srl, Advantech Co. Ltd., Variscite Ltd., Toradex AG, Phytech Messtechnik, and American Portwell Technology, Inc.

Some of our competitors enjoy substantial competitive advantages, such as:

●	greater name recognition and deeper market penetration;

●	longer operating histories;

●	larger sales and marketing organizations and research and development teams and budgets;

●	more established relationships with customers, contract manufacturers and suppliers and better channels to reach larger customer bases and larger sales volume allowing for better costs;

●	larger customer service and support organizations with greater geographic scope;

●	a broader and more diversified array of products and services;

●	lower manufacturing costs;

●	preferred vendor status with our existing and potential customers; and

●	substantially greater financial, technical, personnel, sales, marketing and other resources.

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As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. Competitors may seek to copy our innovations relating to products which do not have intellectual property protection and use cost advantages from greater size to compete aggressively with us on price. Our competitors may, in the future, as they have in the past, lower their prices in order to increase their market share, therefore adversely affecting the price we may realize from our own customers. Certain suppliers and customers are also current or prospective competitors and as a result, assistance that we provide to them as customers may ultimately result in increased competitive pressure against us. Furthermore, because of these advantages, even if our application optimized products are more effective than the products that our competitors offer, potential customers might accept competitive products in lieu of purchasing our products. The challenges we face from larger competitors will become even greater if consolidation or collaboration between or among our competitors occurs in our industry. For all of these reasons, we may not be able to compete successfully against our current or future competitors, and if we do not compete effectively, our ability to increase our net sales may be impaired.

Our success and growth depend on our ability to continuously develop and successfully market new products and improvements; if we are unable to do so, demand for our current products may decline and new products we introduce may not be successful.

Average selling prices of some of our products tend to decline as they mature. As a result, we must continually anticipate and respond to changing customer requirements, innovate in our current and emerging product categories, introduce new product lines and products and enhance existing products in order to capture market share, remain competitive and execute our growth strategy.

We believe that the success of our products depends to a significant degree on our ability to identify new features or product opportunities, anticipate technological developments and market trends and distinguish our products from those of our competitors. In order to further grow our business, we also will need to quickly develop, manufacture and ship innovative and reliable new products and enhancements to our existing products in a cost-effective and timely manner. This must be achieved in order to take advantage of developments in enabling technologies and the introduction of new computer hardware (such as new generations of microprocessors and more powerful graphics cards), all of which drive demand for our products.

If we do not execute on these factors successfully, demand for our current products may decline as new products from competitors are introduced, and any new products that we may introduce may not gain widespread acceptance, adversely affecting our business and operating results. In addition, if we do not continue to distinguish our products through technologically advanced features and designs, as well as continue to build and strengthen our brand recognition and our access to distribution channels, our business could be harmed.

We are highly dependent on the success of our customers’ sales to their certain end markets.

Our customers in the CoM line are not the end users of our products and solutions, rather our products are integrated into our customers’ products and solutions, which are then sold to the end user. Therefore, our success depends, in large part, on the ability of our customers to market and sell their products that incorporate our products to the end user. If any of our customers’ marketing and sales efforts are unsuccessful, this will adversely affect our sales and/or profitability. If we are unable to collaborate with and secure design wins with successful original equipment manufacturers, or OEMs, we may fail to create significant demand for our products. In addition, if any of our customers choose to focus their efforts on end markets that do not require our products and solutions, we may experience an unexpected decrease in demand for our products. Any of these circumstances may adversely affect our results of operations.

Our failure to deliver high quality and updated products could damage our reputation and diminish demand for our products.

Since our products in the CoM line are embedded in our customers’ solutions, the performance of our products, and particularly their reliability, is critical to our customers’ business operations. The design of our products is sophisticated and complex, and the process for manufacturing, assembling and testing our solutions is challenging. Occasionally, our design or manufacturing processes may fail to deliver products of the quality that our customers require.

New flaws or limitations in our solutions may be detected in the future. Part of our strategy is to bring new products to market quickly, and first-generation products may have a higher likelihood of containing undetected flaws. If our customers discover defects or other performance problems with our products, our customers’ businesses and our reputation may be damaged. Customers may elect to delay or withhold payment for defective or underperforming products, request remedial action, terminate contracts for untimely delivery, or elect not to order additional products, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or subject us to the expense and risk of litigation. We may incur expense in recalling, refurbishing or repairing defective products. If we do not properly address customer concerns about our products, our reputation and relationships with our customers may be harmed.

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Moreover, if we fail to anticipate our customers’ changing needs or emerging technological trends, our market share and results of operations could materially suffer. In order to avoid this type of result, we must make long-term investments in research and development, develop or obtain relevant know-how and intellectual property before knowing whether our predictions will accurately reflect our customers' demand for our products and solutions. The market's acceptance of our products and solutions could decline and our results could suffer, if we are unable to adapt our products to new technological industry standards and new applications if we fail to anticipate and/or respond to technological advancements in our industry. Additionally, any delay in the development, production, marketing or offering of a new product or application or an enhancement to an existing product or application could result in customer attrition or impede our ability to attract new customers, causing a decline in our revenue or earnings and weakening our competitive position. For all of these reasons, customer dissatisfaction with the quality and diversification of our products could substantially impair our ability to grow our business.

We must work closely with our suppliers to make timely new product introductions.

We rely on our close working relationships with our suppliers, including Intel Corporation, Texas Instruments Incorporated, Freescale Semiconductor, Ltd. and Advanced Micro Devices, Inc. to anticipate and deliver new products on a timely basis when new generation core components are made available. Intel, Texas Instruments Incorporated, Freescale Semiconductor, Ltd. and Advanced Micro Devices, Inc. are the suppliers of the microprocessors we use in our products. If we are not able to maintain our relationships with our suppliers, negotiate attractive terms with them, or continue to leverage their research and development capabilities to develop new technologies desired by our customers, our ability to quickly offer advanced technology and product innovations to our customers would be impaired. As is customary in our industry, we have no long-term agreements that obligate our suppliers to continue to work with us or to supply us with products, and as such, either party, without cause, upon a granting of relatively short notice period, may terminate these agreements.

Historically, there have been instances of fluctuations in the demand for processors, and this has led to shortages in the supply of processors. This occurrence previously caused processor suppliers to allocate available processors more selectively among their customers. In the future, processor suppliers may allocate products to clients in other industries that source larger volumes of their products rather than to companies like us in the embedded computing industry. If there is an interruption in our supply of processors and we are unable to obtain suitable processors at competitive prices, we may experience delays in deliveries to our customers.

We rely on our key executives and highly-skilled technical personnel and if we are unable to attract, retain or motivate key personnel or hire qualified personnel, we may not be able to grow or our business may contract, which would have a material adverse effect on our results of operations and financial condition.

Our performance is largely dependent on the continued service of our executive management team and other highly-skilled key employees, particularly our electrical engineers, software engineers, mechanical engineers and computer professionals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly-skilled personnel and, if we are unable to hire and train a sufficient number of qualified employees for any reason, we may not be able to implement our current initiatives or grow, or our business may contract and we may lose market share. In addition, our employment arrangements with our executives and employees do not require them to provide services to us for any specific length of time, and they can terminate their employment with us at any time, subject to contractual notice periods, as applicable. The loss of services of any of these executives or of one or more other key members of our team could seriously harm our business. Furthermore, certain of our competitors or other technology businesses may seek to hire our employees. There is no assurance that any equity or other incentives that we grant to our employees will be adequate to attract, retain and motivate employees in the future. Furthermore, we only have non-competition agreements with our Chief Executive and acting Chief Financial Officers. However, the enforceability of any current or future non-competition agreements may be limited under applicable Israeli law, and Israeli courts are often reluctant to enforce such agreements. If we are unable to enforce any of these agreements, competitors that employ our former employees could benefit from the expertise our former employees gained while working for us.

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Our cost structure and ability to deliver products to customers in a timely manner may be adversely affected by volatility in the market for core components and materials for our products.

Prices of materials and core components utilized in the manufacture of our products, such as central processing units, or CPUs, dynamic random-access memory, Flash memory and peripherals, chassis, memory and hard drives represent a significant portion of our cost of sales. Prices of these core components and materials are volatile as new CPUs and components are periodically introduced into the market, and, as a result, it is difficult to predict expense levels and operating results. As is customary in our industry, we generally do not enter into long-term supply contracts for these materials and core components, but instead purchase these materials and components on a purchase order basis. If our business growth renders it necessary or appropriate to transition to longer term contracts with materials and core component suppliers, we may not be able to effectively adjust for price fluctuations, and our costs may increase and our gross margins could correspondingly decrease.

Because we often acquire materials and core components on an as needed basis, we may be limited in our ability to effectively and efficiently respond to customer orders because of the then-current availability or the terms and pricing of materials and core components. Our industry has experienced materials shortages and delivery delays in the past, and we may experience shortages or delays of critical materials in the future. From time to time, we have been forced to delay the introduction of certain of our products or the fulfillment of customer orders as a result of shortages of materials and core components. As of December 31, 2016 and 2015, we had $5,100,000 and $6,300,000 of orders waiting to be fulfilled, respectively. If shortages or delays arise, the prices of these materials and core components may increase or the materials and core components may not be available at all. In addition, in the event of shortages, some of our larger competitors may have greater abilities to obtain materials and core components due to their larger purchasing power. We may not be able to secure enough core components or materials at reasonable prices or of acceptable quality to build new products to meet customer demand, which could adversely affect our business and financial results.

As we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable.

As our business continues to grow, we have become increasingly dependent upon larger sales to maintain our rate of growth. In particular, for the year ended December 31, 2016, four customers accounted for approximately 35% of our annual sales. As customers buy our products in greater volumes and their business becomes a larger percentage of our net sales, we may grow increasingly dependent on those customers to maintain our growth. If our largest customers do not purchase our products at the levels, timeframes or geographies that we expect, our ability to maintain or grow our net sales will be adversely affected.

Additionally, as we focus increasingly on selling to larger customers and attracting larger orders, we expect greater costs of sales. Our sales cycle may become longer and more expensive because larger customers typically spend more time negotiating contracts than smaller customers. Larger customers often seek to gain greater pricing concessions, as well as greater levels of support in the implementation and use of our products. These factors can result in lower margins for our products.

Increased sales to larger companies may also cause fluctuations in results of operations. A larger customer may seek to fulfill all or substantially all of its requirements in a single order, and not make another purchase for a significant period of time. Accordingly, a significant increase in revenue during the period in which we recognize the revenue from the sale may be followed by a period of time during which the customer purchases none or few of our products. A significant decline in net sales in periods following a significant order could adversely affect our revenues and net income. Likewise, large orders are generally subject to intense pricing pressure which can have an adverse impact on our margins and results of operations. As a result, our quarter-to-quarter results of operations may be subject to greater fluctuation and our share price may be adversely affected.

We may not be able to successfully manage our planned growth and expansion.

Over time, we expect to continue to make investments to pursue new customers and expand our product offerings to grow our business rapidly. We expect that our annual operating expenses will continue to increase as we invest in sales and marketing, research and development, manufacturing and production infrastructure, and strengthen customer service and support resources for our customers. Our failure to expand operational and financial systems timely or efficiently could result in operating inefficiencies, which could increase our costs and expenses more than we had planned and prevent us from successfully executing our business plan. We may not be able to offset the costs of operation expansion by leveraging the economies of scale from our growth in negotiations with our suppliers and contract manufacturers. Additionally, if we increase our operating expenses in anticipation of the growth of our business and this growth does not meet our expectations, our financial results will be negatively impacted.

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If our business grows, we will have to manage additional product design projects, materials procurement processes, and sales efforts and marketing for an increasing number of products, as well as expand the number and scope of our relationships with suppliers, distributors and end customers. If we fail to manage these additional responsibilities and relationships successfully, we may incur significant costs, which may negatively impact our operating results. Additionally, in our efforts to be first to market with new products with innovative functionality and features, we may devote significant research and development resources to products and product features for which a market does not develop quickly, or at all. If we are not able to predict market trends accurately, we may not benefit from such research and development activities, and our results of operations may suffer.

As our future development and commercialization plans and strategies develop, we expect to need additional managerial, operational, sales, marketing, financial and legal personnel. Our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational mistakes, loss of business opportunities, loss of employees, and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional new products. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced, and we may not be able to implement our business strategy.

All of our assets are subject to security interests under a credit facility, and if we default on our obligations under the credit facility, we may suffer materially adverse consequences, including foreclosure on our assets.

As of the date hereof, all of our assets were pledged as collateral under our credit facility with Bank Leumi le Israel, or Bank Leumi. If we default on our obligations under the credit facility, Bank Leumi has the right to foreclose upon and sell, or otherwise transfer the collateral subject to its security interests. If Bank Leumi exercises its right to sell the assets pledged under the credit facility, such sales may be completed at distressed sale prices, thereby diminishing or potentially eliminating the amount of cash available to us after repayment of the amounts outstanding under the credit facility. Such deleveraging of our company could significantly impair our ability to effectively operate our business and may otherwise have a material adverse effect on our financial condition, results of operations and cash flows. Further, in such a circumstance, we could be forced to curtail or cease our business activities. In the past, we have failed to meet certain financial covenants under the credit facility, pertaining to our shareholder’s equity, and Bank Leumi waived its right to call for the immediate repayment of the loan. We cannot be certain that we will continue to meet the financial covenants under this credit facility, and Bank Leumi may not continue to waive its right to call for the immediate repayment of the loan. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financing Arrangements.”

Our quarterly operating results will likely fluctuate in the future, which could cause rapid declines in our share price.

Even if our business continues to grow as expected over the long term, there likely will be quarterly variations in our financial performance. Historically, our quarterly operating results have been subject to significant fluctuation due to various factors, many of which are beyond our control. We believe that our quarterly operating results will continue to fluctuate. Factors that may affect quarterly operating results in the future include:

●	unpredictability of the timing and size of customer orders, since most of our customers purchase our products on a purchase order basis rather than pursuant to a long term contract;

●	fluctuations in availability and costs associated with key components and other materials needed to satisfy customer requirements;

●	variability of our margins based on the product mix that we sell and the percentage of our sales to higher or lower margin types of customers;

●	the timing of the introduction of new products by leading microprocessor vendors and other suppliers;

●	our ability to introduce new and innovative products that appeal to our customers;

●	our ability to address technology issues as they arise, improve our products’ functionality and expand our product offerings;

●	changes in our product pricing policies, including those made in response to new product announcements and pricing changes of our competitors;

●	the mix of whether customer purchases are made directly or through indirect sales channels;

●	general economic conditions in our geographic markets; and

●	impact of regulatory changes on our cost of doing business.

Accordingly, it is difficult to accurately forecast our growth and results of operations on a quarterly basis. If we fail to meet expectations of investors or analysts, our stock price may fall rapidly and without notice. Furthermore, the fluctuation of quarterly operating results may render less meaningful period-to-period comparisons of our operating results, and you should not rely upon them as an indication of future performance.

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Our research and development expenditures, as a percentage of our net sales, are relatively high for companies like us, and our earnings will depend upon maintaining revenues and margins that offset these expenditures.

Our strategy is to focus on being consistently rapid-to-market with both standardized and customizable products that take advantage of our own internal development and the latest technologies offered by microprocessor manufacturers and other component vendors. Consistent with this strategy, we spend higher amounts, as a percentage of revenues, on research and development costs than many of our competitors. If we cannot sell our products in sufficient volume and with adequate gross margins to compensate for such investment in research and development, our earnings may be materially and adversely affected.

Any failure to adequately expand or retain our sales force will impede our growth.

We expect that our direct sales force will continue to grow as larger customers increasingly require a direct sales approach. Competition for direct sales personnel with the advanced sales skills and technical knowledge we need is intense. Our ability to grow our revenue in the future will depend, in large part, on our success in recruiting, training, retaining and successfully managing sufficient qualified direct sales personnel. New hires require significant training and may take six months or longer before they reach full productivity. Our recent hires and planned hires may not become as productive as we would like, and we may be unable to hire sufficient numbers of qualified individuals in the future in the markets where we do business. If we are unable to hire, develop and retain sufficient numbers of productive sales personnel, sales of our products will suffer.

Currency exchange rate fluctuations could result in our products becoming relatively more expensive to our overseas customers or increase our manufacturing costs, each of which could adversely affect our operating results.

Our international sales and suppliers in foreign countries make us subject to risks associated with fluctuating currency values and exchange rates. Because sales of our products have been denominated to date primarily in U.S. dollar, increases in the value of the U.S. dollar could increase the price of our products so that they become relatively more expensive to customers in the local currency of a particular country, leading to a reduction in sales and profitability in that country. Gains and losses on the conversion to U.S. dollar of accounts receivable, accounts payable and other monetary assets and liabilities arising from international sales or operations may contribute to fluctuations in our results of operations. In addition, as a result of our foreign sales and operations, we have revenues, costs, assets and liabilities that are denominated in foreign currencies. Therefore, decreases in the value of the U.S. dollar could result in significant increases in our manufacturing costs that could have a material adverse effect on our business and results of operations.

We may lose sales or incur unexpected expenses relating to insufficient, excess or obsolete inventory.

As a result of our strategy to provide greater choice and customization of our products to our customers, we are required to maintain a high level of inventory of components. If we fail to maintain sufficient inventory, we may not be able to meet demand for our products on a timely basis, and our sales may suffer. If we overestimate customer demand for our products, we could experience excess inventory of our products and be unable to sell those products at a reasonable price, or at all. As a result, we may need to record higher inventory reserves. In addition, from time to time we assume greater inventory risk in connection with the purchase or manufacture of more specialized components in connection with higher volume sales opportunities. We expect that we will experience write-downs from time to time in the future related to existing and future commitments. If we are later able to sell inventory with respect to which we have taken a reserve at a profit, it may increase the quarterly variances in our operating results. Additionally, the rapid pace of innovation in our industry could render significant portions of our existing inventory obsolete. Historically, we have written off obsolete inventory. Excess or obsolete inventory levels for these or other reasons could result in unexpected expenses or increases in our reserves against potential future charges which would adversely affect our business and financial results.

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If we fail to manage the distribution of our products and services properly, our revenue, gross margins and profitability could suffer.

We use a variety of distribution methods to sell our products and services, including third-party resellers, sales representatives and distributors and both direct and indirect sales to enterprise accounts and consumers. Successfully managing the interaction of our direct and indirect channel efforts to reach various potential customer segments for our products and services is a complex process. Moreover, since each distribution method has distinct risks and gross margins, our failure to implement the most advantageous balance in the delivery model for our products and services could adversely affect our revenue and gross margins and therefore our profitability. Other distribution risks are described below:

●	Some of our distributors sell products offered by our competitors and may elect to focus their efforts on these sales. If our competitors offer our distributors more favorable terms or have more products available to meet the needs of their customers, or utilize the leverage of broader product lines sold through the distributors, those distributors may de-emphasize or decline to carry our products.

●	Our distributors’ order decision-making process is complex and involves several factors, including end customer demand, warehouse allocation and marketing resources, which can make it difficult to accurately predict total sales for the quarter until late in the quarter.

●	Distributors may increase orders during periods of product shortages or delay orders in anticipation of new products. Distributors also may adjust their orders in response to the supply of our products and the products of our competitors and fluctuations in end-user demand. Our reliance upon indirect distribution methods may reduce visibility to demand and pricing issues, and therefore make forecasting more difficult. Moreover, our use of indirect distribution channels may limit our willingness or ability to adjust prices quickly and otherwise to respond to pricing changes by competitors.

●	Disruptions in our distribution channels could cause our revenues to decrease or fail to grow as expected.

If we are unable to maintain successful relationships with distributors or expand our distribution channels or we experience unexpected changes in payment terms, inventory levels or other practices by our distributors, our business will suffer.

If we do not successfully manage the expansion of our international operations, our business could be harmed.

Since our inception we have conducted all of our manufacturing operations in Israel. We may decide in the future to diversify the location of our manufacturing operations to locations in the United States and/or Asia. The commencement of new manufacturing operations in new locations, particularly in other jurisdictions, entails additional risks and challenges. If we are unable to successfully ramp up these operations we may incur unanticipated costs, difficulties in making timely delivery of products or suffer other business disruptions which could adversely impact our results of operations.

Our suppliers’ failure to improve the functionality and performance of core components for our products may impair or delay our ability to deliver innovative products to our customers.

We need our core component suppliers, such as Intel Corporation, Texas Instruments Incorporated, Freescale Semiconductor, Ltd. and Advanced Micro Devices, Inc., to provide us with core components that are innovative, reliable and attractive to our customers. Due to the pace of innovation in our industry, many of our customers may delay or reduce purchase decisions until they believe that they are receiving best-of-breed products that will not be rendered obsolete by an impending technological development. Accordingly, demand for new systems that incorporate new products and features is significantly impacted by our suppliers’ new product introduction schedules and the functionality, performance and reliability of those new products. If our materials and core component suppliers fail to deliver new and improved materials and core components for our products, we may not be able to satisfy customer demand for our products in a timely manner, or at all. If our suppliers’ components do not function properly, we may incur additional costs and our relationships with our customers may be adversely affected.

Our customers do not enter into long-term purchase agreements with us and may stop purchasing our products at any time, which makes it difficult for us to accurately forecast product demand and may result in unexpected declines in revenue.

We generally do not obtain firm, long-term purchase commitments from our customers, and frequently do not have visibility as to their future demand. Customers also cancel requirements, change engineering or other service requirements, change production quantities, delay production or revise their forecasts for future orders for a number of reasons that are beyond our control. Cancellations, reductions or delays by a significant customer, or by a group of customers, could seriously harm our operating results and negatively affect our working capital levels. Such cancellations, reductions or delays have occurred from time to time and may continue to occur.

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In addition, we make significant decisions based on our estimates of customers’ requirements, including determining the levels of business that we will seek and accept, production schedules, component procurement commitments, working capital management, facility requirements, personnel needs and other resource requirements. The short-term nature of our customers’ commitments and the possibility of rapid changes in demand for our products reduce our ability to accurately estimate the future requirements of those customers. Since many of our operating expenses are fixed, a reduction in customer demand can harm our operating results. Moreover, since our margins vary across customers, a reduction in demand with higher margin customers will have a more significant adverse effect on our operating results.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

Upon the listing of securities on NASDAQ, we will become a publicly traded company in the United States. As a public company in the United States, we will incur additional significant accounting, legal and other expenses that we did not incur before the offering. We also anticipate that we will incur costs associated with corporate governance requirements of the SEC and NASDAQ, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act. We expect these rules and regulations to increase our legal and financial compliance costs, introduce new costs such as investor relations, stock exchange listing fees and shareholder reporting, and to make some activities more time consuming and costly. The implementation and testing of such processes and systems may require us to hire outside consultants or employees and incur other significant costs. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, and the rules and regulations adopted by the SEC and NASDAQ, for so long as they apply to us, will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, if any, or as executive officers.

Our growth into new markets exposes us to risks inherent in international business operations.

We intend to expand our international sales efforts, especially into Asia, and are expanding our business operations in Europe and North America. Our international expansion efforts may not be successful. Our international operations expose us to risks and challenges, such as:

●	our ability to establish local manufacturing, support and service functions, and to form channel relationships with resellers in these markets;

●	localization of our systems and components, including translation into foreign languages and the associated expenses;

●	limited visibility into sales of our products by our distributors;

●	laws favoring local competitors; and

●	difficulties in staffing and managing foreign operations.

These factors could limit our future international sales or otherwise adversely impact our operations or our results of operations.

As our business grows, we expect that we may be exposed to greater customer credit risks.

Historically, we have offered very limited credit terms to our customers. As our customer base expands, as our orders increase in size, we expect to offer increased credit terms and flexible payment programs to our customers. Doing so may subject us to increased credit risk, higher accounts receivable with longer days outstanding, and increases in charges or reserves, which could have a material adverse effect on our business, results of operations and financial condition.

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The average selling prices for our products are subject to decline, which could harm our results of operations.

Average selling prices of computing products typically are higher at the time of introduction of new products, which utilize the latest technology and tend to decrease over time as such products become commoditized and are ultimately replaced by even newer generation products. We cannot predict the timing or amount of any decline in the average selling prices of our products that we may experience in the future. In some instances, our agreements with our distributors limit our ability to reduce prices unless we make such price reductions available to them, or price protect their inventory. If we are unable to decrease per unit manufacturing costs faster than the rate at which average selling prices continue to decline, our business, financial condition and results of operations will be harmed.

Our direct sales efforts may harm our relationships with our distributors and OEMs.

We expect our direct sales force to continue to grow as our business grows. As our direct sales force becomes larger, our direct sales efforts may lead to conflicts with our distributors and OEMs, who may view our direct sales efforts as undermining their efforts to sell our products. If a distributor or OEM deems our direct sales efforts to be inappropriate, the distributor or OEM may not effectively market our products, may emphasize alternative products from competitors, or may seek to terminate our business relationship. Our failure to implement an effective direct sales strategy that maintains and expands our relationships with our distributors and OEMs could lead to a decline in sales and adversely affect our results of operations.

We are subject to risks by doing business outside of Israel that could impair our ability to grow our revenue.

In the fiscal years ended December 31, 2016, 2015 and 2014, approximately 93.8%, 95.7% and 95.2%, respectively, of our revenue was comprised of sales made outside of Israel. Our operations may be materially and adversely affected by many risks related to doing business outside of Israel, including:

●	increases in duty rates, exchange or price controls;

●	governmental currency controls;

●	import restrictions;

●	political, social and economic changes and disruptions;

●	in certain jurisdictions, reduced protection for our intellectual property rights; and

●	difficulty in enforcing contracts or legal rights under foreign legal systems.

The occurrence of any one these risks could impair our ability to grow our revenue.

Backlog at the end of a quarter is not an adequate predictor of sales in the following quarter.

Our net sales are difficult to forecast because we do not have sufficient backlog of unfulfilled orders to meet our quarterly net sales targets at the beginning of a quarter. Rather, part of our net sales in any quarter depends upon customer orders that we receive and fulfill in that quarter from our finished goods inventory. We also cannot predict the volume of orders that our distributors will receive in any given quarter. Because our expense levels are based in part on our expectations as to future net sales and to a large extent are fixed in the short term, we might be unable to adjust spending in time to compensate for any shortfall in net sales. Accordingly, any significant shortfall of revenues in relation to our expectations would harm our operating results.

Failure to comply with other laws and governmental regulations could harm our business.

Our business is subject to regulation by various governmental agencies. Such regulation includes those relating to consumer protection, import/export, product safety, disposal of hazardous materials, labor and employment, and tax and other regulations by a variety of regulatory authorities in each of the areas in which we conduct business. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory product recalls, enforcement actions, fines, damages, civil and criminal penalties, or injunctions.

We must comply with environmental laws and regulations, which can be expensive, and may affect our business and operating results.

We are subject to general environmental local laws and regulations. If we were to violate or become liable under environmental laws in the future as a result of our inability to obtain permits, human error, accident, equipment failure or other causes, we could be subject to fines, costs, or civil or criminal sanctions, face third party property damage or personal injury claims or be required to incur substantial investigation or remediation costs, which could be material, or experience disruptions in our operations, any of which could have a material adverse effect on our business. In addition, environmental laws could become more stringent over time imposing greater compliance costs and increasing risks and penalties associated with violations, which could harm our business.

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We expect that our operations will be affected by other new environmental laws and regulations on an ongoing basis. Although we cannot predict the ultimate impact of any such new laws and regulations, they will likely result in additional costs, and could require that we change the design and/or manufacturing of our products, any of which could have a material adverse effect on our business.

Insurance policies may not cover all operating risks and a casualty loss beyond the limits of any reasonable insurance coverage.

We presently have no product liability insurance. Our business is subject to all of the operating hazards and risks normally incidental to handling, storing, and transporting the products we sell. Our insurance coverage, if obtained in the future, may not be adequate to protect us from all liabilities and expenses that may arise from claims for personal injury or death or property damage arising in the ordinary course of business.

We rely on third party manufacturers and suppliers for certain components of our products.

We rely on third party manufacturers and suppliers for certain components of our finished products. If we were to lose any of our current suppliers, the process of identifying and qualifying a new supplier that will meet our quality and delivery requirements may require a significant investment of time and resources, adversely affecting our ability to satisfy customer purchase orders and delaying our ability to rapidly introduce new products to market. Similarly, if any of our suppliers were to cancel or materially change contracts or otherwise reduce their commitments to us or if they fail to meet the quality or delivery requirements needed to satisfy customer demand for our products, whether due to shortages or other reasons, our reputation and relationships with customers could be damaged. We could lose orders, be unable to develop or sell some products cost-effectively or on a timely basis, if at all, and have significantly decreased revenues, margins and earnings, which would have a material adverse effect on our business.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain effective patent rights for our products, we may not be able to compete effectively in our markets. If we are unable to protect the confidentiality of our trade secrets or know-how, such proprietary information may be used by others to compete against us.

We rely upon a combination of patents, trade secret protection, and confidentiality agreements to protect the intellectual property related to our technologies and products. Our success depends in large part on our ability to obtain and maintain patent and other intellectual property protection in the United States and in other countries with respect to our proprietary technology and new products.

We have sought to protect our proprietary position by filing patent applications in the United States and in other countries, with respect to our novel technologies and products, which are important to our business. Patent prosecution is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

We have a limited portfolio of one issued U.S. patent and two U.S. patent applications. With respect to our issued U.S. patent and one of our patent applications, both of which are related to different elements of our new Airtop line, we have also filed applications with the Patent Cooperation Treaty of the World Intellectual Property Organization, or PCT. The additional patent application is related to our new micro CoM, the UCMM. We cannot offer any assurances about which, if any, additional patents will be issued, the breadth of any such patents or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. Any successful opposition to these patents or any other patents owned by or licensed to us after patent issuance could deprive us of rights necessary for the successful commercialization of any new products that we may develop. We do not have any patents or patent applications relating to our technology that is outside of our Airtop line and the UCMM. This lack of patent protection may enable our competitors, subject to lead time, to develop and sell competing products.

Further, there is no assurance that all potentially relevant prior art relating to our patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover our products, third parties may challenge their validity, enforceability, or scope, which may result in such patents being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, our patent applications and any future patents may not adequately protect our intellectual property, provide exclusivity for our new products, or prevent others from designing around our claims. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

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If we cannot obtain and maintain effective patent rights for our new products, we may not be able to compete effectively, and our business and results of operations would be harmed.

If we are unable to maintain effective proprietary rights for our products, we may not be able to compete effectively in our markets.

In addition to the protection afforded by any patents that may be granted, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce and any other elements of our product candidate discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect. We seek to protect our proprietary technology and processes, in part, by entering into confidentiality agreements with our employees, consultants, scientific advisors, and contractors. We also seek to preserve the integrity and confidentiality of our data, trade secrets and intellectual property by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets and intellectual property may otherwise become known or be independently discovered by competitors.

Although we expect all of our employees and consultants to assign their inventions to us, and all of our employees, consultants, advisors, and any third parties who have access to our proprietary know-how, information, or technology to enter into confidentiality agreements, we cannot provide any assurances that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Misappropriation or unauthorized disclosure of our trade secrets and intellectual property could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets and intellectual property are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret.

Intellectual property rights of third parties could adversely affect our ability to commercialize our products, and we might be required to litigate or obtain licenses from third parties in order to develop or market our product candidates. Such litigation or licenses could be costly or not available on commercially reasonable terms.

It is inherently difficult to conclusively assess our freedom to operate without infringing on third party rights. Our competitive position may suffer if existing patents or patents resulting from patent applications issued to third parties or other third party intellectual property rights cover our products or elements thereof, or our manufacturing or uses relevant to our development plans. In such cases, we may not be in a position to develop or commercialize products or our product candidates unless we successfully pursue litigation to nullify or invalidate the third party intellectual property right concerned, or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms. There may also be pending patent applications that if they result in issued patents, could be alleged to be infringed by our new products. If such an infringement claim should be brought and be successful, we may be required to pay substantial damages, be forced to abandon our new products or seek a license from any patent holders. No assurances can be given that a license will be available on commercially reasonable terms, if at all.

It is also possible that we have failed to identify relevant third party patents or applications. For example, U.S. applications filed before November 29, 2000 and certain U.S. applications filed after that date that will not be filed outside the U.S. remain confidential until patents issue. Patent applications in the U.S. and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering our new products or platform technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our platform technologies, our new products or the use of our new products. Third party intellectual property right holders may also actively bring infringement claims against us. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in pursuing the development of and/or marketing our new products. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing our new products that are held to be infringing. We might, if possible, also be forced to redesign our new products so that we no longer infringe the third party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.

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Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing new products. As the CoMs, Mini PCs and Workstations industries expand and more patents are issued, the risk increases that our products may be subject to claims of infringement of the patent rights of third parties.

Third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to materials, designs, methods of manufacture, or methods for treatment related to the use or manufacture of our products. There may be currently pending patent applications that may later result in issued patents that our products may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents.

If any third-party patents were held by a court of competent jurisdiction to cover aspects of our formulations, processes for designs, or methods of use, the holders of any such patents may be able to block our ability to develop and commercialize the applicable product candidate unless we obtain a license or until such patent expires or is finally determined to be invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our products. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

Patent policy and rule changes could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patents.

Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of any patents that may issue from our patent applications, or narrow the scope of our patent protection. The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. We therefore cannot be certain that we or our licensors were the first to make the invention claimed in our owned and licensed patent or pending applications, or that we or our licensor were the first to file for patent protection of such inventions. Assuming the other requirements for patentability are met, in the United States prior to March 15, 2013, the first to make the claimed invention is entitled to the patent, while outside the United States, the first to file a patent application is entitled to the patent. After March 15, 2013, under the Leahy-Smith America Invents Act, or the Leahy-Smith Act, enacted on September 16, 2011, the United States has moved to a first to file system. The Leahy-Smith Act also includes a number of significant changes that affect the way patent applications will be prosecuted and may also affect patent litigation. The effects of these changes are currently unclear as the United States Patent and Trademark Office, or the USPTO, must still implement various regulations, the courts have yet to address many of these provisions and the applicability of the act and new regulations on specific patents discussed herein have not been determined and would need to be reviewed. In general, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patents, all of which could have a material adverse effect on our business and financial condition.

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We may be involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming, and unsuccessful.

Competitors may infringe our intellectual property or that of our licensors that we may acquire in the future. If we or a future licensing partner were to initiate legal proceedings against a third party to enforce a patent covering one of our new products, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. Under the Leahy-Smith Act, the validity of U.S. patents may also be challenged in post-grant proceedings before the USPTO. The outcome following legal assertions of invalidity and unenforceability is unpredictable.

Interference proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patent or patent applications or those of our licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our Ordinary Shares.

Changes in U.S. and international patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

Our success is also dependent on intellectual property. Obtaining and enforcing patents involves both technological and legal complexity. Therefore, obtaining and enforcing these patents is costly, time consuming, and inherently uncertain. In addition, the United States has recently enacted and is currently implementing wide-ranging patent reform legislation. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on future actions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain patents or to enforce patents that we might obtain in the future.

We may be subject to claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

We employ individuals who were previously employed at our competitors or potential competitors. Although we try to ensure that our employees, consultants, and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants, or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of any of our employees’ former employers or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely impact our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

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We may be subject to claims challenging the inventorship of our intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in or right to compensation with respect to our current patent and patent applications, future patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our products. Litigation may be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Also, while the employment agreements of our management and those involved with the creation of our intellectual property contain provisions for the assignment of inventions, we cannot be sure that we will not face claims demanding remuneration in consideration for assigned inventions. To the extent that our employees have not effectively waived the right to compensation with respect to inventions that they helped create, they may be able to assert claims for compensation with respect to our future revenue. As a result, we may receive less revenue from future products if such claims are successful which in turn could impact our future profitability.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on products in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States.

Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products. Future patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, which could make it difficult for us to stop the marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our future patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Risks Related to this Offering and Ownership of Our Ordinary Shares

Sales of a substantial number of our Ordinary Shares in the public market by our existing shareholders could cause our share price to fall.

Sales of a substantial number of our Ordinary Shares in the public market, or the perception that these sales might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Ordinary Shares. All of the Ordinary Shares owned by our existing shareholders are subject to lock-up agreements with the underwriters of this offering that restrict the shareholders’ ability to transfer our Ordinary Shares for at least six months from the date of the closing of the offering of the Ordinary Shares. Substantially all of our outstanding Ordinary Shares will become eligible for unrestricted sale upon expiration of the lock-up period, as described in the section of this prospectus entitled “Shares Eligible for Future Sale.” In addition, Ordinary Shares issued or issuable upon exercise of options and warrants vested as of the expiration of the lock-up period will be eligible for sale at that time. Sales of Ordinary Shares by these shareholders could have a material adverse effect on the trading price of our Ordinary Shares.

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If you purchase our Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The initial public offering price is substantially higher than the net tangible book value per share of our Ordinary Shares. Investors purchasing Ordinary Shares in this offering will pay a price per share that substantially exceeds the net tangible book value of our Ordinary Shares. As a result, investors purchasing Ordinary Shares in this offering will incur immediate dilution of $     per share, based on the initial public offering price of $     per share (the midpoint of the price range set forth on the cover page of this prospectus) and our net tangible book value as of December 31, 2016. As a result of this dilution, investors purchasing shares in this offering may receive significantly less than the purchase price paid in this offering in the event of liquidation. For more information, please refer to the section of this prospectus entitled “Dilution.”

Our principal shareholders, chief executive officer and directors currently own over 89% of our outstanding Ordinary Shares and will own approximately        % of our Ordinary Shares upon the closing of this offering. They will therefore be able to exert significant control over matters submitted to our shareholders for approval.

After this offering, our chief executive officer and directors, and shareholders who own more than 5% of our outstanding Ordinary Shares before this offering will, in the aggregate, beneficially own approximately ____% of our Ordinary Shares (assuming no exercise of the underwriters’ over-allotment option). This significant concentration of share ownership may adversely affect the trading price for our Ordinary Shares because investors often perceive disadvantages in owning shares in companies with controlling shareholders. As a result, these shareholders, if they acted together, could significantly influence or even unilaterally approve matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of these shareholders may not always coincide with our interests or the interests of other shareholders.

As an “emerging growth company” under the JOBS Act, we are allowed to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our company and adversely affect the market price of our Ordinary Shares.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies” including:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	not being required to comply with any requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and our financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We intend to take advantage of these exemptions until we are no longer an “emerging growth company.” We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.

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We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares, and our share price may be more volatile and may decline.

As a “foreign private issuer,” we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable SEC and NASDAQ requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we will file reports with the SEC. As a “foreign private issuer”, and even if we should cease to be an emerging growth company, we will not be subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, although we intend to report our financial results on a quarterly basis, we will not be required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. Although a recent amendment to the Israeli Companies Law 5759-1999, or the Israeli Companies Law, will require us to disclose the annual compensation of our five most highly compensated senior officers on an individual basis, this disclosure will not be as extensive as that required of a U.S. domestic issuer. We will also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a “foreign private issuer”, we will also not be subject to the requirements of Regulation FD, promulgated under the Exchange Act. In addition, as a “foreign private issuer”, we will be permitted, and intend, to follow certain home country corporate governance practices instead of those otherwise required under the NASDAQ Stock Market rules for domestic U.S. issuers.

We intend to follow home country practice in Israel with regard to, among other things, director nomination procedures and approval of compensation for officers. In addition, we may follow our home country law instead of the NASDAQ Stock Market rules that require shareholder approval for certain dilutive events, such as the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of the Company, certain transactions other than a public offering involving issuances of a 20% or greater interest in the Company, and certain acquisitions of the stock or assets of another company, amending our compensation policy from time to time, and the approval of certain interested-parties transactions.

These exemptions and leniencies will reduce the frequency and scope of information and protections to which you are entitled as an investor. We intend to take advantage of the exemptions available to us as a "foreign private issuer" during and after the period we qualify as an “emerging growth company”.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our shares, our share price and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

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Risks Related to Israeli Law and Our Operations in Israel

Our operations are subject to currency and interest rate fluctuations.

We incur expenses in U.S. dollars, and NIS, but our functional currency is the U.S. dollar. As a result, we are affected by foreign currency exchange fluctuations through both translation risk and transaction risk. As a result, we are exposed to the risk that the NIS may appreciate relative to the dollar, or, if the NIS instead devalues relative to the dollar, that the inflation rate in Israel may exceed such rate of devaluation of the NIS, or that the timing of such devaluation may lag behind inflation in Israel. In any such event, the dollar cost of our operations in Israel would increase and our dollar-denominated results of operations would be adversely affected.

Provisions of Israeli law and our amended and restated articles of association may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

As a company incorporated under the law of the State of Israel, we are subject to Israeli corporate law. Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date on which a merger proposal is filed by each merging company with the Israel Registrar of Companies and at least 30 days have passed from the date on which the shareholders of both merging companies have approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital and a majority of the offerees that do not have a personal interest in the tender offer approves the tender offer, unless, following consummation of the tender offer, the acquirer would hold at least 98% of the company’s outstanding shares. Furthermore, the shareholders may, at any time within six months following the completion of the tender offer, claim that the consideration for the acquisition of the shares does not reflect their fair market value, and petition an Israeli court to alter the consideration for the acquisition accordingly, other than those who indicated their acceptance of the tender offer in case the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek such appraisal rights, and the acquirer or the company published all required information with respect to the tender offer prior to the tender offer’s response date. See “Description of Share Capital —Acquisitions under Israeli Law” for additional information.

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. See “Taxation — Israeli Tax Considerations” for additional information.

Our amended and restated articles of association that will be in effect immediately prior to the consummation of this offering will also contain provisions that could delay or prevent changes in control or changes in our management without the consent of our board of directors. These provisions will include the following:

●	no cumulative voting in the election of directors, which limits the ability of minority shareholders to elect director candidates; and

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents minor shareholders from being able to fill vacancies on our board of directors.

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It may be difficult to enforce a judgment of a United States court against us and our officers and directors and the Israeli experts named in this prospectus in Israel or the United States, to assert United States securities laws claims in Israel or to serve process on our officers and directors and these experts.

We were incorporated in Israel and our corporate headquarters are located in Israel. All of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not necessarily be enforced by an Israeli court. It also may be difficult to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to United States securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of United States securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not United States law is applicable to the claim. If United States law is found to be applicable, the content of applicable United States law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a United States or foreign court. See “Enforceability of Civil Liabilities” for additional information on your ability to enforce a civil claim against us and our executive officers or directors named in this prospectus.

Your rights and responsibilities as a shareholder will be governed by Israeli law, which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our Ordinary Shares are governed by our amended and restated articles of association and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in typical U.S.-based corporations. In particular, a shareholder of an Israeli company has certain duties to act in good faith and fairness toward the company and other shareholders and to refrain from abusing its power in the company. See “Management—Approval of Related Party Transactions under Israeli Law—Shareholder Duties” for additional information. There is limited case law available to assist us in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations on holders of our Ordinary Shares that are not typically imposed on shareholders of U.S. corporations.

Our headquarters and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

Our executive offices and our corporate headquarters are located in Moradot HaCarmel Industrial Park, Yokneam Elite, Israel. In addition, all of our officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring Arab countries, the Hamas militant group and the Hezbollah. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. Since October 2000, there have been increasing occurrences of terrorist violence. In 2006, a conflict between Israel and the Hezbollah in Lebanon resulted in thousands of rockets being fired from Lebanon into Israel. In 2008, Israel engaged in an armed conflict with Hamas in the Gaza Strip, which involved missile strikes against Israel and negatively affected business conditions in Israel. In 2012 and 2014, Israel experienced a similar armed conflict, resulting in hundreds of rockets being fired from the Gaza Strip. Ongoing and revived hostilities or other Israeli political or economic factors, such as, an interruption of operations at the Tel Aviv airport, could prevent or delay shipments of our components or products. If continued or resumed, these hostilities may negatively affect business conditions in Israel in general and our business in particular. In the event that hostilities disrupt the ongoing operation of our facilities or the airports and seaports on which we depend to import and export our supplies and product candidates, our operations may be materially adversely affected.

In addition, since 2010 political uprisings and conflicts in various countries in the Middle East, including Egypt and Syria, are affecting the political stability of those countries. It is not clear how this instability will develop and how it will affect the political and security situation in the Middle East. This instability has raised concerns regarding security in the region and the potential for armed conflict. Any potential future conflict could also include missile strikes against parts of Israel, including our offices and facilities. Such instability may lead to deterioration in the political and trade relationships that exist between the State of Israel and certain other countries. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may sometimes decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. Similarly, Israeli companies are limited in conducting business with entities from countries that are considered to be in a state of war with Israel, including Iran, Lebanon and Syria. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

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While we do not currently have commercial insurance, commercial insurance that we may obtain in the future may not cover losses that may occur as a result of an event associated with the security situation in the Middle East or for any resulting disruption in our operations. Although the Israeli government has in the past covered the reinstatement value of certain damages that were caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred and the government may cease providing such coverage or the coverage might not suffice to cover potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions generally and could harm our results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial conditions or the expansion of our business.

Our operations may be disrupted as a result of the obligation of management or key personnel to perform military service.

Our employees and consultants in Israel, including members of our senior management, may be obligated to perform one month, and in some cases longer periods, of military reserve duty until they reach the age of 40 (or older, for citizens who hold certain positions in the Israeli armed forces reserves) and, in the event of a military conflict or emergency circumstances, may be called to immediate and unlimited active duty. In the event of severe unrest or other conflict, individuals could be required to serve in the military for extended periods of time. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be similar large-scale military reserve duty call-ups in the future. Our operations could be disrupted by the absence of a significant number of our officers, directors, employees and consultants related to military service. Such disruption could materially adversely affect our business and operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements that are based on our management’s current beliefs, projections and assumptions and on information currently available to our management. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future or expected results of operations and financial condition, business strategies, plans, competitive position, industry and market environment and potential growth opportunities, are forward-looking statements. Forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts, “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those described in “Risk Factors” and elsewhere in this prospectus that may cause actual results, performance, conditions or achievements to be materially different from results, performance, conditions or achievements expressed or implied by the forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. Except as may be required by law, we do not intend to update these forward-looking statements.

This prospectus also contains estimates, projections and other information concerning our industry, markets and products, including estimated historical and projected market size and growth rates, that are based on data and projections by market research firms and trade associations, and information we obtained from websites and magazines relating to electronics, as well as estimates and forecasts prepared by our management. This information involves a number of assumptions, estimates, uncertainties and limitations. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause actual industry, market or other conditions to differ materially from those reflected in these estimates, projections and other information. In particular, data regarding the amount of historical and projected revenues in the global embedded computer and Mini PC markets are subject to a high degree of uncertainty and these estimates, beliefs and projections may prove to have been incorrect. The inaccuracy of any of this data or these beliefs may have a material adverse effect on our business, financial condition and results of operations and the market price of our Ordinary Shares.

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USE OF PROCEEDS

We estimate that the net proceeds we receive from the sale of Ordinary Shares in this offering will be approximately $         million (or approximately $       million if the underwriters exercise their over-allotment option in full), assuming an initial public offering price of $       per share, the midpoint of the estimated price range set forth on the cover page of this preliminary prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each $1.00 increase (decrease) in the assumed initial public offering price per share would increase (decrease) the estimated net proceeds to us by approximately $      million (or by approximately $     million if the underwriters exercise such option in full), assuming that the number of Ordinary Shares sold by us, as set forth on the cover page of this preliminary prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each         share increase (decrease) in the number of Ordinary Shares sold by us in this offering would increase (decrease) the net proceeds to us from this offering by approximately $      million, assuming an initial public offering price per share equal to the midpoint of the estimated price range set forth on the cover page of this preliminary prospectus and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering for the following purposes:

●	Approximately $4 million for scaling up marketing and sales of our Airtop line, including brand creation and forming dedicated global marketing and sales activity;

●	Approximately $3 million for scaling up our current business in the ARM CoM and Mini PC markets, including the CoM Express and IoT markets;

●	Approximately $2 million for leveraging our new proprietary AT-NAF technology to additional application areas and products;

●	Approximately $2 million for R&D of new breakthrough technologies to expand our business;

●	Approximately $2 million to enhance and increase our sales force and post sales experts in the United States, and to establish on the ground presence in Europe;

●	Approximately $3 million to ramp up production capabilities and establish a production line in the United States; and

●	The remainder for working capital and general corporate purposes.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development efforts, the pace of our efforts in regards to manufacturing and commercialization and the overall economic environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

We have no current understandings, commitments or agreements with respect to any material acquisition in any technologies, products or companies.

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DIVIDEND POLICY

We have declared and paid cash dividends on our Ordinary Shares in the past. We do not anticipate paying dividends in the near future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

The Israeli Companies Law imposes further restrictions on our ability to declare and pay dividends. See “Description of Share Capital—Dividend and Liquidation Rights” for additional information.

Payment of dividends may be subject to Israeli withholding taxes. See “Taxation—Israeli Tax Considerations” for additional information.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2016:

●	on an actual basis;

●

on an as adjusted basis to give effect to the sale of        Ordinary Shares in this offering at the initial public offering price of $      per share (the midpoint of the range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, at the closing of the offering, as if the sale of the shares in each case had occurred on December 31, 2016.

You should read this table in conjunction with the sections titled “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Information in the table below is in thousands, except for share and per share amounts.

	As of December 31, 2016
	Actual	As Adjusted
	(In thousands, except share data)
Cash	$618	$
Total Debt	$6,290	$
Ordinary Shares of NIS 1.00 par value; 400,000 shares authorized and 212,012 shares outstanding actual; shares authorized and shares outstanding as adjusted	67
Additional paid-in capital	$2,788	$
Reserve from transaction with controlling shareholder	98
Treasury shares	(10,091)
Shareholder's withdrawals	(514)
Retained earnings	$16,670	$
Total shareholders’ equity	$9,018	$
Total Capitalization	$15,308	$

The outstanding share information above assumes no exercise of the underwriters’ over-allotment option and the Representative’s Warrants.

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DILUTION

If you invest in our Ordinary Shares, you will experience immediate and substantial dilution to the extent of the difference between the initial public offering price of our Ordinary Shares and the as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Our historical net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares. The historical net tangible book value of our Ordinary Shares as of December 31, 2016 was $6.22 million, or $29.35 per share.

The as adjusted net tangible book value of our ordinary shares as of December 31, 2016, was $     , or $     per share. The as adjusted net tangible book value gives effect to the sale of          Ordinary Shares in this offering at the initial public offering price of $      per share (the midpoint of the range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The difference between the initial public offering price and the as adjusted net tangible book value per share represents an immediate dilution of $      per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share		$
Pro forma net tangible book value per share before this offering, as of December 31, 2016	$29.35
Increase in pro forma net tangible book value per share attributable to new investors in this offering
Pro forma net tangible book value per share after offering
Dilution in pro forma tangible book value per share to new investors		$

If the underwriters’ over-allotment option to purchase additional shares from us is exercised in full, and based on the initial public offering price of $     per share, the as adjusted net tangible book value (deficit) per share after this offering would be approximately $     per share, and the dilution to new investors purchasing shares in this offering would be approximately $     per share.

A $1.00 increase (decrease) in the assumed initial public offering price of $       per ordinary share would increase (decrease) our as adjusted net tangible book value per share by $        and the dilution per ordinary share to new investors by $        , assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us.

An increase of 100,000 Ordinary Shares in the number of Ordinary Shares offered by us, would increase our as adjusted net tangible book value after this offering by approximately $      and would decrease the dilution per Ordinary Shares to new investors by $    , assuming no changes in the assumed initial public offering price of $      per Ordinary Shares and after deducting estimated underwriting discounts and estimated offering expenses payable by us.  Conversely, a decrease of 100,000 Ordinary Shares in the number of Ordinary Shares offered by us would decrease our as adjusted net tangible book value after this offering by approximately $      and the as adjusted net tangible book value per Ordinary Shares after this offering by $     per Ordinary Shares and would increase the dilution in net tangible book value per Ordinary Shares to new investors by $      , after deducting estimated underwriting discounts and estimated offering expenses payable by us.  The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of the offering determined at pricing.

The table below summarizes as of December 31, 2016, on the as adjusted basis described above, the number of Ordinary Shares we issued and sold, the total consideration we received and the average price per share (1) paid by our existing shareholders and (2) to be paid by new investors purchasing our ordinary shares in this offering at the initial public offering price of $     per share, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased			Total Consideration			Average Price
	Number	Percent		Amount	Percent		Per Share
Existing shareholders			%	$		%	$
New investors
Total		100%		$	100%		$

The number of Ordinary Shares to be outstanding after this offering is based on 212,012 Ordinary Shares outstanding as of December 31, 2016, and assumes no exercise of the underwriters’ over-allotment option or the Representative’s Warrants.

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SELECTED FINANCIAL DATA

The following table summarizes our financial data. We have derived the following statements of operations data and balance sheet data for the years ended December 31, 2016, 2015 and 2014 from our audited financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and related notes included elsewhere in this prospectus. Numbers in the following tables are in U.S. dollars and, except share and per share amounts, in thousands.

	Year Ended December 31,
	2016	2015	2014
Statements of Operations Data:	(in thousands of U.S. dollars, except share and per share amounts)
Revenues	$21,957	$27,781	$23,370
Cost of revenues	14,824	18,705	17,101
Gross profit	7,133	9,076	6,269
Operating expenses:
Research and development, net	2,181	3,054	3,173
Sales and marketing	1,606	1,777	1,846
General and administrative	1,369	1,904	1,840
Other operating expenses	154	349	75
Other operating income	(184)	(179)	(186)
Total operating expenses	5,126	6,905	6,748
Operating income (loss)	2,007	2,171	(479)
Financial expenses	529	667	863
Financial income	(18)	(13)	(835)
Financial expenses in respect of warrants	-	1,597	86
Income (loss) before taxes on income	1,496	(80)	(593)
Taxes on income	94	40	21
Net income (loss)	$1,402	$(120)	$(614)

Earnings (loss) per Ordinary Share	$6.61	$(0.57)	$(3.07)
Number of Ordinary Shares used in computing net income (loss) per Ordinary Share	212,012	212,012	200,000

	As of December 31,
	2016	2015	2014	2016
	Actual			As Adjusted (1)
Balance Sheet Data:
Total current assets	$10,019	$11,151	$12,590
Total non-current assets	11,849	12,762	12,967
Total current liabilities	11,178	14,438	19,353
Non-current liabilities	1,672	1,793	1,483
Shareholders’ equity	9,018	7,682	4,721

(1)	As adjusted data gives retroactive effect to the sale of Ordinary Shares in this offering at an initial public offering price of $ per share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale had occurred on the balance sheet date shown above.

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	Year Ended December 31,
	2016	2015	2014
Supplemental Financial Data:
EBITDA	$3,782	$3,929	$1,147
Adjusted EBITDA	$4,163	$4,656	$1,460

We believe that EBITDA and Adjusted EBITDA, are important supplemental measures of operating performance because they eliminate items that may have less bearing on our operating performance and highlight trends that may not otherwise be apparent when relying solely on IFRS, financial measures. EBITDA and Adjusted EBITDA are non-GAAP measures that are not a measure of our financial performance under IFRS and should not be considered an alternative to net income or any other performance measures derived in accordance with IFRS. Accordingly, you should consider EBITDA and Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with IFRS. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under IFRS. Some of these limitations are:

●	these measures do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

●	these measures do not reflect changes in, or cash requirements for, our working capital needs; and

●	although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and these measures do not reflect any cash requirements for such replacements.

We believe that EBITDA and Adjusted EBITDA are useful measures for analyzing the performance of our core business because they facilitate operating performance comparisons from period to period and company to company. This is accomplished by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the US dollar (affecting finance expenses, net), tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), the depreciation and amortization of capitalized development expenses (because it is a non-cash expense) and expenses that include non-capitalized expenses of this offering, management fee expenses and R&D expenses for an experimental scientific project.

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The following table reconciles net income (loss) for the period to EBITDA for the periods presented:

	Year Ended December 31,
	2016	2015	2014
Reconciliation of Net Income (Loss) to EBITDA:	(in thousands)
Net income (loss)	$1,402	$(120)	$(614)
Finance expenses, net	511	654	28
Financial expenses in respect of warrants	-	1,597	86
Taxes on income	94	40	21
Depreciation and amortization	1,775	1,758	1,626
EBITDA	$3,782	$3,929	$1,147

The following table reconciles EBITDA to Adjusted EBITDA for the periods presented:

	Year Ended December 31,
	2016	2015	2014
Reconciliation of EBITDA to Adjusted EBITDA:	(in thousands)
EBITDA	$3,782	$3,929	$1,147
Other operating expenses - issuance expenses	154	349	75
Management Fees	105	121	133
Special scientific project expenses	122	257	105
Adjusted EBITDA	$4,163	$4,656	$1,460

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and other parts of the prospectus contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Introduction

We are a global developer and manufacturer of CoMs, computer systems, fan-less “Mini PCs” and a line of recently developed powerful fan-less computing systems, such as workstations, entry-level servers, and industrial and HLS PCs which are less susceptible to the threat of spyware. CoMs are single circuit boards, with the functionality of a complete computer, that serve as building blocks and the computing power for thousands of electronic products, including smart electronic devices that have become indispensable in daily life. Our Mini PCs are computers that are used for a variety of daily applications; they are fully integrated, small and low-powered and are cooled by passive cooling technology without any fans that enables us to reduce the size and energy consumption of our computers. We currently market over 25 distinct products, have over 1,500 direct and indirect customers, diversified across many industries, and have over 20 resellers for CoMs products spanning across Europe, Asia Pacific and South America, and over 25 Mini PC resellers in Europe, Asia Pacific, South America, the United States and South Africa.

A history of our product development, manufacturing capabilities and sales and marketing efforts is summarized as follows:

●	In 2005 we implemented a new assembly line and all assembling was moved in-house. Over the past 10 years, we increased the capacity of the assembly lines by ten times and upgraded the lines with new state-of-the-art assembling and automated optical inspection machines;

●	In 2008 we introduced the fit-PC, a fully integrated ultra-small and ultra-low-power PC computer for industrial and commercial applications;

●	In 2009 we launched an online support system to improve communication between customers and our technical support team;

●

In September 2011 we relocated to a new company-owned facility in Yokneam Elite, Israel. The facility integrates all of our activities under the same roof, including management, sales, R&D, tech support and manufacturing, and was designed to support our continued growth;

●	In 2013 we collaborated with Linux Mint by introducing MintBox 2 - a miniature fan-less PC based on an Intel Core i5 Processor running Linux Mint 15 “Olivia”;

●	During 2015 we introduced four new CoM Express products; and

●	In the first quarter of 2016, we introduced the first product from our Airtop line based on our proprietary AT-NAF technology.

Our end customers include small and medium-sized businesses as well as large blue-chip companies and many others. Over 50% of our customers are returning customers, placing orders more than once. On average, each of our returning customers has placed more than 10 orders with us.

We were established in 1992, have been in the CoM business for over 17 years and have over nine years of experience in the relatively new Mini PC market.

As of December 31, 2016, we had 78 employees in our owned facility in Yokneam Elite, Israel, of whom approximately 24% are engaged in engineering and technical support, 53% in production and testing, 9% in sales and marketing and the remaining are management, finance, human resources, administration and general employees.

We report our results in U.S. dollars, which we consider our functional currency.

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Key Factors Impacting our Business

AT-NAF Technology

During 2014-2015, due to a strategic decision, we focused on materializing our new AT-NAF Technology over our existing product lines. As a result of our efforts to launch the Airtop line, our revenues pertaining to our other product lines declined by 21% for the year ended December 31, 2016, as compared to fiscal 2015. The AT-NAF technology that we have developed addresses potential markets which are significantly larger than the current markets of our CoM and Mini PC product lines. The AT-NAF technology has the potential to increase our revenues and gross margin in the future; however we face challenges, such as reducing the development cost of the AT-NAF technology so that we are able to compete with the alternatives available today in the market. Other challenges include learning the trends in a market that is relatively new to us, increasing market awareness and acceptance for our technology and successfully competing with familiar brands and market leaders. The Airtop line started generating revenues during 2016 and we anticipate an increase in the Airtop line revenues after the expected launch of the next generation of the Airtop in third quarter 2017. We do not anticipate any further decrease in revenues for our other product lines or any additional out of the ordinary expenses as a result of our efforts related to the rollout of the Airtop line.

Success of Design Wins

We closely monitor design wins by customer, region and end market. We consider design wins to be critical to our future success in the CoM line, although the revenue generated by each design win can vary significantly. Our long-term sales expectations are based on forecasts from customers and internal estimates of customer demand, factoring in both the expected time to market of the end customer products that are incorporating our solutions and associated revenue potential.

During the years 2010-2012 we had relatively few design wins in the CoM line, with an annual average of 163 design wins (compared to an annual average of 290 design wins during 2013-2016). The relatively low number of design wins during 2010- 2012 affected our CoMs sales during 2016 and 2015 because of the time lag between a design win and a sale, which is typically within three to five years.

Our Ability to Develop New Products and Standards that Address Constantly Evolving Application and Market Requirements

The technology included in all of our products is dependent on processor technology that is available to us through our processor partners, including AMD, Freescale and Intel. While there are a limited number of high performance processor vendors, our success in capturing market opportunities is, in part, dependent on the processor platforms we select for our solutions, as we have early access to strategic technology roadmaps from those processor partners. Due to the fact that the markets in which we and our customers operate are characterized by rapid technological advances, our ability to compete successfully depends upon our ability to deliver a continual and timely flow of competitive products, services and technologies to the marketplace. We believe our current and potential future customers evaluate their product selection criteria based on a number of factors, including form factor size, processing power and security requirements. Our goal is to recognize industry trends and invest in R&D to create new products and drive standards that address evolving application and market requirements.

Sales Volume and End-Market Demand of our Customers' Products

A typical design win can generate a wide range of sales volumes for our CoM products, depending on the end market demand for our customers' products. This can depend on several factors, including reputation of the end customer, market penetration, product capabilities and size of the end market that the product addresses. In the vast majority of cases, we may offer lower prices which may be offset by lower purchase and manufacturing costs related to higher volumes. In general, our customers with greater market penetration and better branding tend to develop products that generate larger volumes over their product life cycles.

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Key Measures of Our Business

The following discussion describes the components of our income statement and certain key factors affecting our results of operations.

Revenue

Substantially all of our revenue is derived from sales of products in our CoM and Mini PC segments. We design, integrate and market differentiated products that we sell to customers through our direct sales organization, our network of independent sales representatives and our distributors.

We report our financial results in U.S. dollars. However, some of our revenue is denominated in EURO and NIS. 91%, 93% and 90% of our revenues in 2016, 2015 and 2014, respectively, were denominated in U.S. dollars, with the balance denominated in EURO or NIS.

Cost of Goods Sold

Our total cost of goods sold consists of the costs associated with the procurement of our products, mainly materials and components as well as labor, depreciation and amortization expenses (including amortization of previously capitalized development projects) and other manufacturing costs.

Gross Profit and Gross Margin

Our gross profit consists of the difference between our revenue and our cost of goods sold. Gross margin is gross profit shown as a percentage of revenue. Our gross margin may fluctuate from period to period, primarily as a result of changes in product pricing, costs and product mix.

Research and Development (R&D) Expenses

Our research and development expenditures (before capitalization) accounted for 13.6%, 15.4% and 17.5% of total revenues, or $2,978,000, $4,290,000, and $4,101,000 for our last three fiscal years ended December 31, 2016, 2015 and 2014, respectively.

Our research and development department consists of 19 experienced engineers who possess know-how and specialize in developing technologies and products in our fields of operation.

Our R&D expenses consist of the costs incurred to maintain and expand our technical position by continually enhancing our products and solutions (both in the CoM segment and the Mini PC segment) as well as the development of new products such as the Airtop line of powerful fan-less computers. These costs include personnel expenses, depreciation and amortization, fees for third-party R&D services, materials and components and other expenses. R&D expenses include all research costs and non-revenue generating development costs which do not meet the criteria for capitalization (see below), such as maintenance and improvement of existing products. Regular amortization and impairment write-offs of revenue generating capitalized development costs are included in cost of goods sold. We expect that our R&D expenses will grow with our revenue, but we do not believe that our R&D expenses are likely to increase as a percentage of revenue.

We incur R&D costs in relation to internal R&D projects. Product development costs under IFRS are generally required to be capitalized if the product being developed is technically and commercially viable, the costs of the development can be measured reliably, there are probable future economic benefits from the development and we have sufficient intent and resources to complete the development and use or sell the resulting asset. Other development expenditures that do not meet these criteria are recognized as an incurred expense. Likewise, we expense research costs as incurred.

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Selling and Marketing Expenses

Our selling and marketing expenses consist mainly of expenses for our internal and external sales forces, marketing and advertising expenses, internal cost allocations, travel and other expenses. Other expenses include commissions to third party agents, packing, shipping and delivery, as well as fees for third-party services. As a result of this offering and the anticipated expansion of our international sales efforts of the CoM, Mini-PC and Airtop products, especially in Asia, and expanding our business operations in Europe and North America, we believe that our total expenses are likely to increase during the next two years.

General and Administrative Expenses

Our general and administrative expenses mainly consist of personnel expenses for our administrative staff, building and maintenance expenses as well as other expenses. The other expenses include items such as legal, consulting and audit fees, general maintenance expenses, fees for third-party services, depreciation and amortization, travel expenses as well as insurance premiums. As a public company, we expect to deploy further additional resources into our general and administrative areas to comply with the increased capital markets financial reporting and regulatory requirements.

Other Categories of Expenses Affecting Results

Material Costs

The majority of our cost of goods sold consists of the materials and components as well as other manufacturing costs of our high-performance products and solutions. We source these materials and components from our suppliers in Israel. In the past, we have been able to optimize our procurement costs by leveraging our growing scale to create operational efficiencies. As a result of this offering and the expected future growth of our business, we anticipate being able to further optimize our supply chain and the corresponding procurement costs accordingly and achieve additional economies of scale.

Personnel Expenses

Our personnel expenses consist of wages and salaries, including related benefits, such as social security costs, pension and severance pay and cash-based incentive compensation. Personnel expenses are included in cost of goods sold, R&D, selling and marketing and general and administrative expenses. As part of our business strategy and a result of this offering, we anticipate hiring additional sales personnel in order to support international sales efforts as well as production and R&D personnel to support growing sales and R&D activities during 2017 and 2018, which will result in increased personnel expenses. However, we anticipate that our personnel expenses will grow at a slower rate than our revenue.

Depreciation and Amortization Expenses

Depreciation and amortization expenses are included in our cost of goods sold, R&D, selling and marketing and general and administrative expenses. Our depreciation expenses are primarily related to the building owned by us, equipment we use in the development and production of our products, and motor vehicles. Because we have capitalized some of our R&D expenses, our amortization expenses are primarily related to the amortization of previously capitalized costs for internal product development projects.

Cost reduction plan and efficiency measures

In the beginning of 2016, as a result of the decrease in orders during the fourth quarter of 2015, as well as in January and February 2016, and due to anticipated decrease in revenues resulting therefrom, management implemented a cost reduction plan. The cost reduction plan consisted of a 20% cut in head count, temporary salary reduction, temporary cancellation of certain employee benefits and cancelation or delaying certain R&D projects, as well as reduction of management fees. Management estimates that the net annual savings resulting from the above measures was approximately $1.7 million. As the orders we received grew during 2016, certain elements of the cost reduction plan were cancelled. See also “Business —Cost Reduction Plan.”

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Our Key Metrics

Design Wins

Design wins enable our management to manage our business and estimate future trends in revenue from our CoM line. A design win is an evaluation kit bought by a potential customer for the purpose of evaluating and testing the suitability of our CoM product to the customer’s future product. Customers that purchase an evaluation kit get access to our technical and support team. Design wins are expected to result in significant orders within three to five years.

Design wins for our last three fiscal years ended December 31, 2016, 2015 and 2014, amounted to 285, 271, and 330, respectively.

Orders

Management keeps track of orders received from customers from all product lines, in aggregate, on a weekly basis. This enables us to estimate our future revenue stream from these orders for the upcoming month, quarter and year. Orders, once entered into our Enterprise Resource Planning, or ERP, management information system, are considered to be firm, with more than 99% resulting in sales within 12 to 16 weeks.

Number of products ordered

We keep records of the number of products ordered in each of our product lines and review these records at least once a year. This enables us to monitor, on a high-level basis, market trends with respect to each of our product lines, including average product price, bestselling products and products that are close to “end of life.” Furthermore, as all of our products are manufactured in our own facility, the record of number of products ordered also enables us to monitor the capacity, efficiency and functionality of our two surface mount technology, or SMT, lines.

The table below illustrates the approximate number of products ordered in each of our CoM and Mini PC lines during 2014 - 2016:

	For the year ended December 31,
	2016	2015	2014
	No. of Units Ordered
Product line
CoM	70,020	76,440	107,030
Mini PC	22,100	35,720	33,090
Total	92,120	112,160	140,120

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Financial Overview

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

Results of Operations

	Year ended December 31,
	2016	2015
	(in thousands)
Revenues	$21,957	$27,781
Cost of revenues	14,824	18,705
Gross profit	7,133	9,076
Research and development expenses	2,181	3,054
Selling and marketing expenses	1,606	1,777
General and administrative expenses	1,369	1,904
Other operating expenses (income)	(30)	170
Operating income	2,007	2,171
Financial expenses, net	511	654
Financial expenses in respect of warrants	-	1,597
Taxes on income	94	40
Net income for the period	$1,402	$(120)

Revenue

Our revenue decreased by 21%, from $27.8 million in 2015 to $22 million in 2016. The break down by segments is as follows:

	Year ended December 31,
	2016	2015	% change
	(in thousands)
Mini PC	$12,932	$16,448	(21.4)%
CoM	9,025	11,333	(20.4)%
	$21,957	$27,781	(21.0)%

The decrease in our revenue was primarily due to the following: (i) we undertook a strategic decision during 2014 and 2015 to focus on materializing our new AT-NAF technology through our first product in the Airtop line, which was launched during the first quarter of 2016. Our intense efforts across all departments related to the Airtop line had an adverse impact on the sales of our other product lines, the Mini PC and the CoM, during 2016. A significant amount of time was diverted from the Mini PC and the CoM lines to the development of the AT-NAF technology and to learning and assessing the new potential market of the Airtop line and the complex technology challenges related to the AT-NAF technology, and as a result, our R&D team and management were busy, leaving less time for new development, marketing and support of our Mini PC and CoM lines; (ii) we had relatively low design wins in the CoM line during the years 2010 - 2012 with an annual average of 163 design wins (compared to an annual average of 291 design wins during 2013 - 2015), which affected our CoMs sales during 2016 and 2015, as the finalization of a design win generally takes three to five years; and (iii) we believe that during 2014 and 2015 some of our returning customers purchased large quantities as part of their strategy to meet anticipated sales demand in advance. Usually, the small and medium orders from our customers are more or less stable across the year; however large orders of $500,000 and above, have no time pattern and we cannot anticipate when we can expect to receive a large order. During 2014 and 2015 we received a relatively large number of large orders from our customers as compared to 2016. We cannot anticipate when or whether these customers will place large orders again.

We believe that focusing on developing the AT-NAF technology during 2014-2015 contributed approximately 70% to the impact on our 2016 revenues, the low number of design wins during 2010-2012 contributed approximately 15% and the remaining 15% is attributed to the lack of large orders.

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Cost of Revenues and Gross Profit

	Year ended December 31,
	2016	2015	% change
	(in thousands)
Cost of materials and components	$10,623	$14,140	(24.9)%
Salary and related expenses	1,274	2,152	(40.8)%
Depreciation, amortization and other manufacturing expenses	1,931	2,058	(6.2)%
Change in inventories	996	355	-
Cost of revenues	$14,824	$18,705	(20.7)%

Gross profit	$7,133	$9,076	(21.4)%
Gross margin	32.5%	32.7%	(0.6)%

Cost of revenues decreased by 20.7% from $18.7 million in 2015 to $14.8 million in 2016, primarily due to the decrease in revenue. Gross profit decreased from $9.1 million in 2015 to $7.1 million in 2016, and our gross profit margin slightly decreased from 32.7% to 32.5% over the same period. The cost reduction plan implemented in 2016 supported gross margin despite the reduction in volume of sales.

In 2015 and 2016, $14.1 million and $10.6 million, respectively, of our cost of revenues resulted from cost of materials and components, a decrease of 24.9%. The decrease in the cost of materials and components is primarily due to the reduction in revenue. Salary and related expenses decreased by 40.8%, from $2.2 million in 2015 to $1.3 million in 2016. The decrease in salary and related expenses was primarily due to our cost reduction plan and to a lesser extent to the reduction in production volume. Depreciation, amortization and other manufacturing costs decreased by 6.2% from $2.1 million in 2015 to $1.9 million in 2016.

Gross Profit Segment Information

The breakdown of gross profit by segments is as follows:

	Year ended December 31,
	2016	2015	% change
	(in thousands)
CoM gross profit	$2,895	$3,861	(25.0)%
CoM gross margin	32.1%	34.1%	(5.9)%
Mini PC gross profit	$4,238	$5,215	(18.7)%
Mini PC gross margin	32.8%	31.7%	3.5%

CoM segment gross profit decreased by 25% from $3.9 million in 2015 to $2.9 million in 2016. The decrease was primarily due to the reduction in the segment revenues. Despite the decrease in the segment revenues, the segment gross margin did not change materially, as the decrease in segment revenue was offset primarily due to the cost reduction plan that we implemented during 2016, which included salary reductions and cut offs in the production department.

Mini PC segment gross profit decreased by 18.7% from $5.2 million in 2015 to $4.2 million in 2016. The decrease was primarily attributed to the reduction in the segment revenues.

Research and Development (R&D) Expenses

	Year ended December 31,
	2016	2015	% change
	(in thousands)
R&D expenses	$2,181	$3,054	(28.6)%

R&D expenses decreased by 28.6% from $3.1 million in 2015 to $2.2 million in 2016. The decrease in R&D expenses was primarily due to our cost reduction plan, as well as cancellation or delay in certain R&D projects which, according to management's assessment, will not have a material effect on the Company’s mid to long-term road map. The effect of the cost reduction plan was primarily due to reduction in salary and related expenses which amounted to $2.5 million in 2016, compared to $3.4 million in the same period of 2015. In 2015 and 2016, we capitalized $1.2 million and $0.8 of our own work as intangible assets, respectively.

Selling and Marketing Expenses

	Year ended December 31,
	2016	2015	% change
	(in thousands)
Selling and marketing expenses	$1,606	$1,777	(9.6)%

Selling and marketing expenses decreased by 9.6% from $1.8 million in 2015 to $1.6 million in 2016. The overall decrease of our selling and marketing expenses was primarily due to the decline in revenues in 2016 and the related decrease in salary and related expenses, from $734,000 in 2015 to $526,000 in 2016. In 2016 commission expenses increased to $492,000 from $374,000 in 2015. The increase in commission expenses during 2016 resulted from higher sales of products which are subject to higher sales commission, as compared with the same period in 2015. Shipping expenses, as well as marketing and advertising expenses totaled $501,000 in 2016, compared to $568,000 in 2015.

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General and Administrative Expenses

	Year ended December 31,
	2016	2015	% change
	(in thousands)
General and administrative expenses	$1,369	$1,904	(28.1)%

Our general and administrative expenses decreased by 28.1% from $1.9 million in 2015 to $1.4 million in 2016. The decrease in our general and administrative expenses was primarily due to the cost reduction plan. The majority of the decline resulted from a reduction in salary and related expenses which were down 29.3%, from $1,032,000 in 2015 to $730,000 in 2016.

Other operating expenses (income)

	Year ended December 31,
	2016	2015	% change
	(in thousands)
Issuance expenses	$154	$349	(55.9)%
Other operating income	(184)	(179)	2.8%
Other operating expenses (income)	$(30)	$170	-%

Our other operating expenses turned from $170,000 expense in 2015 to $30,000 income in 2016. The change in our other operating expenses was primarily due to a decrease in issuance expenses which decreased by 55.9%, from $349,000 in 2015 to $154,000 in 2016. Issuance expenses are mainly derived from legal and accounting expenses related to the proposed public offering of our securities. Other operating income is comprised mainly of rent income from our investment property, less related depreciation, which totaled $170,000 and $169,000 in 2016 and 2015, respectively.

Financial expenses, net

	Year ended December 31,
	2016	2015	% change
	(in thousands)
Finance expenses	$529	$667	(20.7)%
Finance income	(18)	(13)
Financial expenses in respect of the Warrants	-	1,597
Financial expenses, net	$511	$2,251	(77.3)%

Our financial expenses, net decreased by 77.3% from $2.25 million in 2015 to $0.5 in 2016. The decrease in our financial expenses, net was primarily due to financial expenses in the amount of $1.6 million in respect of warrants that were issued to shareholders on December 29, 2012, that were measured at fair value, in 2015 and were exercised on December 22, 2015. For details, see Note 22 to our audited financial statements included elsewhere in this prospectus. Finance expenses decreased by 20.7% from $667,000 to $529,000 mainly due to a decrease in interest paid to banks of $309,000 in 2016 compared to $396,000 in 2015.

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Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

	Year ended December 31,
	2015	2014
	(in thousands)
Revenues	$27,781	$23,370
Cost of revenues	18,705	17,101
Gross profit	9,076	6,269
Research and development expenses	3,054	3,173
Selling and marketing expenses	1,777	1,846
General and administrative expenses	1,904	1,840
Other operating expenses (income)	170	(111)
Operating income (loss)	2,171	(479)
Financial expense, net	654	28
Financial expenses in respect of warrants	1,597	86
Taxes on income	40	21
Net loss for the period	$(120)	$(614)

Revenue

Our revenue increased by 18.9% from $23.4 million 2014 to $27.8 million 2015. The breakdown by segment is as follows:

	Year Ended December 31,
	2015	2014	% change
	(in thousands)
Mini PC	$16,448	$12,441	32.2%
CoM	11,333	10,929	3.7%
	$27,781	$23,370	18.9%

The increase in sales of Mini PCs was primarily due to certain large orders received during 2014 and the first half of 2015 that were delivered in 2015.

Cost of Revenues and Gross Profit

	Year ended December 31,
	2015	2014	% change
	(in thousands)
Cost of materials and components	$14,140	$14,158	(0.1)%
Salary and related expenses	2,152	1,986	8.4%
Depreciation, amortization and other manufacturing expenses	2,058	1,932	6.5%
Change in inventories	355	(975)	-
Cost of revenues	$18,705	$17,101	9.4%

Gross profit	$9,076	$6.269	44.8%
Gross margin	32.7%	26.8%	22.0%

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Cost of revenues increased by 9.4% from $17.1 million in 2014 to $18.7 million in the same period of 2015. Gross profit increased from $6.3 million in 2014 to $9.1 in 2015, and our gross profit margin increased from 26.8% in 2014 to 32.7% in 2015. The increase in gross margin was primarily due to increased sales of higher margin products.

In 2015 and 2014, $14.1 million and $14.2 million, respectively, of our cost of revenues resulted from cost of materials and components. Salary and related expenses increased by 8.4%, from $2 million in 2014 to $2.2 million in 2015. Depreciation, amortization and other manufacturing costs increased by 6.5% from $1.9 million in 2014 to $2.1 million in 2015.

Gross Profit Segment Information

The breakdown of gross profit by segments is as follows:

	Year ended December 31,
	2015	2014	% change
	(in thousands)
CoM gross profit	$3,861	$3,073	25.6%
CoM gross margin	34.1%	28.1%	21.3%
Mini PC gross profit	$5,215	$3,196	63.2%
Mini PC gross margin	31.7%	25.7%	23.3%

CoM segment gross profit increased by 25.6% from $3.1 million in 2014 to $3.9 million in 2015. The increase is primarily due to the increase in the segment gross margin which grew from 28.1% in 2014 to 34.1% in 2015. This growth is attributed to better pricing of the segment products during 2015 and better utilization of the production workforce and production facilities we had in 2015.

Mini PC segment gross profit increased by 63.2% from $3.2 million in 2014 to $5.2 million in 2015. The increase is primarily due to the increase in the segment revenues and due to the increase in the segment gross margin which grew from 25.7% in 2014 to 31.7% in 2015. This growth is attributed to better pricing of the segment products during 2015 and better utilization of the production workforce and production facilities we had in 2015.

Research and Development (R&D) Expenses

	Year ended December 31,
	2015	2014	% change
	(in thousands)
R&D expenses	$3,054	$3,173	(3.8)%

R&D expenses decreased by 3.8% from $3.2 million in 2014 to $3.1 million in 2015. The decrease was primarily due to increased capitalized expenses attributed to intangible assets. These expenses were $1.2 million in 2015, an increase of 33.1% from $0.9 million in 2014. Salary and related expenses increased by 6.7% in 2015 to $3.4 million from $3.2 million in 2014. Our material and components expenses in 2015 and 2014 were $0.5 million, while other R&D costs were $0.3 million and $0.4 million in 2015 and 2014, respectively.

Selling and Marketing Expenses

	Year ended December 31,
	2015	2014	% change
	(in thousands)
Selling and marketing expenses	$1,777	$1,846	(3.7)%

Selling and marketing expenses decreased by 3.7% from $1.8 million in 2014 to $1.7 million 2015. The decrease of our selling and marketing expenses was primarily due to an 18.3% decrease in commission expenses, from $458,000 in 2014 to $374,000 in 2015 and a decrease of 23.7% in marketing and advertising expenses, from $287,000 in 2014 to $219,000 in 2015. These decreases were offset by an 8.7% increase both in salary and related expenses and in marketing and advertising expenses which were $734,000 and $349,000 in 2015 compared to $675,000 and $321,000 in 2014.

General and Administrative Expenses

	Year ended December 31,
	2015	2014	% change
	(in thousands)
General and administrative expenses	$1,904	$1,840	3.5%

Our general and administrative expenses increased by 3.5% from $1.8 million in 2014 to $1.9 million in 2015. The increase in general and administrative expenses was primarily due to certain non-significant items which totaled $0.2 million in 2015, compared to $0.1 million in 2014. The largest line item, salary and related expenses, was flat, $1 million in both 2014 and 2015.

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Other operating expenses (income)

	Year ended December 31,
	2015	2014	% change
	(in thousands)
Issuance expenses	$349	$75	365%
Other operating income	(179)	(186)	3.8%
Other operating expenses (income)	$170	$(111)

Our other operating expenses increased from an $111,000 income in 2014 to a $170,000 expense in 2015. The increase in our other operating expenses was primarily due to an increase in issuance expenses which were $349,000 in 2015 and $75,000 in 2014, since the public issuance process of our securities started at the end of 2014. Other operating income is comprised mainly of rent income from our investment property, less related depreciation, which totaled to $169,000 and $180,000 in 2014 and 2015, respectively.

Financial expenses, net

	Year ended December 31,
	2015	2014	% change
	(in thousands)
Finance expenses	$667	$863	(22.7)%
Finance income	(13)	(835)
Financial expenses in respect of the Warrants	1,597	86
Financial expenses, net	$2,251	$114

Our financial expenses, net increased from $114,000 in 2014 to $2.25 million in 2015. The increase in our financial expenses, net was primarily due to financial expenses in the amount of $1.6 million during 2015, in respect of warrants that were issued to shareholders on December 29, 2012, that are measured at fair value, and were exercised on December 22, 2015. For details, see Note 22 to our audited financial statements included elsewhere in this prospectus. Finance expenses decreased by 22.7% from $863,000 in 2014 to $667,000 in 2015 due to a decrease in interest and commissions to banks from $611,000 in 2014 to $494,000 in 2015 and a decrease in expenses due to financial derivatives in 2014 of $180,000, offset by exchange rate differences of $87,000 in 2015. Finance income in 2014 is mainly comprised of $ 785,000 due to exchange rate differences.

Liquidity and Capital Resources

As of December 31, 2016, we had cash and cash equivalents of $0.6 million. We have access to bank credit facilities in Israel with an aggregate availability of approximately $3.9 million. We have financed our activities to date primarily through our cash flow from operations and withdrawing from our bank credit facilities.

We believe that our existing cash and cash equivalents, anticipated cash flow from operations and available credit facilities will be sufficient to meet our working capital and operating expenses for at least the next twelve months.

Cash Flows

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Net cash flows from operating activities	$3,025	3,825	$3,693
Net cash flows used in investing activities	(975)	(1,558)	(1,075)
Net cash flow from (used) in financing activities	(1,964)	(2,883)	(1,707)
Net change in cash and cash equivalents	$86	(616)	$911
Cash and cash equivalents at the end of the period	$618	532	$1,148

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Net Cash Flows from Operating Activities

In 2016, our net cash flows from operating activities of $3 million primarily reflected our net income of $1.4 million, increased by our non-cash depreciation and amortization expenses of $1.8 million and finance expenses, net of $0.5 million, offset by non-cash decrease in employee benefit liabilities of $0.3 million. Additional significant operating cash flows resulted from a decrease in our inventories of $2 million and a decrease of our other accounts receivables of $0.7 million. This was offset primarily by increased trade receivables of $1.3 million and a decrease of our trade payables and other accounts payables of $2 million.

In 2015, our net cash flow from operating activities of $3.8 million primarily reflected our net loss of $120,000, increased primarily by our non-cash depreciation and amortization expenses of $1.8 million, by finance expenses, net of $0.7 million, and non-cash finance expenses in respect of warrants of $1.6 million. Additional operating cash flows resulted primarily from a decrease in our trade receivables of $0.8 million, a decrease in inventories of $0.25 million and an increase in provisions of $0.2 million. This was partially offset by an increase in our other accounts receivables of $0.3 million, a decrease in our trade payables of $0.95 and a decrease in our other account payables of $0.3 million.

Our net cash inflow from operating activities in 2014 of $3.7 million reflected our net loss of $0.6 million increased primarily by our non-cash depreciation and amortization expenses of $1.6 million. Further cash flows from operations resulted primarily due to an increase in our trade payables of $2.2 million, an increase in our other accounts payable of $1.4 million offset by an increase of $1.4 million in inventories.

Net Cash Flows used in Investing Activities

In 2016, our net cash flows used in investing activities of $0.9 million consisted primarily of $0.8 million of capitalized product development costs. In addition, we invested $0.3 million in property, plant and equipment, which was mostly for motor vehicles and computers. Sales of equipment and motor vehicles contributed $0.1 million.

In 2015, our net cash flows used in investing activities of $1.6 million consisted primarily of $1.2 million of capitalized product development costs. In addition, we invested $0.4 million in property, plant and equipment, which was mostly for lab equipment, leasehold improvements and motor vehicles. Sales of equipment and motor vehicles contributed $0.1 million.

Our net cash flows used in investment activities in 2014 of $1.1 million primarily consisted of $0.9 million of capitalized product development costs and $0.2 million in property, plant and equipment.

Net Cash Flow from (used) in Financing Activities

In 2016, we had a net cash flow used in financing activities of $2 million resulted primarily from repayment of short term bank credit, net of $0.2 million, a repayment of long term loans of $1.1 million and payment of interest of $0.5 million.

In 2015, we had a net cash flow used in financing activities of $2.9 million resulted primarily from repayment of short term bank credit, net of $1.1 million, a repayment of long term loans of $1.1 million and payment of interest of $0.4 million.

In 2014, we had a net cash flow used in financing activities of $1.7 million resulted primarily from repayment of short term bank credit, net of $6.1 million, a repayment of long term loans of $0.4 million and payment of interest of $0.6 million. This was offset by a receipt of long term loans of $5.6 million.

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Financing Arrangements

As of December 31, 2016, short term bank credit amounted to $3.3 million, long term loans amounted to $3 million and we had undrawn credit facilities with an aggregate availability of $0.65 million at Bank Leumi. The credit facilities were initiated in the beginning of 2013, in order to fund a $10 million buyout of a former controlling shareholder. All of the credit facilities are interest-bearing. The interest rate for usage of our credit facilities is a maximum fixed interest rate of 3.75%. With respect to these credit facilities we collateralized our building in a first right mortgage and registered a fixed lien on our goodwill, unpaid capital and our other assets, for details see Note 21(c) to our audited financial statements included elsewhere in this prospectus. An additional guarantee was granted by our Chief Executive Officer (and until July 2014 also other shareholders). See “Certain Relationships and Related Party Transactions”.

As of December 31, 2016, the Company had not complied with all of the financial covenants required by Bank Leumi pursuant to certain credit facilities. See Note 12(3)(b) to our audited financial statements included elsewhere in this prospectus for details regarding our financial covenants. Accordingly, we reclassified long-term bank loans and presented them as of the reporting date in current liabilities.

Following the aforementioned, on January 24, 2017, we reached an agreement with Bank Leumi to revise the covenants as follows:

(1)	Our Tangible Capital, defined as shareholder's equity offset by (i) intangible assets, (ii) loans given to shareholders, subsidiaries or related parties and (iii) deferred expenses, will not be less than 23% of our total assets, based on our quarterly financial statements.

(2)	Our Tangible Capital will be equal to or exceeds $5.3 million, based on our quarterly financial statements.

The revised covenants will be reviewed on the basis of our quarterly financial information and annual financial statements which will be provided to Bank Leumi 45 days from the end of each quarter, and by April 30 after each year end, respectively. Accordingly, the revised covenants will be applied with respect to our annual financial statements for the year ended December 31, 2016, and onwards.

Similarly, as of December 31, 2014 and 2015, we had not complied with all of our financial covenants required by Bank Leumi pursuant to certain credit facilities. Accordingly, we reclassified long term bank loans and presented them as of the reporting date in current liabilities. Subsequent to December 31, 2015, Bank Leumi sent us notice for breaching the covenants but did not call for repayment of the loans. Instead, Bank Leumi provided us with a waiver to the above mentioned breach as of December 31, 2015.

Contractual Obligations

We currently do not have any contractual obligations other than the financing arrangements described above.

Seasonality

Revenue and operating results are not susceptible to fluctuation due to seasonality. However, we may encounter fluctuations in revenues from quarter to quarter due to large orders from customers that are not subject to a specific schedule or a seasonality pattern.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risk from fluctuations in interest rates and foreign currency exchange rates which may adversely affect our results of operations and financial condition. The market risk is understood as the risk that the fair value or the future cash flow of a financial instrument fluctuates due to changes in the market prices. Market risks include interest rate risk and foreign exchange risk.

Interest Rate Risk

The interest rate risk includes the influence of positive and negative changes to interest rates on our profit, equity, or cash flow in the current or any future reporting period. Interest rate risks from financial instruments arise in connection with financial liabilities. The current interest-bearing liabilities on our statement of financial position are our bank short term credit and loans.

Foreign Exchange Risk

Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities. The foreign exchange risk can be split into two types: translation risk and transaction risk.

We operate in a global environment and are exposed to foreign exchange risk resulting from the exposure to different currencies, mainly the NIS and the EURO. The change in the rate of exchange of such non-dollar currencies exposes us to an increase or decrease of our financial instruments denominated in these currencies, resulting in finance income or loss.

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Credit Risk

The credit risk, also known as risk of default, is the risk that a business partner will not fulfill its obligations in the framework of a financial instrument or customer contract and that this will lead to a financial loss.

We regularly monitor the credit provided to our customers and their general financial position, and when necessary, require collateral as security for the credit line granted to such customers.

JOBS Act

On April 5, 2012, the U.S. Congress enacted the JOBS Act. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are electing to delay such adoption of new or revised accounting standards. As a result, our financial statements may not be comparable to companies that comply with the public company effective date.

Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on other exemptions, including without limitation, the exemptions from the requirements to: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 and (ii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis). These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company.”

Significant Accounting Policies and Critical Judgments, Estimates and Assumptions

We describe our significant accounting policies more fully in Note 2 to our audited financial statements for the year ended December 31, 2016. We believe that the accounting policies below are critical in order to fully understand and evaluate our financial condition and results of operations.

The preparation of financial statements in conformity with IFRS, requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

A summary of significant accounting policies is provided below.

The preparation of our financial statements requires our management to make judgments, estimates and assumptions that affect the reported amounts of revenue, expenses, assets and liabilities, and the accompanying disclosures. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities for future periods. On an ongoing basis, we evaluate our estimates, assumptions and judgments.

We based our assumptions and estimates on parameters available when our financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond our control. Such changes are reflected in the assumptions when they occur.

For more details refer to Notes 2 and 3 to our audited financial statements for the year ended December 31, 2016 included elsewhere in this prospectus.

Capitalized Development Costs

We recognize costs for internally generated intangible assets in our statement of comprehensive income, with the exception of development costs which we capitalize. However, we only capitalize development costs of a single project as an intangible asset if the following criteria pursuant to IAS 38 have been met:

●	completing the intangible asset is technically feasible;

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●	the management intends to complete and sell or use the product;

●	it is probable that the product will generate future economic benefits;

●	adequate resources are available so that the development can be completed; and

●	the expenditure during development can be reliably measured.

The previously mentioned criteria are assessed and analyzed on a project by project basis, reviewed and approved by us. Once the project is approved in accordance with the criteria in IAS 38, costs are capitalized. Those costs directly attributable to the development project include personnel costs for members of staff involved in the development process. Other development expenditures that do not meet these criteria are recognized as an expense as incurred.

Capitalized development costs are amortized on a straight-line basis over the period of the expected future benefit (between three to seven years). Amortization of the asset begins when development is complete and the asset is available for use, which is normally the release of the developed product to mass production. The amortization expense is included in cost of goods sold.

For additional information regarding of our capitalized development costs, see Note 2(j) to our audited financial statements included elsewhere in this prospectus.

Inventories

We hold a stock of our key products, raw materials and supplies to reduce delivery lead times, so we can react to short-term fluctuations in customer demand and fluctuations in the availability of raw materials and supplies.

At each balance sheet date, we review the recoverability of the inventories based on our assumptions on future achievable sales prices and necessary costs of goods sold.

Impairment of Tangible and Intangible Assets

At each balance sheet date, we have to estimate whether there exists evidence that the carrying amount of fixed assets or intangible assets could be impaired. In this case, as well as annually, the recoverable amount of the asset in question has to be estimated. The discounted future cash flows of the asset affected are estimated in order to calculate the value in use. The estimation of the discounted future cash flows is based on essential assumptions such as future sales prices and sales volumes, as well as costs and the interest rates used for discounting. In the event that our assumptions are not appropriate at a future point in time, we might face future impairment losses.

Any impairment write-offs are charged to depreciation and amortization expense of the respective function. Impairment write-offs related to capitalized development costs of revenue generating projects are charged to cost of goods.

For additional information regarding of the impairment of our tangible and intangible assets, see Note 2(k) to our audited financial statements included elsewhere in this prospectus.

Functional Currency

In accordance with IFRS, we have to determine our functional currency by evaluating the primary economic environment in which we operate.

This determination was made based on the fact that sales prices for goods are denominated in U.S. dollars, consistent with industry practice and that the portion of U.S. dollar denominated revenue ranges between 90% and 93%.

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Cash based incentive plan

Employees (including senior executives) of the Company receive part of their remuneration in the form of Incentive Plan Transactions, or IPT, whereby these employees render services in consideration for credit units which can only be settled in cash (cash-settled transactions). In measuring this liability, we make assumption of the period in which each employee is expected to redeem the incentive, the expected orders in the year preceding to the settlement and the discount rate for computing the present value of the expected payments under the IPT. These factors may vary from one period to another, causing material changes to the assumed liability, which are reflected in the income statement as well.

For additional information regarding the framework of the incentive plan transactions see Note 2(r) to our audited financial statements included elsewhere in this prospectus.

Income Taxes

Deferred tax assets are recognized for unused tax losses and other temporary differences to the extent that it is probable that taxable profit will be available against which the losses and the temporary differences can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likelihood, timing and the level of future taxable profits together with future tax planning strategies.

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BUSINESS

Overview

We are a global developer and manufacturer of embedded computer systems, fan-less “Mini PCs” and a line of recently developed powerful fan-less computing systems, including workstations, entry-level servers, PCs for industrial and homeland security, or HLS, which are less susceptible to the threat of spyware. Embedded computer systems, or computers-on-modules, also referred to as CoMs, are single circuit boards, with the functionality of a complete computer, that serve as the building blocks and the computing power for thousands of electronic products, including smart electronic devices that have become indispensable in daily life. Our Mini PCs are computers that are used for a variety of daily applications; they are fully integrated, small and low-powered and are cooled by passive cooling technology without any fans enabling us to reduce the size and energy consumption of our computers. We currently market over 25 distinct products, have over 1,500 direct and indirect customers diversified across many industries, over 20 resellers for CoMs products spanning across Europe, Asia Pacific and South America and over 25 Mini PC resellers in Europe, Asia Pacific, South America, the United States and South Africa.

We introduced our first pilot product in our Airtop line of powerful fan-less computers during the first quarter of 2016. We received strong market feedback, and believe that additional specific improvements are required to gain broader market acceptance. Our goal is to implement the required improvements in the next generation of the Airtop line. The new commercial version of the Airtop line (named Airtop 2) is expected to be launched in the third quarter of 2017, and will embed the seventh generation of Intel Core® architecture and a high performance graphics card. The Airtop line of workstations, entry level servers, industrial and HLS PCs are enabled by our proprietary breakthrough passive cooling technology, AT-NAF. The AT-NAF technology is capable of dissipating large amounts of heat from small enclosures without a cooling fan or any moving parts. The AT-NAF technology is more energy efficient and more reliable since it has no moving parts, and there is no air and dust circulation around the components. We believe that this technology has significant and potentially disruptive market potential.

We were established in 1992 in Israel, have been in the CoM business for over 17 years and have over nine years of experience in the relatively new Mini PC market. We have 78 employees in our facility in Yokneam Elite, Israel, of whom approximately 24% are engaged in engineering and technical support, 53% in production and testing, 9% in sales and marketing and the remaining in management, finance, human resources and administration.

Our products are divided into three categories:

●	Computer on modules, or “CoMs”. Our standardized CoMs cover a broad range of pricing, performance and features. Our CoMs are embedded in products such as medical devices, telecommunication systems, transportation systems, robotics, automotive devices, ATMs, military systems, aerospace and many others. Our CoMs are based on several different processor architectures, including the Intel Core, AMD, TI OMAP/Sitara and Freescale/NXP/Qualcomm.

We recently developed a micro CoM called the Ultra Compact Multi-Layer Module, or UCMM, which has the highest density feature available today. The UCMM is half the size of the smallest CoM currently available and addresses the mobile device and wearable computing markets. The UCMM is backed by a patent pending technology. The first product based on the UCMM technology, called the UCM-iMX7, was launched in June 2017.

●	Miniature fan-less PCs. Our Mini PCs are stand-alone fan-less computers that are used in many industrial, personal and commercial applications. We believe that our Mini PCs are the smallest, most energy efficient, passively cooled PCs in the market to date. Our flagship “Intense PC,” “Fit-PC,” and “FitLet” are based on the sixth and seventh generation Intel Core (Skylake and Kaby Lake), AMD Kabini and Freescale processor architectures.

IoT Gate. We recently launched a mini-computer product (gateway) for the IoT market called the IoT Gate IMX7, which is based on Freescale’s IMX7 architecture. The new product enables the inter-connection of local devices, appliances and sensors to the global internet cloud for data storage and monitoring.

●	Airtop Line. We have developed an advanced Airtop line of computers which consists of professional workstations, entry level servers, and industrial and HLS PCs. The Airtop line is based on our new proprietary AT-NAF technology that is capable of passively cooling a variety of powerful computing systems without the use of any fans. The Airtop line features a larger, more powerful design than the Mini PC line, and as opposed to the Mini PC line, the Airtop line is able to embed separate high-end graphics processing units, or GPUs, thus significantly broadening our market reach. The Airtop is our most prominent technological innovation.

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The following are examples of the uses of our products in common applications:

CoMs	Mini PCs	Airtop

●   Recorder of the capsule endoscopy in the first generation of Given Imaging products

●   Studio and audio equipment for Comrex

●   Measurement equipment and shaft alignment for Fixturlaser

●   Smart home application for Stanley Security

●   Retail digital signage for IPM France

●   Industrial coffee equipment for De John Duke

●   Management PC for blood and tissue analysis machines for Roche

●    Point of sales for the Israeli national lottery

●    Controller PC for C&C metal works for Extrol

●    Controller for surveillance cameras

●    Consumer PC

●    Multi Media Centers

●    Personal file server

●    Controller and screen sharing for remote services

●   Workstation for control room for security agencies

●   Real time video analysis and 3D modelling for Playsight

●   Music recording and production for studios

●   Data processing in contaminated air environments for Valmet

●   VOIP for PennyMac

●   Air traffic control for Nav-Canada

●   Workstation for individuals

We intend to grow our business principally by promoting the Airtop line, launching a series of products based on our recently introduced AT-NAF technology, by developing new innovative technologies and products such as the UCMM and the IoT Gate, and by continuing to improve the functionality of our other product lines. We believe that the market addressed by the Airtop is approximately twelve times larger than the CoM and Mini PC markets combined, comprising over $30 billion worldwide. In order to exploit this opportunity, we plan to aggressively expand our sales, marketing, research and development and manufacturing resources in support of this product expansion.

We develop our software and hardware products in-house with advanced research and development capabilities. Manufacturing, production and testing are also completed in-house, with capabilities that specialize in dense and low-powered, fan-less passive cooling. Our rate of new product introductions has continued to increase in the past few years with the growth of our research and development team, reaching an average of five to seven new products per year in the past three years. We expect 2017 to be a record year in terms of product launches, such as the next generation of the Airtop, IoT Gate, UCMM, IPC3, and more. Among our prior breakthroughs was the introduction in 2007 of the smallest, most powerful and energy-efficient fan-less Mini PC based on the then latest Intel architecture, as well as the AT-NAF technology during 2016. Our products meet all environmental standards and are lead-free and compliant with the European Union’s RoHS Directive.

We have almost 20 years of experience in the embedded computing industry, and are known for our technological and engineering expertise. We have made a number of “first to market” innovations, including being the first to:

●	integrate the high capacity NAND flash on-board across all of our products in 2000;

●	offer a complete networking solution on a CoM in 2000;

●	offer full Linux support for ARM based CoMs in 2003;

●	have on-board WiFi in CoM in 2006;

●	market with a fan-less Mini PC based on Intel architecture in 2008; and

●	introduce a fan-less computer that is able to dissipate 200W in a small enclosure in 2016.

Historically our policy was not to file patent applications on our inventions. In 2014, however, we began to build our intellectual property portfolio, which now includes one issued U.S. patent and two U.S. patent applications. Our issued U.S. patent and one of our patent applications are related to different elements of our new Airtop line and describe a device which is able to passively cool powerful CPUs and graphics cards using a layered heat pipe structure without the use of fans. We have also filed related applications with the PCT. Our additional pending patent application is related to the UCMM, which describes a technology for reducing the footprint of a CoM by folding a printed circuit board, or PCB, in half. We plan to file additional patent applications on future R&D achievements.

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We have a strong and diversified customer base consisting of over 1,500 commercial customers across a variety of industries in over 50 countries. Our end customers include small and medium-sized businesses, as well as large blue-chip companies such as Roche, Philips, Tyco, ProData (Brazil), Walmart (through Stratacache) and many others. Many of our customers are returning customers that continue to purchase new products over extended periods of time. We believe that we are one of the top three leading vendors in the ARM CoM market which is based mainly on the widely used ARM architectures of TI and Freescale.

Industry Overview

CoMs

The embedded computing market is still relatively young. In 2002, the total CoM market was only $44 million, increasing to an estimated $800M in 2014. Market research suggests that the strongest demand will come mostly from stand-alone devices, particularly in the medical, industrial automation and control, and gaming machines segments. The CoM market is resilient in short term economy slowdowns because most embedded products are a necessity, and most companies are reluctant to abandon these projects due to the loss of “time-to-market.”

Currently, OEMs of any product or device that requires computing capabilities are the main source of customer demand for CoMs, directly and through sales channels. As the outsourcing of electronics trend continues, OEMs continue to seek ways to decrease working capital, save costs or upgrade existing products. The EU and the Americas account for approximately 80% of worldwide demand for CoMs, but regional demand is predicted to shift slightly as Asia Pacific countries progressively adopt and use this technology.

Another trend is that the number of processor cores for CoMs will continue to increase as the importance of optimal performance density remains the primary objective for many embedded hardware designers. In addition to the increase in absolute computational power, more challenges are being placed on industrial and commercial application designers to reduce power consumption and overall size, which renders obsolete traditional single core approaches.

According to VDC Research, the use of embedded computing modules in new OEM products is increasing. Because of advances in processor capability, CoMs now offer OEMs as much computing power as previous generations of larger and higher priced embedded boards and system products. We believe further market shifts between product types may also be driven by OEMs that need to upgrade their existing product lines.

Steady growth has also been fueled by the rise of the ARM sector of general purpose central processors. ARM chips are the principal competitor to Intel x86 chips.

Management believes that CoMs based on ARM architecture currently offer a better value proposition than the x86. ARM has more features and gives better performance for a lower price and size and power consumption. In contrast, x86 processors are designated for “heavyweight” applications requiring high processing performance. ARM on the other hand is designated for simple “lightweight” applications. Most of new embedded applications fall into the “lightweight” category and therefore tend to use an ARM-based solution.

There is a large installed base of x86 embedded applications, including investments in customized software. The transition to ARM is complex. As a result, x86 CoMs still constitute a major part of the market. New applications, however, are gradually shifting to ARM, and we believe this tendency will accelerate with time.

The CoMs market based on ARM chips is highly fragmented with many relatively small manufacturers. Unlike our company, we believe most of these CoMs manufacturers do not have a scalable operation, sales and support structure and do not own a manufacturing facility.

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CoM Express. The CoM Express standard was first released in 2005 by the PCI Industrial Computer Manufacturers Group (PICMG) and it sought to provide standardized module interfaces for several different target applications. It did so by defining five different module types each implementing different pinout configurations and feature sets on one or two 220-pin connectors. In that way, CoM Express is a set of multiple standards. It also defined two module sizes (later expanded to four) to allow additional flexibility to better serve the end application while maintaining compatibility within each module. Recently, we decided to penetrate the “CoM Express” market and now offer six distinctive products. Our CoM Express Computer-on-Modules are fully-featured single board computers designed for integration into custom applications through miniature high-density connectors. Our modules are supported with ready-to-run packages for Linux and MS Windows. As a new market for our company, management believes that the CoM express segment has a potential for growth.

There are a number of trends in the embedded computing solutions market, as follows.

Increased Outsourcing

As end users continue to demand greater performance and discover additional uses, computing technology is becoming more complex, evolving more rapidly and requiring more specialized engineering talent and knowledge. As a result, it is difficult for OEMs and original design manufacturers, or ODMs, to keep up with advancements and to design their own embedded systems in a cost-effective and timely manner. By utilizing a third-party embedded provider like us that delivers a complete solution that integrates the desired processor, electrical interfaces and software, an OEM or ODM can dramatically reduce its development expenses and time to market as well as mitigate the burden of hiring and retaining engineering experts capable of leveraging the latest processor technology. Leading embedded computing solutions address specific design and application requirements, allowing customers to focus on their core competencies, such as product definition and branding. As a result, embedded computing companies like us are increasingly essential to OEMs and ODMs as they attempt to meet their customers' time-to-market and performance demands. According to VDC Research and our view of the market, we believe that 20% to 25% of the global embedded systems and boards market is outsourced.

More specifically, OEMs and ODMs are increasingly outsourcing all or some of their product development to embedded computing solutions companies in part because these companies have:

●	specialization and expertise required for the integration of complex processors and other semiconductor content;

●	access to third-party engineering talent that can assist in architectural and other design improvements;

●	faster design and integration periods driven by shorter time-to-market and development cycles;

●	reduced in-house engineering resources as OEMs and ODMs implement restructuring and cost-cutting measures; and

●	protection against supply shortages of silicon, embedded systems or components.

Growth of Internet of Things/Industry 4.0

IoT is a market development that connects everyday devices to the internet by integrating computing intelligence into each device and pairing it with communication functionality. These connected devices, or endpoints, are typically physical objects which contain electronics, sensors, connectivity and software features that monitor the device and provide specific information to other devices or to “hub” data centers. These hubs contain embedded computers which collect and analyze the data being provided by the endpoints. The various emerging IoT applications are expected to drive significant growth within the embedded computing solutions market over the next several years. According to a forecast analysis titled, “Internet of Things, Endpoints and Associated Services, Worldwide, 2014 Update” published in December 2014, Gartner Inc. forecasted endpoints to grow at a 30% compound annual growth rate, or CAGR, from 2014 to 2020 and reach an installed base of 25 billion units and a total market size of $263 billion.

The smart factory trend, also known as Industry 4.0, is a trend within the broader IoT market development which is expected to revolutionize the manufacturing infrastructure on a large scale and lead to increased demand for connectivity and computerization, particularly in manufacturing applications. Similar to recent trends in the consumer market, where mobile phones and other devices have integrated smart technology, the industrial sector is becoming more digital and connected due to benefits such as increased efficiency and new capabilities. In an April 2015 report titled Industry 4.0, The Boston Consulting Group estimated that in the German manufacturing sector, Industry 4.0 will boost productivity by €90 to €150 billion over the next five to ten years, revenue by €30 billion per year and employment by 6% over the next ten years. In order to achieve these gains, German manufacturers will need to invest €250 billion (1% to 1.5% of manufacturers' revenues) over the next ten years. We believe this trend will further contribute to the growth of the embedded computing market.

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Mini PCs

The Mini PC market developed more recently than the CoMs market. In 2007, we were the first to market a small, powerful and efficient passively cooled PC, based on Intel’s Atom processor. The introduction of the Intel Atom advanced the Mini PC market by providing acceptable performance at low-power industrial levels. We believe the Mini PC market has high growth potential in industrial applications because a small fan-less PC performs better than a traditional PC because it is more reliable, more efficient, smaller and more durable, as well as requiring no maintenance. The Mini PC market is hard to measure because there is no common and practical definition differentiating Mini PCs from regular PCs; our management, however, estimates that the current Mini PC market size is approximately $1.5 billion, and our market share is approximately 1%. In the past three years, due to the high growth of the Mini PC market, global chip makers and hardware manufacturers, such as Intel, Asus and Gigabyte, entered the market with Mini PCs that use fans to cool the CPUs. We believe the introduction of new Mini PCs from such global players may accelerate the worldwide adoption of Mini PCs. We estimate that the Mini PC market will grow at a yearly rate of over 40% in the next few years.

Small form factor PCs, like the MAC Mini and Intel NUC, have been sold for several years; these computers, however, have suffered from marginal thermal design and low durability. They are usually not considered suitable for industrial applications or suitable to function in rugged environments because they use fans to cool the CPUs and are therefore less reliable. Their internal components are exposed to dust and humidity which is accelerated by the internal fan.

Airtop

We have developed the AT-NAF technology that makes possible the introduction of fan-less computing systems with significantly higher computational power. Our first passively cooled product of the Airtop line was introduced to the market in the second quarter of 2016. The Airtop line is based on a series of powerful CPUs and graphics cards. This increased functionality creates new opportunities for us in several large markets, including professional PCs, workstations, entry level servers, industrial and HLS PCs. The next generation of the Airtop, which will embed the most recent CPUs (Intel 7th Generation) and powerful graphic cards is expected to be introduced in the second or third quarter of 2017.

According to John Peddie Research in the third quarter of 2016, the market for workstations remains active. In the third quarter of 2016, the market for workstations managed to maintain most of its previous and substantial gains, while generating its highest quarterly volume on record. Worldwide, the industry shipped over 1.1 million workstations in the third quarter of 2016, representing a 9.3% gain over the same quarter a year ago, along with a 3.4% quarterly gain over its all-time high in the previous quarter. We believe that this market momentum will continue.

Our Airtop line also addresses the entry level server market. These servers are primarily designed to fulfill the requirements of small and medium size enterprises, data centers and work groups. These servers are designed to run applications over an extended period of time with minimal human supervision and are usually priced from $2,000 to $25,000. They include file servers, print servers, web servers and email servers, among others. The Airtop line is designed to be the only computer required in the small office, home office, and small-to-medium business environments. According to the International Data Corporation, the total server market in 2015 reached $55 billion.

The global low-end server market is projected to reach 12 million units by 2020. The growth is driven by growing demand for low-cost and energy-efficient servers primarily in developing countries in regions such as Asia-Pacific and Latin America. In a February 2015 report, Global Industry Analysts predicted that Asia-Pacific will represent the largest as well as the fastest growing market worldwide with a projected CAGR of 7.9%.

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Our Airtop line is also suitable for industrial purposes and can operate in harsh and contaminated environments. In addition, the Airtop can be used for a variety of purposes by security agencies.

IoT Gate IMX7

Based on Freescale IMX7 architecture and after research we conducted to learn what the IoT market needs, we launched an affordable gateway for the IoT market in the first quarter of 2017. The new product will enable the connectivity of local electronic devices, appliances and sensors to the global internet cloud for data storage and monitoring. Currently, we are developing an additional product to serve as a gateway which shall be a high-end version of the first gateway and is expected to be launched later on in 2017.

Strategy

We intend to grow our business principally by: (i) promoting the Airtop line, (ii) launching a series of products based on our recently introduced breakthrough AT-NAF technology, (iii) developing new technologies for heat dissipation, (iv) continuing to improve the functionality of all of our other product lines, and (v) expanding our R&D efforts into new business areas. Our growth strategy includes the following:

●	Aggressively exploit our new Airtop technology. We believe that our new Airtop line has significant and potentially disruptive market potential. We plan to aggressively expand our sales, marketing, research and development and manufacturing resources in support of this product launch and expansion. We intend to create a dedicated global marketing and sales team for the Airtop, to increase the number of sales channels and distributors worldwide, to participate in trade shows and to advertise digitally.

●	Continue to expand our high quality and diverse customer base and maintain customer loyalty. With over 1,500 direct and indirect customers, diversified across many industries, we are not dependent on any single customer or industry sector. We enjoy a high rate of customer loyalty with many returning customers.

●	Continue to market all-in-one solutions with configure-to-order capabilities. We believe that our CoMs provide economical solution for companies requiring customized units. Most off-the-shelf computer boards have limited configurations, and full customization is expensive and requires a large quantity order. Our CoMs provide a solution to both cost and customization with all of our products covering a wide variety of applications.

●

Maintain strong distribution channels. We have strong resellers worldwide with over 20 resellers for CoMs products spanning across Europe, Asia Pacific and South America, and over 25 Mini PC resellers in Europe, Asia Pacific, South America, the United States and South Africa.

●	Exploit potential consolidation opportunities. Following this offering, we believe that we will be in a position to consider increasing our market share through consolidation opportunities and acquisitions in both the ARM and x86 markets.

●	CoM Express. Recently, we decided to penetrate the “CoM Express” market. CoM Express is a distinct market, presently served by several mid-sized manufacturers, such as Kontron, Advantech, Congatec and others. We estimate the market size to be $700 million. CoM Express products are based exclusively on X86 processor architecture and are used for high-end complex applications. The number of manufacturers in this segment is relatively small and margins relatively high because the development of new CoM Express products requires effort significantly larger than ARM-based CoMs, and is a barrier to entry for small companies. We believe that we are well positioned to penetrate this market due to our current technologies and our continued investment in the Mini-PC line.

●	IoT segment. We intend to keep developing products for the IoT market.

●	Maintain and improve our advanced on-line technical support system that is capable of servicing hundreds of projects simultaneously.

●	Maintain and expand our highly efficient manufacturing operations. We will consider expanding our manufacturing to sites in places such as the United States and/or Asia.

●	Continue to identify new potential breakthrough technologies and conduct research and development in scientific and technological fields which can expand and leverage our business in the future.

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Products

Our products consist of three main product lines:

Computers on Modules (CoMs)

Our CoMs are based on several different processor architectures. Currently, we develop CoMs based on both Intel and ARM CPUs that have recently been upgraded to the advanced Intel Core, AMD, TI Sitara and Freescale IMX architectures. We have a wide range of products with varied specifications. Products are designed to be adaptable to cover a wide field of applications. For the years ended December 31, 2016, 2015 and 2014, CoMs represented approximately 41%, 41% and 47% of our sales, respectively. We estimate that recent decline of CoM sales volume is temporary and CoM sales are expected to increase again in the foreseeable future.

CoMs are highly complex with hundreds of separate components, as illustrated by the following diagram of our typical CoM.

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The table below outlines our five leading CoMs and the UCMM first product and their main features and characteristics:

Name	Description/Specifications	Example of Use
UCM-iMX7 30 x 27 x 8 mm

UCM-iMX7 is based on the Freescale i.MX7 application processor featuring a dual core ARM Cortex-A7 CPU at up to 1GHz.

The processor is supplemented with up-to 2GB DDR3 and up-to 64GB eMMC flash. In addition, the UCM-iMX7 features extensive connectivity with a wide range of industry standard interfaces – GbE, PCIe, USB and CAN bus. UCM-iMX7 is ready-to-run SW support for Linux and Yocto Project operating systems.

New product
CM-FX6

CM-FX6 is based on the Freescale i.MX6 application processor featuring a highly scalable single/dual/quad core Cortex-A9 CPU at up to 1.2GHz coupled with powerful graphics and video processing units.

The processor is supplemented with up-to 4GB DDR3 and 32GB of on-board SSD. In addition, the CM-FX6 features extensive connectivity with a wide range of industry standard interfaces – GbE, PCIe, SATA, USB, RS232 and CAN bus. CM-FX6 is ready-to-run SW support for Linux and Android operating systems.

Transportation security equipment
CM-X300

The CM-X300 has all the components required to run operating systems such as Linux and Windows CE.

The feature set of the CM-X300 module combines a 32-bit CPU, DDR, Flash Disk and vital computing peripherals. The CM-X300 provides a general purpose local bus, 100Mbit Ethernet, serial ports, I/O lines and other functions.

Cooking equipment Coffee machines Gaming equipment Medical instruments
CM-iAM

The CM-iAM packs Intel Atom processor technologies into compact, lightweight PC-on-module. Its on-board resources suffice to smoothly run operating systems such as Linux, Windows XP and Windows 7, on credit-card sized board capable running on small battery.

The feature set of the CM-iAM comprises a 32-bit X86-compatible CPU, DDR2, Flash Disk and vital computing peripherals. The CM-iAM provides a variety of display interfaces, PCIexpress bus, two 1000Mbit Ethernet ports, serial port, general purpose I/O lines and many other functions.

Telecommunication equipment Machine control devices
CM-iGLX

The CM-iGLX on-board resources suffice to run operating systems such as Linux and Windows XP/CE, while it is just as small as a credit card.

The feature set of the CM-iGLX combines a 32-bit X86-compatible CPU, DDR, Flash Disk and vital computing peripherals. The CM-iGLX provides a 32-bit PCI bus, 100Mbit Ethernet, serial ports, general purpose I/O lines and many other functions.

The user interface is supported by an enhanced graphics controller, touchscreen, and an integrated WLAN (WiFi) interface implements 802.11g industry standard wireless connectivity.

Communication equipment Ruggedized security equipment
CM-iTC

The CM-iTC packs Intel Atom processor technology into lightweight PC-on-module. Its on-board resources suffice to run operating systems such as Linux, and Windows Embedded.

The feature set of the CM-iTC comprises an Intel Atom E620/E680 CPU, DDR2, micro SD based internal storage and vital computing peripherals. The CM-iTC provides a variety of display interfaces, two SATA interfaces, PCIexpress buses, two 1000Mbit Ethernet ports, serial ports, USB host and slave ports, CAN with IEEE1588 support ,SPI, two I2C, general purpose I/O lines and many other essential functions.

Telecommunication equipment Industrial automation
CM-T3730

The CM-T3730 packs an ARM module featuring high performance in a low-power envelope and enables advanced video and graphics multimedia applications. An Ideal choice for mobile and battery powered systems.

CM-T3730 is based on TI's 1GHz DaVinci DM3730 processor which combines two CPU cores in single package - an advanced Cortex-A8 ARM CPU and TMS32064x DSP for dedicated video processing. TI's new 45nm processors combined with low voltage Mobile DDR enable very low power consumption in regular operation and in standby.CM-T3730 I/O provides a general purpose local bus, 100Mbit Ethernet, serial ports, GPIOs and other essential functions, while integrated WiFi & Bluetooth interfaces implement industry standard wireless connectivity. The standardized CAMI ("CompuLab's Aggregated Module Interface") connectors of the CM-T3730 module allow interchangeability with other computer-on-module's available from CompuLab, enabling the flexibility required in a dynamic market where application requirements can change rapidly.

Agriculture control terminal Medical devices human machine interface (HMI) Testing equipment

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Mini PCs

In 2007 we were the first to introduce to the market the smallest, most powerful and energy efficient fan-less PC, which was based on Intel’s Atom processor. The introduction of the Intel Atom advanced the Mini PC market by providing exceptional performance levels at low-power industrial levels. Since then, we have introduced several Mini PC product families with dozens of different specifications. Our Mini PCs use a variety of CPUs, from the powerful Intel Core i7 to the efficient and low power consumption AMD Kabini.

The Mini PC products that we offer use updated components such as CPUs and are specially designed by our research and development team to be premium products. Our Mini PCs are widely recognized as ultra-small and energy efficient. For the years ended December 31, 2016, 2015 and 2014 Mini PCs represented approximately 59%, 59%, and 53% of our sales, respectively.

Our Mini PCs are suitable for many applications, such as signage, point of sale terminals, surveillance, clean room computing, production floors and many others. The following chart presents the different lines of Mini PC families we offer.

The table below outlines our top selling Mini PCs in 2016 and new products and their main features and characteristics:

(CPU – Central Processing Unit, GPU – Graphics Processing Unit, RAM – Random Access Memory, HDD – Hard Disk Drive, BT – Bluetooth, FACE Modules Expansion – enabling to choose different types of connectivity in the front of the product)

Name	Main Specifications	Example of Use
IOT-GATE-iMX7	● ● ● ● ● ●

CPU - NXP i.MX 7Dual ARM Cortex-A7 CPU @1GHz

RAM - Up to 2GB DDR3

Storage - eMMC flash, up to 32GB

Power Consumption - 2-5W

Wireless - WiFi 802.11ac + BT 4.1

Connectivity - HDMI, Gbit Ethernet x3, USB2.0 x4, miniPCIe + uSIM socket

New product
Intense-PC3 (IPC3)	● ● ● ● ● ● ●

CPU - Intel 7th Gen. Core CPU @3.5GHz

GPU - Intel HD Graphics GPU

RAM - Up to 32GB DDR3

Storage - 3 internal disks (2.5″, M.2 and mSATA)

Power Consumption - 6-24W

Wireless - WiFi 802.11ac + BT 4.0

Connectivity - HDMI 1.4 + DisplayPort 1.2, Gbit Ethernet x2, USB3.0 x4 + USB2.0 x2, miniPCIe + uSIM socket

FACE Modules Expansion

New product
Intense-PC2 (IPC2)	● ● ● ● ● ● ●

CPU - Intel 4th Gen. Core CPU @3.3GHz

GPU - Intel HD Graphics GPU

RAM - Up to 16GB DDR3

Storage -500GB HDD + mSATA x2

Power Consumption - 6-24W

Wireless - WiFi 802.11ac + BT 4.0

Connectivity -2x HDMI 1.4a + DisplayPort 1.2, Gbit Ethernet x2, USB3.0 x4 + USB2.0 x2, miniPCIe + uSIM socket

FACE Modules Expansion

Medical instruments for Roche

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Name	Main Specifications	Example of Use
Fitlet	● ● ● ● ● ● ●

CPU - AMD A4-6400T SoC @1.0GHz

GPU - AMD Radeon R3 Graphics

RAM - Up to 8GB DDR3

Storage - mSATA and eSATA

Power Consumption – 4.5 – 10.5W

Wireless - WiFi 802.11ac + BT 4.0

Connectivity - 2x HDMI 1.4a up to 1920 x 1200, USB3.0 x2 + USB2.0 x4, Up-to 4x GbE, miniPCIe expansion

FACET card interface

Inside store audio management for Walmart Bus mounted ticketing machines for Focus Telemetric Firewalls
Fit-PC4	● ● ● ● ● ● ●

CPU - AMD G-Series Jaguar @2.0GHz

GPU - Radeon HD 8400E GPU

RAM - Up to 16GB DDR3

Storage -500GB HDD + mSATA

Power Consumption - 5-25W

Wireless - WiFi 802.11ac + BT 4.0

Connectivity -2x HDMI 1.4a up to 1920 x 1200, Gbit Ethernet x2, miniPCIe x2

FACE Modules Expansion

Point of sale computers
Intense-PC	● ● ● ● ● ● ●

CPU - Intel 3rd Gen. Core CPU @1.7GHz

GPU - Intel HD Graphics GPU

RAM - Up to 16GB DDR3

Storage -500GB HDD + eSATA x2

Power Consumption - 9-26W

Wireless - WiFi 802.11b/g/n + BT 3.0

Connectivity - HDMI + DisplayPort, 2560x1600, 1000Mb Ethernet x2, USB3.0 x2 + USB2.0 x6

FACE Modules Expansion

Medical instruments for Roche Gaming computers for the Israeli lottery
Fit-PC3	● ● ● ● ● ● ●

CPU - AMD G-Series @1.65GHz

GPU - Radeon HD 6320 GPU

RAM - Up to 8GB DDR3

Storage - 250GB HDD + eSATA x2

Power Consumption - 7-15W

Wireless - WiFi 802.11b/g/n + BT 3.0

Connectivity - HDMI + DisplayPort, 2560x1600 1000Mb Ethernet,USB3.0 x2 + USB2.0 x6

FACE Modules Expansion

Surveillance Production floor computers for Honda
Fit-PC2i	● ● ● ● ● ●

CPU - Atom Z530 @1.6GHz

RAM -2GB DDR2

Storage - 4GB flash disk / 160GB HDD

Power Consumption - 6W

Wireless - WiFi 802.11g

Connectivity - DVI display interface, 1920x1080, 1000Mb Ethernet x2, USB x4, RS232 x1

Digital signage Personal use Machinery Production Floor Computers
Utilite	● ● ● ● ● ● ●

CPU - Freescale i.MX6 @1.2GHz

GPU -

RAM - Up to 4GB DDR3

Storage - Up to 512GB SSD

Power Consumption - 3-8W

Wireless - WiFi 802.11b/g/n + BT 3.0

Connectivity - HDMI + DVI-D, 1920x1200, 1000Mb Ethernet x2, USB2.0 x4, RS232 x2

Kiosk Applications Networking Computers “Internet of Things” Applications

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Airtop

During the first quarter of 2016, we introduced our state-of-the-art Airtop line of computers that is suitable for entry level servers, professional workstations, and industrial and HLS PCs. The next generation, which will embed the seventh generation of Intel architecture and high performance graphic card, is expected to be launched during the third quarter of 2017. The Airtop line is based on our patent-pending potentially disruptive AT-NAF technology that is capable of passively cooling a variety of powerful computing systems without the use of any fans.

The Airtop line is significantly more powerful than existing Mini PCs, including others that we and our competitors offer. The absence of moving parts dramatically enhances reliability and longevity. The Airtop line’s competitive advantages include our breakthrough cooling technology, enhanced user experience and reduced cost of ownership, as detailed in the following table:

Design Philosophy

We recognized early that use of high quality hardware is not sufficient to satisfy market demand. Customers typically lack the expertise to customize an operating system for their own devices. As a result, all of our products are offered with several operating systems adapted to the hardware. Two-thirds of our research and development employees are software engineers, resulting in a deep understanding of system software requirements which in turn leads to important design decisions that add significant value to customers. One of the key factors in choosing a new architecture is whether the chip vendor has a solid Linux support roadmap for the architecture. We were the first company to integrate high capacity NAND flash on-board memory across our product line allowing full support of Linux advanced graphic libraries. We were also the first to offer full Linux support for ARM-based CoMs with our CM-X255 product, and all of our new CoMs are supported in the Linux kernel mainline, which is the core software that operates Linux. Our CM-X270 was also the first to have on-board Wi-Fi. Our technological prowess is also evident in our design aspects, often incorporating special features such as WLAN, GSM modems and 3D accelerators. Our configure-to-order method allows customers to add extra features as needed within a wide feature set supported by board design. All boards that we make are designed for wide temperature ranges and their designs have the highest density of features in the industry.

Product Life Cycle - CoMs

Prior to sale, we require commercial users for CoMs to purchase an evaluation kit for the specified embedded product, which includes technical support, LCD panel compatibility verification, display driver adaptation service and a 45-day trial period. After the 45-day trial, the customer can return the kit for a refund if it finds the product unsuitable.  Evaluation kits are offered only for users who are developing commercial applications. We do not sell CoMs to individuals, students, research institutions or to companies developing an application with an estimated annual procurement less than 100 units.

The typical life cycle of a CoM is divided into four stages:

The introduction phase lasts approximately six months. Usually during this period any outstanding technical issues with the product are resolved, and the related software support packages are released and stabilized.

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In the active marketing phase, which is usually the first two to three years following introduction, the product features and software packages are stable and are maintained and enhanced with additional functions. Our products in this phase are the most suitable for new customers’ designs.

During the next “mature” phase, approximately the fourth and fifth years after introduction, products are available, shipped in volume, and benefit from stable and feature-rich software packages developed earlier. At this stage, we no longer recommend these product versions for new customers’ designs since new and more advanced products are available at the same price or less, and technical support is gradually reduced.

Lastly, the end-of-life phase is approximately five to ten years after introduction. Our products are not discontinued arbitrarily, and the product life cycle is extended if significant demand exists and components are available. When the end-of-life process begins, we deliver a last-time buy notification to all users at least three months prior to discontinuation of the applicable Company product. Sometimes certain features may be discontinued earlier than the product itself - for example, if a specific component is no longer available. In most such cases, we offer a component stocking service which enables the customer to continue ordering the product including the required feature.

When we introduce a new CoM, most evaluation kits are sold in the first two years. Sales then tend to peak in the fourth or fifth year and subsequently decline slightly in the following years.

Marketing and Distribution

Our marketing strategy for CoMs and Mini PCs differ by target audience, market and product specifications. In general, customers focus on Total Cost of Ownership (TCO), functionality, reliability, energy consumption and form factor/size.

Our target customers for our CoMs consist of electronics engineers and chief technology officers (CTOs) who see the product as a necessity since they do not have the know-how, time and capabilities to develop CoMs in house and they usually conduct market research before committing to a certain product. Our marketing strategy ensures that it is visible in market research by potential customers by conducting search engine optimization for selected keywords and submits news to professional web publications on a regular basis. Through our sales efforts, we provide reference guides with product technical specifications in addition to software packages that are readily available. To provide the best customer experience, our staff is available to answer pre-sale questions, and evaluation kits are offered risk-free with support by our research and development team. Lastly, we enhance our competitiveness through our configure-to-order product pricing on volume orders and powerful support systems developed in-house.

Our marketing strategy for our Mini PCs products is focused mainly on our long term relationship and reputation with thought leaders and bloggers, combined with exposure due to high and increased market demand. We have a dedicated website for our Mini PCs which receives 40,000 to 50,000 hits per month. Units are handed out for promotional purposes, mainly to technology reviewers and at technology events, such as Microsoft TechEd. Resellers are also encouraged to make their own promotional websites. The message communicated through all Mini PCs promotional channels is the same - our fan-less Mini PCs are market leaders in size, power consumption and robustness. Volume purchases are discounted, promoting larger size purchases.

Sales of our products are divided relatively evenly between direct and indirect sales channels, while CompuLab encourages direct sales in order to improve margins.

Our new Airtop line addresses a much larger market than our current markets. For the Airtop, we intend to adopt a more active marketing approach, including hiring additional sales and marketing personnel, seeking new and large distributors that specialize in distributing powerful computing systems and increasing our presence in North America and Europe, including by means of expanding our physical presence.

Direct Sales

Distribution of our products is carried out through direct sales from our Israeli office and indirectly through resellers around the world, including a dedicated office in Florida controlled by our Chief Executive Officer.

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The direct sales process is fairly simple and automated. It starts either through a customer placing an email request through contacts listed on our website or placing an order online. Once the request is placed, it is sorted and forwarded to the relevant sales personnel based on the product type and geographic region. The request is then registered in our database system, which then sends a quote, request for payment and activates shipping if the product is in stock. If the product is not in stock or requires modifications, a request is forwarded to the manufacturing department. The database system then generates a confirmation of delivery time and follows up until the order is shipped and the payment is received in full. Also throughout the direct sales process, if there is a specific technical question, the engineering department contacts the customer. Direct sales by our sales team is efficient, and can deal successfully with hundreds of orders at the same time with relatively low manpower.

Indirect Sales

The second sales channel for our products is through our global resellers. To date none of our resellers has exclusivity. To avoid overlaps with our other resellers or with our direct sales channel, our company policy is that each customer that orders our products through one of our resellers for the first time is registered on the name of such reseller. There are more than 20 resellers for CoM products, located in Europe, Asia Pacific and South America. In North America, CompuLab Embedded Systems, Inc., or Compulab Embedded Systems, a company owned by our Chief Executive Officer, operates a dedicated office in Florida. Some of the European resellers base their entire embedded operation around our products (e.g., RISC in Switzerland). The main requirement for CoM resellers is to bring design-wins, technical skills from the sales team as well as strong familiarity with our products. Successful resellers are often value-added resellers that offer complementary design services or products. Nonetheless, resellers are not required to provide technical support, because we use an advanced online technical support system designed in-house, allowing customers to address technical questions directly to our engineers. Based on the increasing market coverage of Mini PCs internationally, there are currently more than 25 resellers listed on the Fit-PC website. Several customers re-brand the Mini PCs as their own product, such as Portwell's WEBS-1010 product and Extra Computer's Pokini products. Additionally, there are industry specific resellers that target the Mini PCs for specific applications, such as signage, surveillance, voice over internet protocol, or VOIP, and education in third world countries.

Competition

CoM Market

The CoMs market is fragmented but with one competitor that is significantly larger than the others, which is the German company, Kontron. Kontron is the largest embedded vendor and dominant player in the global CoM market and continues to grow in part via acquisitions. Additional competitors in the CoM market are Congatec, Seco, Advantech and Portwell. We believe Kontron holds more than a 10% market share, and is one of the top three leading vendors in the ARM CoMs market. Additional competitors in the ARM CoM market are Phytech, Variscite, and Toradex. Other small competitors hold approximately a combined 2% - 3% market share.

Mini PC Market

The market for our Mini PCs has high growth potential in the industrial space due to the advantages of a small fan-less PC over a traditional PC because of our reliability, durability and minimal maintenance requirements. Our management estimates the current Mini PC market size to be approximately $1.5 billion, with our market share being approximately 1% with significant growth potential.

In the past three years, global companies, such as Intel, Asus and Gigabyte, introduced their own line of Mini PCs, creating market awareness of the Mini PC segment. Additional competitors in the Mini PC market are HP, Dell, Lenovo, Nexcom, Asus and Shuttle.

Many PC customers do not engage directly with the Company. For example, NASA, Google and Cisco order through PayPal or Amazon, and therefore our ability to profile the total market and applications is limited.

Airtop

We believe that the Airtop market is 15 times larger than the CoM and Mini PC markets combined. We also believe that the Airtop line of products address a market of over $30 billion worldwide. The market for products like Airtop is dominated by global companies such as HP, Dell, Lenovo and Apple regarding workstations and servers, none of which currently markets a fan-less product. We believe that the Company's new passive cooling technology differentiates the Airtop line from the current products available in the market by size, reliability and absence of noise.

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Customers

CoMs

Our range of high-quality products has allowed us to establish strong relationships with a global base of blue chip customers. We maintain relationships with our customers by providing them with high quality products and an outstanding level of support. We also customize our products to fit our client’s needs, with more than 80% of the customers providing recurring business.

Within the CoM segment, we have over 1,500 customers. Approximately one-third of new potential customers that continue beyond the initial development stage generate sales for us of more than $10,000 each. There is no typical CoM customer, though most are system integrators that have electronic design capability either in-house or through a third party. CoM customers span all industries and types of companies and sizes. End customers include small to large blue-chip companies such as Sierra Nevada, Medtronic, Tyco, Philips and many others.

Mini PCs

Mini PCs are used in the industrial, IT and consumer markets. Mini PCs can and are used in many different types of applications, such as signage, VOIP, kiosks, ATMs, education, advertising and healthcare. The number of industries and functionalities for which the Mini PC products can be used is broad, and as the market for Mini PCs continues to grow and diversify its usage, we are well positioned to take advantage of that growth. Many PC customers do not engage directly with us. For example, NASA, Google and Cisco order through PayPal or Amazon, and therefore the ability to profile the total market and applications is limited.

Similar to the CoM line of products, the Mini PC line end customers have included small to large blue-chip companies such as Roche, McDonalds (through Stratacache), Tyco and many others.

Intellectual Property

Our intellectual property portfolio includes one issued U.S. patent and two U.S. patent applications. Our issued U.S. patent and one of our patent applications are related to different elements of our new Airtop line and describe a device which is able to passively cool powerful CPUs and graphics cards using a layered heat pipe structure without the use of fans. We have also filed related applications with the PCT. Our additional pending patent application is related to the UCMM, which describes a technology for reducing the footprint of a CoM by folding a PCB in half. We plan to file additional patent applications on future R&D achievements.

Research and Development

Our research and development expenditures (before capitalization) accounted for 13.6%, 15.4% and 17.5% of total revenues for the years ended December 31, 2016, 2015 and 2014, respectively.

Our research and development department consists of 17 experienced engineers who possess know how and specialize in developing technologies and products in our fields of operation.

In addition to research and development activities directly related to our main product lines, our plans to allocate a portion of our research and development budget to research and development in new technology fields in order to expand and leverage our business.

As part of our strategy to lead technological breakthroughs in passive cooling computing, we conduct an advanced research in the Ionic Wind, or IOW, field. The IOW technology is aimed to enable us to build even more powerful and small computing systems without any moving parts. The success of IOW research could also lead to implementation of products and applications in additional technological areas.

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Production and Manufacturing

We keep full control of the value chain, from research and development, through self-manufacturing and global sales, outperforming the industry in both efficiency and profitability. We purchase the raw materials required for the production of our products, including components of our products, from third party suppliers. We have not entered into any exclusive agreements with any such supplier. See “Risk Factors — Risks Related to Our Business and Industry — We must work closely with our suppliers to make timely new product introductions”.

Our current production rate is approximately 100,000 computer boards and systems per year, with over 15,000 units per month during peak periods. Production yield success has been 98% on our first pass and 99.5% on our second pass. Current existing capacity is over 200,000 units per year, and is easily expandable by outsourcing manufacturing tasks to our approved contractors. Our strategy for the past few years has been to expand production capabilities to support growth. This was implemented by upgrading the SMT lines with the leading SMT machines available in the market, that run several times faster than the ones we previously had, thus increasing our production capabilities by three times. In addition, we decided to keep production in house in order to closely monitor and maintain quality.

Our production line is based on the latest model of SMT assembling machines and is fully synchronized with other parts of our operations through a proprietary ERP management information system integrating purchasing, inventory, sales, marketing, finance and human resources activities. The system has been developed in-house and refined and adjusted over time. It supports all aspects of our operations in one unified data system, including item pricing, initial order processing, purchasing, stock management, assembly kit preparation, SMT assembling and automated testing. Large scale configure-to-order manufacturing is possible due to our ERP system.

Employees

We currently employ 78 employees at our Israeli headquarters, of whom approximately 24% are engaged in engineering and technical support, 53% in production and testing, 9% in sales and marketing and the remaining are management, finance, human resources, administration and general employees.

Cost Reduction Plan

In the beginning of 2016, as a result of the decrease in orders during the fourth quarter of 2015, as well as in January and February of 2016 and due to the anticipated decrease in revenues resulting therefrom, management implemented the cost reduction plan which consisted of the following key steps:

•	20% cut in head count across all departments including production, R&D and sales;

•	temporary reduction in senior management’s salaries and management fees;

•	cancelation or delay of certain R&D projects which were in preliminary stages; and

•	cutting certain expenses such as employees’ benefits, general and administrative expenses and payments to service provider.

Management estimates that the net annual savings resulting from the above measures was approximately $1.7 million. As orders grew during 2016, certain elements of the cost reduction plan were cancelled, such as the reduction in salaries and management fees and certain employee’s benefits. The material remaining element of the cost reduction plan that is still in effect to date is the cut in head count which was adjusted due to the decrease in our revenues. In addition, there are other remaining non material elements of the cost reduction plan, such as reduction in certain employees’ benefits that are insignificant and we expect these elements of the cost reduction plan to terminate once our revenue increases. We also expect an increase in our head count once our revenue increases and in order to meet our human resources requirements. The termination of the material elements of the plan is subject to increase in our revenues, therefore we expect that such termination shall have no material effect on our operating income.

Facilities

Our headquarters is in a 59,000 sq. feet facility, which we own, in Yokneam Elite, Israel. One third of the building is rented out by us to a third party pursuant to a lease agreement that extends through December 31, 2017. We also cover the lease expenses of a small sales office in Florida that is used by CompuLab Embedded Systems, a company owned by our Chief Executive Officer, which acts as a U.S. distribution branch of our products. See “Certain Relationships and Related Party Transactions” elsewhere in this prospectus.

Litigation

We are not currently involved in any material litigation.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our executive officers, senior management and directors:

Name	Age	Position
Gideon Yampolsky	55	Chairman of the Board of Directors and Chief Executive Officer
Yuval Yanai	64	Director and acting Chief Financial Officer
Dimitry Katkov	41	Vice President, Research and Development
Irad Stavi	46	Vice President of Enclosed Products and Chief Product Officer
Igor Veisbein	37	Vice President of Embedded Products
Ravit Sheinfeld	46	Production Department Manager
Chen Katz	45	Director
Yanir Farber	55	Director

We intend to add one or more additional members to our board of directors prior and subject to the closing of this offering. These directors will be “independent directors” and nominees for the purposes of election as “external directors” as contemplated by the NASDAQ Stock Market rules and Israeli law. We will also establish an audit committee and a compensation committee.

Gideon Yampolsky co-founded CompuLab and managed it as co-Chief Executive Officer for 18 years, ending in 2010, while serving as a director for twenty years, ending in 2012. From 2010 to 2013, he was engaged in a private project in the field of energy storage for electrical cars. In the beginning of 2013, Mr. Yampolsky returned as our Chief Executive Officer and Chairman of the Board of Directors. Mr. Yampolsky formerly worked for a period of eight years at Intel’s research and development department. Mr. Yampolsky holds a B.Sc. in Electrical Engineering from the Technion - Israel Institute of Technology.

Yuval Yanai joined CompuLab during 2014 as a director and acting Chief Financial Officer. Mr. Yanai has held various positions in Israeli high technology companies since 1985. From September 2005 through March 2014, he served as Senior Vice President and chief financial officer of Given Imaging, Ltd., a medical imaging company (NASDAQ: GIVN). From October 2000 through August 2005, Mr. Yanai served as Senior Vice President and Chief Financial Officer of Koor Industries Ltd., one of Israel’s largest holding companies. Mr. Yanai holds a B.Sc. in Accounting and Economics from the Tel-Aviv University. Mr. Yanai is currently the principal of his own company, Yuval Yanai Consulting & Management Ltd., and also currently sits on the board of Check-Cap Ltd. (NASDAQ: CHEK), Mazor Robotics Ltd (TASE/NASDAQ: MZOR), Medical Compression Systems (D.B.N.) Ltd. (TASE: MDCL), Clal Biotechnology Industries Ltd. (TASE: CBI), Standard & Poor’s Maalot Ltd, Endobetix Ltd., Efranat Ltd., Haddasah Medical Organization and the Israeli Fund for UNICEF.

Dimitry Katkov joined CompuLab in 1999 as a computer engineer and has been our Vice President of Research and Development since 2005. Mr. Katkov holds a B.Sc. in Electrical Engineering from the Technion - Israel Institute of Technology.

Irad Stavi joined CompuLab in 2004 as Vice President of Sales, and has been our Vice President of Enclosed Products since 2013, after serving for four years as Vice President of Business Development. Mr. Stavi formerly worked as a software engineer with Infineon. Mr. Stavi holds a B.Sc. in Computer Engineering from the Technion - Israel Institute of Technology.

Igor Veisbein joined CompuLab in 2006 as computer engineer and has been our Vice President of Embedded Products since the January 2013, after serving for three years as a senior project manager. Mr. Veisbein formerly worked as electronics engineer at Valligent. Mr. Veisbein holds a B.Sc. in Electrical Engineering from the Technion - Israel Institute of Technology.

Ravit Sheinfeld joined CompuLab in 2002 as Production Department Manager. Ms. Sheinfeld holds a B.Sc. in Industrial Management from Beer-Sheva University and an M.A. in Industrial Management from the Technion - Israel Institute of Technology.

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Chen Katz has been a director of CompuLab since the beginning of 2013. Since 2002, Mr. Katz has been the Chief Executive Officer of TechnoPlus Ventures Ltd., or TechnoPlus, an Israeli investment firm and one of our principal shareholders. Mr. Katz is a member of the Israeli bar. Mr. Katz holds a European Master in Law and Economics (EMLE) from the Complutense University of Madrid and an LL.B. from the University of Haifa. Mr. Katz currently sits on the board of D-Led Illumination Technologies Ltd., Nicast Ltd., and RapiDx Ltd.

Yanir Farber has been a director of CompuLab since the beginning of 2013. Mr. Farber has served as a director of EFG Investments Ltd. since 2006 and as the executive chairman of TechnoPlus since 2009, and sits on the board of D-Led Illumination Technologies Ltd. since January 2010. Mr. Farber holds a B.Sc. in Industrial Engineering & Management from Tel Aviv University.

Arrangements Concerning Election of Directors; Family Relationships

We currently have four directors. All of our directors were appointed pursuant to our amended and restated articles of association. Our amended and restated articles of association will be replaced upon the closing of this offering. There are no direct family relationships among our executive officers and directors. However, Ravit Sheinfeld is married to the brother in law of our Chief Executive Officer.

Pursuant to our amended and restated articles of association in effect prior to this offering, certain of our shareholders had rights to appoint members of our board of directors. These provisions will no longer be applicable upon the consummation of this offering.

Compensation

The following table presents in the aggregate all compensation we paid to all of our directors and senior management as a group for the year ended December 31, 2016. The table does not include any amounts we paid to reimburse any of such persons for costs incurred in providing us with services during this period.

All amounts reported in the tables below reflect the cost to the Company for the year ended December 31, 2016. Amounts paid in NIS are translated into U.S. dollars at the rate of NIS 3.8406 = U.S.$1.00, based on the average representative rate of exchange between the NIS and the U.S. dollar as reported by the Bank of Israel in the year ended December 31, 2016.

Salary/ Fee and Related Benefits
All directors and senior management as a group, consisting of 8 persons	$894,000	(1)(2)

(1)	Includes approximately $63,000 of fees paid in 2016 to TechnoPlus, which has two director appointment rights, and has appointed Chen Katz and Yanir Farber to the board of directors.

(2)	Includes approximately $178,000 paid to our Chief Executive Officer.

For so long as we qualify as a foreign private issuer, we will not be required to comply with the proxy rules applicable to U.S. domestic companies regarding disclosure of the compensation of certain executive officers on an individual basis. Pursuant to the Israeli Companies Law, we will be required, after we become a public company, to disclose the annual compensation of our five most highly compensated officers on an individual basis. This disclosure will not be as extensive as that required of a U.S. domestic issuer. We intend to commence providing such disclosure, at the latest, in the annual proxy statement for our 2017 annual meeting of shareholders, which will be filed under cover of a Form 6-K.

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Employment and Service Agreements with Executive Officers

We have entered into written employment agreements and/or service agreements with each of our executive officers. These agreements contain provisions standard for a company in our industry regarding confidentiality of information and assignment of inventions. These agreements are terminable by either party upon prior written notice ranging from 30 to 60 days. We only have non-competition agreements with our Chief Executive Officer and acting Chief Financial Officer. However, the enforceability of non-competition agreements may be limited under applicable Israeli law. We intend to enter into agreements with each executive officer and director pursuant to which we will indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance.

Upon the successful completion of this offering, our Chief Executive Officer will be entitled to a special one-time bonus in the amount of $210,000, and our acting Chief Financial Officer will be entitled to a special one-time bonus in an amount equal to one-third of one percent of the net proceeds received by us in this offering, but which may not be lower than $60,000 and may not exceed $90,000. In addition, we have issued benefit units to each of our executive officers other than our chief executive and acting chief financial officers. The benefit units are issued at management's or the board's discretion similar to cash bonuses, and as an incentive to the recipients. The benefit units become exercisable into cash over a five year period, and their monetary value is based upon our annual sale orders. For the year ended December 31, 2016, we paid an aggregate of approximately $25,000 to one of our executive officers upon the exercise of his benefit units. As of January 1, 2017, our executive officers held in the aggregate approximately 20,825 benefit units with an aggregate value of approximately $4,400.

In the future we intend to grant options to purchase of our Ordinary Shares to our officers and certain directors. Such options agreements may contain acceleration provisions upon certain merger, acquisition or change of control transactions. If the relationship between us and an executive officer or director is terminated, except for cause, options that are vested will generally remain exercisable for 90 days after such termination.

We describe our option plan under “Management—2015 Incentive Option Plan.” See also Note 16(b) to the audited financial statements for the fiscal year ended December 31, 2016.

Directors’ Service Contracts

Other than with respect to our directors that are also executive officers (including our Chairman), we do not have written agreements with any director providing for benefits upon the termination of his employment with our company.

Corporate Governance Practices

As an Israeli company issuing shares to the public, we are subject to various corporate governance requirements under Israeli law relating to such matters as the election of external directors, the appointment of the audit committee, the compensation committee and an internal auditor. These requirements are in addition to the corporate governance requirements imposed by the NASDAQ Stock Market rules and other applicable provisions of U.S. securities laws as applicable to foreign private issuers to which we will become subject upon consummation of this offering and the listing of our Ordinary Shares on the NASDAQ Capital Market. Under the NASDAQ Stock Market rules, a foreign private issuer may generally follow its home country rules of corporate governance in lieu of the comparable requirements of the NASDAQ Stock Market rules, except for certain matters, including (among others) the composition and responsibilities of the audit committee and the independence of its members within the meaning of the rules and regulations of the SEC. For further information, see “Risk Factors” and “Management—NASDAQ Listing Rules and Home Country Practices.”

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Board Practices

Board of Directors

Under the Israeli Companies Law, the responsibility for setting up our policy and oversight over our business is vested in our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our board of directors. Our chief executive officer is appointed by, and serves at the discretion of, our board of directors, subject to the employment agreement that we have entered into with him. All other executive officers are appointed by our chief executive officer, and are subject to the terms of any applicable employment agreements that we may enter into with them.

Under our amended and restated articles of association, which will be effective immediately prior and subject to the consummation of this offering, our board of directors must consist of at least five and not more than eleven directors, as may be fixed from time to time by our board of directors, including at least two external directors if required to be appointed under the Israeli Companies Law. Accordingly, at any time, the minimum number of directors (other than the external directors) may not fall below three. Our board of directors will consist of             directors immediately prior to the consummation of this offering, which will include          new directors and two nominees as external directors whose service as directors will commence immediately prior to the consummation of this offering and, in the case of the external directors, their appointment as external directors shall be subject to ratification at a meeting of our shareholders to be held no later than three months following the completion of this offering. We have only one class of directors.

Other than external directors, for whom special election requirements apply under the Israeli Companies Law as detailed below, our directors are each elected at an annual general meeting of our shareholders and serve until the next annual general meeting. Directors (other than external directors) shall nevertheless be removed prior to the end of their term by the majority of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, all in accordance with the Israeli Companies Law and our amended and restated articles of association.

In addition, our amended and restated articles of association allow our board of directors to appoint directors (who satisfy the eligibility requirements under the Israeli Companies Law), other than external directors, to fill vacancies on our board of directors, for a term of office equal to the remaining period of the term of office of the director(s) whose office(s) have been vacated. External directors are elected for an initial term of three years and may be elected for additional three-year terms under the circumstances described below. External directors may be removed from office only under the limited circumstances set forth in the Israeli Companies Law. See “External Directors.”

Under the Israeli Companies Law, nominations for directors may be made by any shareholder holding at least one percent of our outstanding voting power. However, any such shareholder may make such a nomination only if a written notice of such shareholder’s intent to make such nomination has been given to our board of directors. Any such notice must include certain information which is required under the Israeli Companies Law and our amended and restated articles of associations, to provide to our shareholders, the consent of the proposed director nominee(s) to serve as our director(s) if elected and a declaration signed by the nominee(s) declaring that there is no limitation under the Israeli Companies Law preventing their election and that all of the information that is required under the Israeli Companies Law to be provided to us in connection with such election has been provided.

Under the Israeli Companies Law, our board of directors must determine the minimum number of directors who are required to have accounting and financial expertise. In determining the number of directors required to have such expertise, our board of directors must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our board of directors has determined that our company requires          director(s) with such expertise. A director with accounting and financial expertise is a director who, due to his or her education, experience and skills, possesses an expertise in, and an understanding of, financial and accounting matters and financial statements, such that he or she is able to understand the financial statements of the company and initiate a discussion about the presentation of financial data.

External Directors

Under the Israeli Companies Law, the boards of directors of companies, whose shares are publicly traded, including companies with shares listed on the NASDAQ Capital Market, are required to include at least two members elected to serve as external directors.              and           have agreed to serve as our external directors following the consummation of this offering, subject to ratification at a meeting of our shareholders to be held no later than three months following the completion of this offering.

The definitions of an external director under the Israeli Companies Law and an independent director under the NASDAQ Stock Market rules are similar to such an extent that it would be generally expected that our two external directors will also comply with the independence requirement under the NASDAQ Stock Market rules.

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The Israeli Companies Law provides that external directors must be elected by a majority vote of the shares present and voting at a shareholders meeting, provided that either:

●	the majority voted in favor of election includes a majority of the shares held by non-controlling shareholders who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding for such purpose any abstentions, which we refer to as a disinterested majority; or

●	the total number of shares held by non-controlling disinterested shareholders (as described in the previous bullet-point) that voted against the election of the director does not exceed 2% of the aggregate voting rights in a company.

The term “controlling shareholder” as used in the Israeli Companies Law for purposes of all matters related to external directors and for certain other purposes (such as the requirements related to appointment to the audit committee or compensation committee, as described below), means as a shareholder with the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint the majority of the directors of the company or its general manager (chief executive officer).

The Israeli Companies Law provides for an initial three-year term for an external director. Thereafter, an external director may be reelected by shareholders to serve in that capacity for additional three-year terms, provided that the external director continues to meet the independence standards and is reelected per the requirements of the Israeli Companies Law. However, after nine years of service, an external director may be reelected only if both our audit committee and board of directors confirm that, in light of the external director’s expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional period is beneficial to the company.

External Directors may be removed from office only under limited circumstances, including ceasing to meet the statutory qualifications for appointment or violating their duty of loyalty to the company and only by a special meeting of shareholders that approves such dismissal by the same shareholder vote percentage required for the election of external directors, or by a court. If an external directorship becomes vacant and there are less than two external directors on the board of directors at the time, then the board of directors is required under the Israeli Companies Law to call a shareholders’ meeting as soon as possible to appoint a replacement external director.

Each committee of the board of directors that is authorized to exercise the powers of the board of directors must include at least one external director, except that the audit committee and compensation committee must each include all external directors then serving on the board of directors. Payment of external directors is governed by applicable regulations promulgated under the Israeli Companies Law and is determined prior to such external director's appointment and may not be changed during his or her term subject to certain exceptions.

The Israeli Companies Law provides that a person is not qualified to be appointed as an external director if (i) the person is a relative of a controlling shareholder of the company, or (ii) if that person or his or her relative, partner, employer, another person to whom he or she was directly or indirectly subordinate, or any entity under the person’s control, has or had, during the two years preceding the date of appointment as an external director: (a) any affiliation or other disqualifying relationship with the company, with any person or entity controlling the company or a relative of such person, or with any entity controlled by or under common control with the company; or (b) in the case of a company with no shareholder holding 25% or more of its voting rights, had at the date of appointment as an external director, any affiliation or other disqualifying relationship with a person then serving as chairman of the board or chief executive officer, a holder of 5% or more of the issued share capital or voting power in the company or the most senior financial officer.

The term “relative” is defined in the Israeli Companies Law as a spouse, sibling, parent, grandparent or descendant; spouse’s sibling, parent or descendant; and the spouse of each of the foregoing persons.

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Under the Israeli Companies Law, the term “affiliation” and the similar types of disqualifying relationships, as used above, include (subject to certain exceptions):

●	an employment relationship;

●	a business or professional relationship even if not maintained on a regular basis (excluding insignificant relationships);

●	control; and

●	service as an office holder, excluding service as a director in a private company prior to the initial public offering of its shares if such director was appointed as a director of the private company in order to serve as an external director following the initial public offering.

The term “office holder” is defined in the Israeli Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of that person’s title, a director and any other manager directly subordinate to the general manager.

In addition, no person may serve as an external director if that person’s position or professional or other activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as an external director or if the person is an employee of the Israel Securities Authority or of an Israeli stock exchange. A person may furthermore not continue to serve as an external director if he or she received direct or indirect compensation from the company including amounts paid pursuant to indemnification or exculpation contracts or commitments and insurance coverage for his or her service as an external director, other than as permitted by the Israeli Companies Law and the regulations promulgated thereunder.

If at the time at which an external director is appointed all members of the board of directors, who are not controlling shareholders or relatives thereof, are of the same gender, the external director must be of the other gender. A director of one company may not be appointed as an external director of another company if a director of the other company is acting as an external director of the first company at such time.

According to the Israeli Companies Law, a person may be appointed as an external director only if he or she has professional qualifications —defined as an academic degree in certain fields or at least five years of experience in certain senior positions—or if he or she has accounting and financial expertise. In addition, at least one of the external directors must have accounting and financial expertise, unless another independent director, who meets the standards of the NASDAQ Stock Market rules for membership on the audit committee, has accounting and financial expertise. Our board of directors has determined that has accounting and financial expertise and possesses professional qualifications as required under the Israeli Companies Law.

Under the regulations pursuant to the Israeli Companies Law, certain exemptions and reliefs with respect to external directors and independent directors are granted to companies whose securities are traded outside of Israel. For example, we will not be required to have external directors if: (i) the company does not have a controlling shareholder (as such term is defined in the Israeli Companies Law); (ii) a majority of the directors serving on the board of directors are “independent,” as defined under NASDAQ Rule 5605(a)(2); (iii) the company follows NASDAQ Rule 5605(e)(1), which requires that the nomination of directors be made, or recommended to the board of directors, by a nominating committee of the board of directors consisting solely of independent directors, or by a majority of independent directors; and (iv) the company follows NASDAQ Rule 5605 with respect to its audit committee and compensation committee. We may use these exemptions and reliefs after this offering.

Leadership Structure of the Board

In accordance with the Israeli Companies Law and our amended and restated articles of association, our board of directors is required to appoint one of its members to serve as chairman of the board of directors. Our board of directors has appointed Mr. Gideon Yampolsky to serve as chairman of the board of directors.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

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Board Committees

Audit Committee

Under the Israeli Companies Law, the board of directors of a public company must appoint an audit committee. The audit committee must be comprised of at least three directors, including all of the external directors, one of whom must serve as chairman of the committee. The audit committee may not include the chairman of the board, any director employed by or otherwise providing services on a regular basis to the company, to a controlling shareholder or to any entity controlled by a controlling shareholder, or any director who derives most of his or her income from a controlling shareholder or a relative thereof.

In addition, under the Israeli Companies Law, a majority the members of the audit committee of a publicly-traded company must be unaffiliated directors. In general, an “unaffiliated director” under the Israeli Companies Law is defined as either (i) an external director, or (ii) an individual who has not served as a director of the company for a period exceeding nine consecutive years and who meets the qualifications for being appointed as an external director, except that he or she need not meet the requirement for accounting and financial expertise or professional qualifications.

Audit Committee Charter

Following the consummation of this initial public offering, our board of directors intends to appoint an audit committee and adopt an audit committee charter that will set forth the responsibilities of the Audit Committee consistent with the rules of the SEC and the NASDAQ Stock Market rules, as well as subjecting the audit committee charter to the requirements under the Israeli Companies Law, as described below.

Under the Israeli Companies Law, our Audit Committee is responsible for

●	determining whether there are deficiencies in the business management practices of our company, and making recommendations to the board of directors to improve such practices;

●	determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest and whether such transaction is extraordinary or material under the Israeli Companies Law) (see “Management—Approval of Related Party Transactions under Israeli law”);

●	examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities;

●	examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is considering the appointment of our auditor;

●	establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees;

●	determining whether certain acts of an office holder not in accordance with his or her fiduciary duty owed to the company are extraordinary or material and to approve such acts and certain related party transactions (including transactions in which an office holder has a personal interest) and whether such transaction is extraordinary or material under the Israeli Companies Law (see “Management —Approval of Related Party Transactions under Israeli Law”);

●	deciding whether to approve and to establish the approval process (including by tender or other competitive proceedings) for certain transactions with a controlling shareholder or in which a controlling shareholder has a personal interest; and

●	determining the process of approving of transactions that are not negligible, including determining the types of transactions that will be subject to the approval of the audit committee.

Our Audit Committee may not conduct any discussions or approve any actions requiring its approval (see “Management—Approval of Related Party Transactions under Israeli law”), unless at the time of the approval a majority of the committee’s members are present, which majority consists of unaffiliated directors including at least one external director.

Under the regulations promulgated under the Israeli Companies Law, certain exemptions and reliefs with respect to the audit committee are granted to companies whose securities are traded outside of Israel. We may use these exemptions and reliefs after the listing of our Ordinary Shares on the NASDAQ Capital Market.

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NASDAQ Stock Market Requirements for Audit Committee

Under the NASDAQ Stock Market rules, we are required to maintain an audit committee consisting of at least three members, all of whom are independent and are financially literate and one of whom has accounting or related financial management expertise.

The members of our Audit Committee, which will be formed following the consummation of this offering, will be           and           .

Compensation Committee

We intend to rely upon the exemption available to foreign private issuers under the NASDAQ Stock Market rules with respect to the determination of the compensation of our chief executive officer and other executive officers in lieu of forming a compensation committee consisting entirely of independent directors (or the determination of such compensation solely by the independent members of our board of directors), and rather form a compensation committee in compliance with the Israeli Companies Law. See “Management—NASDAQ Listing Rules and Home Country Practices.”

Under the Israeli Companies Law, the board of directors of a public company must appoint a compensation committee. The compensation committee must be comprised of at least three directors, including all of the external directors, who must constitute a majority of the members of the compensation committee and one of whom must serve as chairman of the committee. However, subject to certain exceptions, Israeli companies whose securities are traded on stock exchanges such as the NASDAQ Stock Market, and who do not have a shareholder who holds in the aggregate 25% or more of the company’s share capital, do not have to meet this majority requirement; provided, however, that the compensation committee meets other Israeli Companies Law composition requirements, as well as the requirements of the jurisdiction where the company’s securities are traded. Each compensation committee member that is not an external director must be a director whose compensation does not exceed an amount that may be paid to an external director. The compensation committee is subject to the same Israeli Companies Law restrictions as the audit committee, with respect to whom may not be a member of the committee.

The members of our Compensation Committee, which will be formed following the consummation of this offering, will be           , along with our two external director nominees, Messrs.             and              .

Under the Israeli Companies Law, our Compensation Committee is responsible for (i) proposing an office holder compensation policy to the board of directors, (ii) proposing necessary revisions to the compensation policy and examining its implementation, (iii) determining whether to approve transactions with respect to the terms of office and employment of office holders and (iv) determining, in accordance with our office holder compensation policy, whether to exempt an engagement with an unaffiliated nominee for the position of chief executive officer from requiring shareholders’ approval. Under the regulations promulgated under the Israeli Companies Law, certain exemptions and reliefs with respect to the compensation committee are granted to companies whose securities are traded outside of Israel. We may use these exemptions and reliefs after the listing of our Ordinary Shares on the NASDAQ Capital Market.

Under the Israeli Companies Law, our compensation policy must serve as the basis for the decisions concerning the financial terms of employment or engagement of executives and directors, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must be approved (or reapproved) not longer than every three years, and relate to certain factors, including advancement of the company’s objective, business plan and its long term strategy and creation of appropriate incentives for office holders. In the event that we adopt the compensation policy prior to the consummation of this offering, then the compensation policy would be brought for initial re-approval only after five years. In any event, the compensation policy must consider, among other things, the company’s risk management, size and nature of its operations. The compensation policy must furthermore consider the following additional factors:

●	the knowledge, skills, expertise and accomplishments of the relevant office holder;

●	the office holder’s roles and responsibilities and prior compensation agreements with him or her;

●	the relationship between the terms offered and the average compensation of the other employees of the company, including those employed through manpower companies;

●	the impact of disparities in salary upon work relationships in the company;

●	the possibility of reducing variable compensation at the discretion of the board of directors or the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and

●	as to severance compensation, the period of service of the office holder, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contributions towards the company’s achievement of its goals and the maximization of its profits and the circumstances under which the person is leaving the company.

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The compensation policy must also include the following principles:

●	the link between variable compensation and long-term performance and measurable criteria;

●	the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation;

●	the conditions under which a director or executive would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements;

●	the minimum holding or vesting period for variable, equity-based compensation; and

●	maximum limits for severance compensation.

Under the Israeli Companies Law, we are required to adopt an office holder compensation policy no later than nine months after the date of this initial public offering. However, we may adopt our office holder compensation policy before the consummation of this offering. In any event, such policy must be approved by vote of our shareholders subject to the following:

●	the majority of the shares that are voted at the meeting in favor of the approval of the compensation policy, excluding abstentions, include at least a majority of the votes of shareholders who do not have a personal interest in the approval of the compensation policy; or

●	the total number of shares held by the shareholders mentioned in clause (i) above that are voted against the proposal does not exceed two percent of the aggregate voting rights in the company.

Compensation Committee - Charter

Our board of directors intends to adopt a compensation committee charter setting forth the responsibilities of the committee, subjecting the compensation committee charter to the requirements under the Israeli Companies Law, as described above.

Nominating Committee

Our board of directors does not currently have a nominating committee, as director nominees are presented by our board of directors to our shareholders based upon the nominations made by the board of directors itself. We intend to rely upon the exemption available to foreign private issuers under the NASDAQ Stock Market rules from the NASDAQ listing requirements related to independent director oversight of nominations to our board of directors and the adoption of a formal written charter or board resolution addressing the nominations process. See “Management—NASDAQ Listing Rules and Home Country Practices.”

Compensation of Directors

Under the Israeli Companies Law, compensation of directors requires the approval of a company’s compensation committee, the subsequent approval of the board of directors and, unless exempted under the regulations promulgated under the Israeli Companies Law, the approval of the shareholders at a general meeting. Where the director is also a controlling shareholder, the requirements for approval of transactions with controlling shareholders apply.

External directors are entitled to remuneration subject to the provisions and limitations set forth in the regulations promulgated under the Israeli Companies Law.

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Internal auditor

Under the Israeli Companies Law, the board of directors of an Israeli public company must appoint an internal auditor recommended by the audit committee and nominated by the board of directors. An internal auditor may not be:

●	a person (or a relative of a person) who holds more than 5% of the company’s outstanding shares or voting rights;

●	a person (or a relative of a person) who has the power to appoint a director or the general manager of the company;

●	an office holder (including a director) of the company (or a relative thereof); or

●	a member of the company’s independent accounting firm, or anyone on his or her behalf.

The role of the internal auditor is to examine, among other things, our compliance with applicable law and orderly business procedures.

NASDAQ Listing Rules and Home Country Practices

The Sarbanes-Oxley Act, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, such as us, to comply with various corporate governance practices. In addition, upon the contemplated listing of our Ordinary Shares on the NASDAQ Capital Market, we will be required to comply with NASDAQ Stock Market rules. Under those rules, we may elect to follow certain corporate governance practices permitted under the Israeli Companies Law in lieu of compliance with corresponding corporate governance requirements otherwise imposed by the NASDAQ Stock Market rules for U.S. domestic issuers.

In accordance with Israeli law and practice and subject to the exemption set forth in Rule 5615 of the NASDAQ Stock Market rules, if we list on the NASDAQ Capital Market we intend to follow the provisions of the Israeli Companies Law, rather than the NASDAQ Stock Market rules, with respect to the following requirements:

●	Distribution of periodic reports to shareholders; proxy solicitation. As opposed to the NASDAQ Stock Market rules, which require listed issuers to make such reports available to shareholders in one of a number of specific manners, Israeli law does not require us to distribute periodic reports directly to shareholders, and the generally accepted business practice in Israel is not to distribute such reports to shareholders but to make such reports available through a public website. In addition to making such reports available on a public website, we plan to make our audited financial statements available to our shareholders at our offices and will only mail such reports to shareholders upon request. As a foreign private issuer, we are generally exempt from the SEC’s proxy solicitation rules.

●	Nomination of our directors. With the exception of our external directors and directors elected by our board of directors due to vacancy, or our chief executive officer who will serve as a director ex-officio, our directors are elected by an annual meeting of our shareholders to hold office until the next annual meeting following one year from his or her election. See “Management—Board Practices—Board of Directors.” The nominations for directors, which are presented to our shareholders by our board of directors, are generally made by the board of directors itself, in accordance with the provisions of our amended and restated articles of association and the Israeli Companies Law. Nominations need not be made by a nominating committee of our board of directors consisting solely of independent directors, as required under the NASDAQ Stock Market rules. Nominations may also be made by one or more of our shareholders, as provided in our amended and restated articles of association, or under the Israeli Companies Law.

●	Compensation of officers. Israeli law and our amended and restated articles of association do not require that the independent members of our board of directors (or a compensation committee composed solely of independent members of our board of directors) determine an executive officer’s compensation, as is generally required under the NASDAQ Stock Market rules with respect to the chief executive officer and all other executive officers.

Instead, compensation of executive officers is determined and approved by our board of directors and our Compensation Committee, either in consistency with our office holder compensation policy or, in special circumstances, taking into account certain considerations stated in the Israeli Companies Law.

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Shareholder approval shall be further required in the event (i) approval by our board of directors and our Compensation Committee is not consistent with our office holders compensation policy or (ii) compensation required to be approved is that of our chief executive officer or an executive officer who is also the controlling shareholder of our company (including a relative thereof). Such shareholder approval shall require a majority vote of the shares present and voting at a shareholders meeting, provided either (i) such majority includes a majority of the shares held by non-controlling shareholders who do not have a personal interest in the compensation arrangement that are voted at the meeting, excluding for such purpose any abstentions or (ii) the total shares held by non-controlling disinterested shareholders voted against the arrangement does not exceed 2% of the voting rights in our company.

Additionally, approval of the compensation of a director, including a director who is also an executive officer shall require a simple majority vote of the shares present and voting at a shareholders meeting, if consistent with our office holders compensation policy or a special majority as set forth above if the proposed compensation for the director is not consistent with our office holders compensation policy. Our Compensation Committee may, in special circumstances, recommend approving the compensation of an executive officer (other than a director or a controlling shareholder) despite shareholders objection, based on specified arguments and taking shareholders’ objection into account. Our compensation committee may exempt an engagement with a nominee for the position of chief executive officer, who meets the non-affiliation requirements set forth for an external director, from requiring shareholders’ approval, if such engagement is consistent with our office holders compensation policy and our compensation committee determines based on specified arguments that presentation of such engagement to shareholders’ approval is likely to prevent such engagement. To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval is required once every three years.

A director or executive officer may not be present when the compensation committee or board of directors of a company discusses or votes upon the terms of his or her compensation, unless the chairman of the compensation committee or board of directors (as applicable) determines that he or she should be present to present the transaction that is subject to approval.

●	Independent directors. Israeli law does not require that a majority of the directors serving on our board of directors be “independent,” as defined under NASDAQ Listing Rule 5605(a)(2), and rather requires we have at least two external directors who meet the requirements of the Israeli Companies Law, as described above under “Management—Board Practices—External Directors.” We are required, however, to ensure that all members of our Audit Committee are “independent” under the applicable NASDAQ and SEC criteria for independence (as we cannot exempt ourselves from compliance with that SEC independence requirement, despite our status as a foreign private issuer), and we must also ensure that a majority of the members of our Audit Committee are “unaffiliated directors” as defined in the Israeli Companies Law. Furthermore, Israeli law does not require, nor do our independent directors conduct, regularly scheduled meetings at which only they are present, which the NASDAQ Stock Market rules otherwise require.

●	Shareholder approval. We will seek shareholder approval for all corporate actions requiring such approval under the requirements of the Israeli Companies Law, rather than seeking approval for corporation actions in accordance with NASDAQ Listing Rule 5635. In particular, under this NASDAQ Stock Market rule, shareholder approval is generally required for: (i) an acquisition of shares/assets of another company that involves the issuance of 20% or more of the acquirer’s shares or voting rights or if a director, officer or 5% shareholder has greater than a 5% interest in the target company or the consideration to be received; (ii) the issuance of shares leading to a change of control; (iii) adoption/amendment of equity compensation arrangements; and (iv) issuances of 20% or more of the shares or voting rights (including securities convertible into, or exercisable for, equity) of a listed company via a private placement (and/or via sales by directors, officers and 5% shareholders) if such equity is issued (or sold) at below the greater of the book or market value of shares. By contrast, under the Israeli Companies Law, shareholder approval is required for, among other things: (i) transactions with directors concerning the terms of their service or indemnification, exemption and insurance for their service (or for any other position that they may hold at a company), for which approvals of the compensation committee, board of directors and shareholders are all required, (ii) extraordinary transactions with controlling shareholders of publicly held companies, which require the special approval described below under “Approval of Related Party Transactions under Israeli Law—Disclosure of Personal Interests of Controlling Shareholders,” and (iii) terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative, which require the special approval described below under “Approval of Related Party Transactions under Israeli Law—Disclosure of Personal Interests of Controlling Shareholders.” In addition, under the Israeli Companies Law, a merger requires approval of the shareholders of each of the merging companies.

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Approval of Related Party Transactions under Israeli Law

Fiduciary Duties of Directors and Executive Officers

The Israeli Companies Law codifies the fiduciary duties that office holders owe to a company. Each person listed in the table under “Management—Executive Officers and Directors” is an office holder under the Israeli Companies Law.

An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of loyalty requires that an office holder act in good faith and in the best interests of the company. The duty of care includes a duty to use reasonable means to obtain:

●	information on the advisability of a given action brought for his or her approval or performed by virtue of his or her position; and

●	all other important information pertaining to these actions.

The duty of loyalty requires an office holder to act in good faith and for the benefit of the company, and includes a duty to:

●	refrain from any conflict of interest between the performance of his or her duties to the company and his or her other duties or personal affairs;

●	refrain from any activity that is competitive with the company;

●	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or herself or others; and

●	disclose to the company any information or documents relating to the company’s affairs which the office holder received as a result of his or her position as an office holder.

Disclosure of Personal Interests of an Office Holder

The Israeli Companies Law requires that an office holder promptly disclose to the board of directors any personal interest that he or she may have concerning any existing or proposed transaction with the company, as well as any substantial information or document with respect thereof. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the board of directors at which the transaction is considered. A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of one’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager, but excluding a personal interest stemming from one’s ownership of shares in the company. Furthermore, a personal interest includes the personal interest of a person for whom the office holder holds a voting proxy, or the interest of the office holder with respect to his or her vote on behalf of the shareholder for whom he or she holds a proxy even if such shareholder itself has no personal interest in the approval of the matter. An office holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of a relative of such office holder in a transaction that is not considered an extraordinary transaction. Under the Israeli Companies Law, an extraordinary transaction is defined as any of the following:

●	a transaction other than in the ordinary course of business;

●	a transaction that is not on market terms; or

●	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

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If it is determined that an office holder has a personal interest in a transaction which is not an extraordinary transaction, approval by the board of directors is required for the transaction, unless the company’s articles of association provide for a different method of approval. Our amended and restated articles of association do not state otherwise. Further, so long as an office holder has disclosed his or her personal interest in a transaction, the board of directors may approve an action by the office holder that would otherwise be deemed a breach of duty of loyalty. However, a company may not approve a transaction or action that is adverse to the company’s interest or that is not performed by the office holder in good faith. Approval first by the company’s audit committee and subsequently by the board of directors is required for an extraordinary transaction in which an office holder has a personal interest. Arrangements regarding the compensation, indemnification or insurance of an office holder require the approval of the compensation committee, board of directors and, in certain circumstances, the shareholders, in that order, as described above under “Management—NASDAQ Listing Rules and Home Country Practices—Compensation of officers” and “Management—NASDAQ Listing Rules and Home Country Practices—Shareholder approval.”

Generally, except with respect to non-extraordinary transactions, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter unless a majority of the directors or members of the audit committee have a personal interest in the matter, or unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. Generally, if a majority of the members of the audit committee and/or the board of directors has a personal interest in the approval of a transaction, then all directors may participate in discussions of the audit committee and/or the board of directors on such transaction and the voting on approval thereof, but shareholder approval is also required for such transaction.

Disclosure of a personal interest is also required of a person who is an interested party with respect to (i) a private placement submitted for approval whereby 20% or more of the company’s outstanding share capital prior to the placement is offered, and the payment for which is not only in cash or in tradable securities registered in a stock exchange, or that is not at market terms, and which will result in an increase of the holdings of a shareholder that already holds 5% or more of the company’s outstanding share capital or voting rights or will cause any person to become, as a result of the issuance, a holder of more than 5% of the company’s outstanding share capital or voting rights or (ii) a private placement submitted for approval that as a result of which will become a controlling shareholder. Such personal interest disclosure requirements also apply to certain shareholders of a public company who have a personal interest in the adoption by the shareholders of certain proposals with respect to (i) certain special tender offers or forced bring along share purchase transactions, (ii) election of external directors, (iii) approval of a compensation policy governing the terms of employment and compensation of office holders, (iv) approval of the terms of employment and compensation of the chief executive officer, (v) approval of the terms of employment and compensation of office holders of the company when such terms deviate from the compensation policy previously approved by the company’s shareholders and (vi) approving the appointment of either (1) the chairman of the board or his/her relative as the chief executive officer of the company or (2) the chief executive officer or his/her relative as the chairman of the board of directors of the company. If any shareholder casting a vote at a shareholders meeting in connection with such proposals as aforesaid does not notify the company if he, she or it has a personal interest with respect to such proposal, his, her or its vote with respect to the proposal will be disqualified.

Disclosure of Personal Interests of Controlling Shareholders

The disclosure requirements regarding personal interests that apply to directors and executive officers also apply to controlling shareholders, as defined below. The Israeli Companies Law requires a special approval procedure for (1) extraordinary transactions with controlling shareholders, (2) extraordinary transactions with a third party where a controlling shareholder has a personal interest in the transaction and (3) any transaction with the controlling shareholder or the controlling shareholder’s relative regarding terms of service provided directly or indirectly (including through a company controlled by the controlling shareholder) and terms of employment (for a controlling shareholder who is not an office holder).

Such extraordinary transactions with controlling shareholders require the approval of the audit committee or the compensation committee, as applicable, the board of directors and the majority of the voting power of the shareholders present and voting at the general meeting of the company (not including abstentions), provided that either:

●	the majority of the shares of shareholders who have no personal interest in the transaction and who are present and voting, vote in favor; or

●	shareholders who have no personal interest in the transaction who vote against the transaction do not represent more than 2% of the aggregate voting rights in the company.

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Any shareholder participating in the vote on approval of an extraordinary transaction with a controlling shareholder must inform the company prior to the voting whether or not he or she has a personal interest in the approval of the transaction and if he or she fails to do so, his or her vote will be disregarded.

Further, extraordinary transactions with controlling shareholders, extraordinary transactions with a third party where a controlling shareholder has a personal interest in the transaction or transactions with a controlling shareholder or his or her relative concerning terms of service or employment need to be re-approved once every three years; provided, however, that with respect to extraordinary transactions with controlling shareholders or extraordinary transaction with a third party where a controlling shareholder has a personal interest in the transaction, the audit committee may determine that the duration of the transaction in excess of three years is reasonable given the circumstances related thereto.

In accordance with regulations promulgated under the Israeli Companies Law, certain defined types of extraordinary transactions between a public company and its controlling shareholder or controlling shareholders are exempt from the shareholder approval requirements. Furthermore, a transaction with a controlling shareholder that would otherwise require approval of the shareholders is generally exempt from shareholders’ approval if the audit committee and the board of directors determine that the transaction is on market terms and in the ordinary course of business and does not otherwise harm the company. Examples to such transactions are stipulated in the regulations and include transactions, the terms of which were concluded as a framework transaction and approved as such; transactions which are solely extensions to ongoing transactions and are made on substantially similar terms; transactions that can only benefit the company, without imposing any liabilities. However, such exemptions will not apply if one or more shareholders holding at least 1% of the issued and outstanding shares or voting rights, objects to the use of these exemptions in writing not later than 14 days from the date the company notifies its shareholders of the adoption by the relevant corporate bodies of the resolution regarding the transaction without shareholder approval in reliance upon such exemption.

A “controlling shareholder” is defined in the Israeli Companies Law for purposes of the provisions governing related party transactions and office holder compensation as a person with the ability to direct the actions of a company, or a person who holds 25% or more of the voting power in a public company if no other shareholder owns more than 50% of the voting power in the company, but excluding a person whose power derives solely from his or her position as a director of the company or any other position with the company. Any two or more persons holding voting rights in the company, who each have a personal interest in the approval of the same such transaction, shall be deemed to be one holder with respect thereto.

Arrangements regarding the terms of engagement and compensation of a controlling shareholder who is an office holder, and the terms of employment of a controlling shareholder who is an employee of the company, require the approval of the compensation committee, board of directors and, generally, the shareholders, in that order, as described above under “Management—NASDAQ Listing Rules and Home Country Practices - Compensation of officers.”

Shareholder Duties

Pursuant to the Israeli Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power in the company, including, among other things, in voting at the general meeting of shareholders and at class shareholder meetings with respect to the following matters:

●	an amendment to the company’s articles of association;

●	an increase of the company’s authorized share capital;

●	a merger; or

●	approval of interested party transactions and acts of office holders that require shareholder approval.

In addition, a shareholder also has a general duty to refrain from discriminating against other shareholders.

Certain shareholders have a further duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote or a shareholder class vote and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the company or other power towards the company. The Israeli Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness.

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Exculpation, Insurance and Indemnification of Directors and Officers

Under the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of a duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, a company may indemnify, or undertake in advance to indemnify, an office holder for the following liabilities and expenses, imposed on office holder or incurred by office holder due to acts performed by him or her as an office holder, provided its articles of association include a provision authorizing such indemnification:

●	Financial liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria.

●	Reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment was filed against such office holder as a result of such investigation or proceeding and (2) (i) no financial liability, such as criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, (ii) if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or as a monetary sanction.

●	Reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

●	Expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments required to be made to an injured party, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, including a breach arising out of the negligent conduct of an officer; and

●	a financial liability imposed on the office holder in favor of a third party.

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Without derogating from the aforementioned, subject to the provisions of the Israeli Companies Law and the Israeli Securities Law, we may also enter into a contract to insure an office holder, in respect of expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or payment required to be made to an injured party, pursuant to certain provisions of the Israeli Securities Law.

Nevertheless, under the Israeli Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of fiduciary duty, except for indemnification and insurance for a breach of the duty of loyalty to the company in the event office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive unlawful personal benefit; or

●	a fine, monetary sanction, penalty or forfeit levied against the office holder.

The Israeli Securities Law provides that a company cannot obtain insurance against or indemnify a third party (including its officers or employees) for any administrative procedure conducted by the Israeli Securities Authority or monetary fine (other than for certain legal expenses and payments of damages to an injured party). The Israeli Securities Law permits insurance coverage and/or indemnification for certain liabilities incurred in connection with an administrative procedure, such as reasonable legal fees and certain compensation payable to injured parties for damages suffered by them, provided that such insurance or indemnification is permitted under the company’s articles of association. Our amended and restated articles of association contains such a provision.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders require the approval of the compensation committee, board of directors and, in certain circumstances, by our shareholders, as described above under “Management—NASDAQ Listing Rules and Home Country Practices—Compensation of officers”

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted by the Israeli Companies Law and Israeli Securities Law.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law, the Israeli Securities Law, and our amended and restated articles of association. In addition, we have entered into agreements with each of our office holders undertaking to indemnify them to the fullest extent permitted by Israeli law, including with respect to liabilities resulting from this offering to the extent that these liabilities are not covered by insurance. In the opinion of the SEC, however, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable. It is our intention to include in our office holders compensation policy to be brought for approval of our shareholders (as required under the Israeli Companies Law) applicable provisions with respect to directors’ and officers’ liability insurance for the benefit of our office holders, as well as with respect to indemnification of office holders.

Code of Business Conduct and Ethics

We will adopt, effective upon the consummation of this offering, a Code of Business Conduct and Ethics applicable to all of our directors and employees, including our chief executive officer, acting chief financial officer, controller or principal accounting officer, or other persons performing similar functions, which is a “code of ethics” as defined in Item 16B of Form 20-F promulgated by the SEC. Upon the effectiveness of the registration statement of which this prospectus forms a part, the full text of the Code of Business Conduct and Ethics will be posted on our website: www.compulab.com. If we make any amendment to the Code of Business Conduct and Ethics or grant any waivers, including any implicit waiver, from a provision of the code of ethics, we will disclose the nature of such amendment or waiver to the extent required by the rules and regulations of the SEC. Under Item 16B of the SEC’s Form 20-F, if a waiver or amendment of the Code of Business Conduct and Ethics applies to our principal executive officer, principal financial officer, principal accounting officer or controller and relates to standards promoting any of the values described in Item 16B(b) of such Form 20-F, we will disclose such waiver or amendment in accordance with the requirements of Instruction 4 to such Item 16B.

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2015 Incentive Option Plan

We maintain one equity incentive plan — our 2015 Incentive Option Plan, or our 2015 Plan. As of the date of this prospectus, no shares were reserved for issuance under our 2015 Plan and there are no outstanding options to purchase Ordinary Shares.

Our 2015 Plan, which was adopted by our board of directors on January 14, 2015, provides for the grant of options, restricted shares, restricted share units and share appreciation rights, or SARS, to our and our affiliates' respective directors, employees, office holders, service providers and consultants.

The 2015 Plan is administered by our board of directors, which shall determine, subject to Israeli law, the grantees of awards and various terms of the grant. The 2015 Plan provides for granting options in compliance with Section 102 of the Israeli Income Tax Ordinance, 1961, or the Ordinance.

Section 102 of the Ordinance allows employees, directors and officers, who are not controlling shareholders and are considered Israeli residents, to receive favorable tax treatment for compensation in the form of shares or options. Our Israeli non-employee service providers and controlling shareholders may only be granted options under Section 3(9) of the Ordinance, which does not provide for similar tax benefits. Section 102 of the Ordinance includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, the most favorable tax treatment for grantees, permits the issuance to a trustee under the “capital gains track.” However, under this track we are not allowed to deduct an expense with respect to the issuance of the options or shares. In order to comply with the terms of the capital gains track, all options granted under the 2015 Plan pursuant and subject to the provisions of Section 102(b)(2) of the Ordinance, as well as the Ordinary Shares issued upon exercise of these options and other shares received subsequently following any realization of rights with respect to such options, such as share dividends and share splits, must be granted to a trustee for the benefit of the relevant employee, director or officer and should be held by the trustee for at least two years after the date of the grant.

Options granted under the 2015 Plan will generally vest over four years commencing on the date of grant such that 25% vest after one year and an additional 25% of the total option amount shall vest on the last day of each three year period immediately after the first anniversary of the vesting commencement date. Options that are not exercised within seven years from the grant date expire, unless otherwise determined by the Board or its designated committee, as applicable. In case of termination for reasons of disability or death, the grantee or his legal successor may exercise options that have vested prior to termination within a period of six months from the date of disability or death. If we terminate a grantee's employment or service for cause, all of the grantee's vested and unvested options will expire on the date of termination. If a grantee's employment or service is terminated for any other reason, the grantee may exercise his or her vested options within 90 days of the date of termination. Any expired or unvested options return to the pool for reissuance.

In the event of a merger or consolidation of our company subsequent to which we shall no longer exist as a legal entity, or a sale of all, or substantially all, of our shares or assets or other transaction having a similar effect on us, then any outstanding option shall be assumed, or an equivalent option shall be substituted, by such successor corporation or an affiliate thereof or, in case the successor corporation refuses to assume or substitute the option, our board of directors or its designated committee may (a) provide the grantee with the opportunity to exercise the option as to all or part of the shares, vested or otherwise, and (b) specify a period of time, no less than seven days, following which all outstanding options shall terminate.

Restricted share awards are Ordinary Shares that are awarded to a participant subject to the satisfaction of the terms and conditions established by the board of directors. Until such time as the applicable restrictions lapse, restricted shares are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares, except by will or the laws of descent. Generally, if a grantee’s employment or service is terminated for any reason prior to the expiration of the time when the restrictions lapse, shares that are still restricted will be forfeited by the participant.

Generally, a SAR is the right to receive a bonus in cash linked to the appreciation in our share value over a specified period of time. Each SAR shall be exercisable under term determined by our board of directors, provided however, that no SAR shall be exercisable after the expiration of six years after the effective date of grant of such SAR.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the executive and director compensation and indemnification arrangements discussed in “Management,” and the transaction described below, we have not entered into any transactions since January 1, 2014 to which we have been or are a party and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Shareholders Agreement

In December 2012 and June 2013, we entered into a shareholders agreement with certain of our shareholders, including TechnoPlus, EFG Investments Ltd., H.S.T Industrial Building (1995) Ltd., Itamar Patishi, Amir Gal-Or and Avishai Zilbershatz that, among other matters, addresses pre-emptive rights, restrictions on transfers of shares, appointment of directors, and non-competition and confidentiality obligations. The shareholders agreement and those rights will be terminated upon the closing of this offering, and none of such rights will be exercised in connection with this offering.

In addition, under the shareholders agreement, the shareholders are entitled to a monthly loan. The principal of these loans accrues interest annually at a rate equal to the minimum interest rate as set forth in Section 3 of the Income Tax Ordinance. The accumulated amounts of loans and interests will be repaid upon the earlier of: (i) consummation of an initial public offering, (ii) consummation of an M&A transaction; or (iii) any payments to shareholders of dividends or other distribution, as defined in the Israeli Companies Law. As of December 31, 2016, total shareholder loans and interest amounted to $528,000. Accordingly, all outstanding loan amounts will be repaid to us upon the consummation of this offering. See also Note 24(a) to our audited financial statements as of December 31, 2016, included elsewhere in this prospectus.

Management Agreements with Certain Shareholders

In December 2012 and June 2013, we entered into Management Agreements with certain of our shareholders, including TechnoPlus, EFG Investments Ltd., H.S.T Industrial Building (1995) Ltd., I.O. Patishi Management (1999) Ltd., Amir Gal-Or and 2B4I Ltd. Pursuant to the agreements, these shareholders may provide us with various management services, including consulting in our ongoing business, development of business relationships and assistance in obtaining favorable financing and credit. In consideration for these services, we pay to each shareholder a monthly payment based on our annual sales. Management fees for the year ended December 31, 2016 amounted to $105,000. Each of these agreements terminates automatically in the event that the respective shareholder no longer holds any part of our outstanding share capital, or in the event that we liquidate or otherwise wind up. We anticipate that all these management agreements will be terminated upon the consummation of this offering apart from TechnoPlus’ management agreement which we anticipate shall terminate on the first anniversary of this offering.

Loan to Officer

On October 24, 2014, we gave a loan in the aggregate amount of approximately $21,000 to one of our officers. The term of the loan was for up to approximately four years. The loan had an annual interest rate of 2% and was linked to Israeli consumer price index changes. The loan was repaid in monthly installments. As of July 31, 2016, the loan was repaid in full.

Non-Exclusive Representation Agreement with Compulab Embedded Systems, Inc.

In January 2007, we entered into a Non-Exclusive Representation Agreement with Compulab Embedded Systems. Compulab Embedded Systems is a company incorporated in Florida and wholly owned by our Chief Executive Officer. Currently and during the past three fiscal years, pursuant to the agreement, Compulab Embedded Systems provides us with sales and logistics services in the United States, including: customer service, shipping logistics within the U.S., payment collection and RMA forwarding. We bear all of the expenses of Compulab Embedded Systems, including personnel expenses, office expenses and monthly lease payments of approximately $1,000 for Compulab Embedded Systems’s office space in St. Petersburg, Florida. For the years ended December 31, 2016, 2015 and 2014, these expenses totaled approximately $202,000, $202,000 and $243,000, respectively.

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Agreements and Arrangements With, and Compensation of, Directors, Executive Officers and Senior Management

We have entered into written employment agreements and/or service agreements with each of our executive officers. These agreements contain provisions standard for a company in our industry regarding confidentiality of information and assignment of inventions. These agreements are terminable by either party upon prior written notice ranging from 30 to 60 days. We only have non-competition agreements with our chief executive and acting chief financial officers. However, the enforceability of non-competition agreements may be limited under applicable Israeli law.

Upon the successful completion of this offering, our Chief Executive Officer will be entitled to a special one-time bonus in the amount of $210,000.

Upon the successful completion of this offering, our acting chief financial officer will be entitled to a special bonus in an amount equal to one-third of one percent of the net proceeds received by us in this offering, but which may not be lower than $60,000 and may not exceed $90,000. In addition, we have issued benefit units to each of our officers other than our chief executive and acting chief financial officers. The benefit units shall become exercisable into cash over a five year period, and their monetary value is based upon our annual sales. See “Management—Employment and Service Agreements with Executive Officers.”

Indemnification Agreements

Our amended and restated articles of association permit us to exculpate, indemnify and insure each of our directors and office holders to the fullest extent permitted by the Israeli Companies Law and the Israeli Securities Law. We intend to enter into agreements with each executive officer and director pursuant to which we will indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance. We have also obtained directors and officers insurance for each of our officers and directors. For further information, see “Management—Exculpation, Insurance and Indemnification of Directors and Officers.”

Bank Guarantee by Shareholders

Gideon Yampolsky, our Chief Executive Officer (and until July 2014 also other shareholders) gave Bank Leumi a shareholder's guarantee, in respect of short-term credit and long-term loans provided by Bank Leumi to us. Mr. Yampolsky and the other shareholders have not charged us with guarantee fees. For details, see Note 24(d) to our audited financial statements as of December 31, 2016, included elsewhere in this prospectus.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our Ordinary Shares as of June 9, 2017 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares;

●	each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to Ordinary Shares. Ordinary Shares issuable under share options or warrants that are exercisable within 60 days after June 9, 2017 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage of shares beneficially owned before this offering is based on 212,012 shares outstanding on June 9, 2017. The number of our Ordinary Shares deemed outstanding after this offering includes the Ordinary Shares being offered for sale in this offering but assumes no exercise of the underwriters’ over-allotment option.

As of June 9, 2017, there were eight record holders of our Ordinary Shares, all of which are in Israel. All of our shareholders have the same voting rights as the other shareholders with regards to shares held by them. To the best of our knowledge, we are not owned or controlled, directly or indirectly, by another corporation or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, the address of the persons identified in this table is: c/o CompuLab, 17 HaYetsira Street, Moradot HaCarmel Industrial Park, Yokneam Elite, Israel, 2069208.

	No. of Shares Beneficially Owned Prior to this Offering	Percentage Owned Before this Offering	Percentage Owned After this Offering

Holders of more than 5% of our voting securities:
Gideon Yampolsky*	150,000	70.75%
TechnoPlus Ventures Ltd.(1)	31,007	14.62%

Directors and executive officers who are not 5% holders:
Yanir Farber (2)	8,832	4.17%
Dimitry Katkov	-	-
Chen Katz	-	-
Ravit Sheinfeld	-	-
Irad Stavi	-	-
Igor Veisbein
Yuval Yanai	-	-
All directors and executive officers as a group (8 persons)	189,839	89.54%

*	Indicates director or officer of CompuLab.

(1)

TechnoPlus is a public company traded on the Tel Aviv Stock Exchange. TechnoPlus has the right to appoint two directors under our amended and restated articles of association in effect prior to this offering. TechnoPlus has appointed Chen Katz and Yanir Farber to our board of directors. Chen Katz is the chief executive officer of TechnoPlus and Yanir Farber is the Chairman of TechnoPlus. Mr. Farber and the other directors of TechnoPlus share joint voting and dispositive power over the shares held thereby.

(2)	Includes 8,832 shares held by EFG Investments Ltd., a private company organized in Israel. Mr. Farber is a director of EFG Investments Ltd., and his wife holds approximately 29% of the outstanding share capital of EFG Investments Ltd. To the best of our knowledge, the voting and dispositive control over our securities held by EFG Investments Ltd. is shared by Mr. Farber's wife and three other shareholders of EFG Investments Ltd.

Record Holders

As of the date of this prospectus, there were eight holders of record of our Ordinary Shares, all of which are in Israel.

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DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated articles of association which will be adopted immediately prior and subject to the consummation of this offering are summaries and do not purport to be complete.

General

Ordinary Shares

Our authorized share capital consists of 400,000 Ordinary Shares, par value NIS 1.00 per share, of which 212,012 shares are issued and outstanding and 100,000 Ordinary Shares are held by us as treasury shares.

All of our outstanding Ordinary Shares are validly issued, fully paid and non-assessable. They are not redeemable and do not have any preemptive rights.

Warrants

On December 31, 2012, we issued to certain investors warrants to purchase up to an aggregate of 14,285 Ordinary Shares at an exercise price of $35.00 per share. On December 22, 2015, the warrants were exercised into Ordinary Shares, on a cashless basis, based on valuation of $220 per share. As a result, we issued additional 12,012 Ordinary Shares to these investors.

Options

As of the date of this prospectus, no options have been granted under our 2015 Plan. We describe our option plan under “Management - 2015 Incentive Option Plan.”

Share History

We have not issued any Ordinary Shares since January 1, 2014, except for the share issuance described under the warrants section.

Voting Rights

Holders of our Ordinary Shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting.

Transfer of Shares

Our Ordinary Shares that are fully paid for are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our Ordinary Shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except under certain circumstances for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our Ordinary Shares do not have cumulative voting rights in the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors in accordance with Israeli Companies Law which are described under “Management—Board Practices—External Directors.”

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Our directors hold office for their scheduled term unless they are removed from office upon the occurrence of certain events, in accordance with the Israeli Companies Law and our amended and restated articles of association. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances and may be removed from office pursuant to the terms of the Israeli Companies Law. See “Management—Board Practices—External Directors.”

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our Ordinary Shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, as such are defined in the Israeli Companies Law, according to our then last reviewed or audited financial reports, provided that the date of the financial reports is not more than six months prior to the date of distribution, or we may distribute dividends that do not meet such criteria only with court approval. Where court approval is required, we will only be permitted to pay a dividend if the court determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our Ordinary Shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our Ordinary Shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except under certain circumstances for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may generally be between four and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;

●	the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of external directors;

●	approval of acts and transactions involving related parties, as defined by the Israeli Companies Law;

●	increases or reductions of our authorized share capital; and

●	a merger.

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The Israeli Companies Law and our amended and restated articles of association require that a notice of any annual general meeting or special shareholders meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes matters upon which shareholders may vote by means of a voting deed, including the appointment or removal of directors, the approval of a compensation policy with respect to office holders, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law and our amended and restated articles of association, shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least one-third of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to an earlier or later time/date if so specified in the summons or notice of the meeting. At the reconvened meeting, any one or more shareholders present in person or by proxy shall constitute a lawful quorum.

Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended and restated articles of association. Under the Israeli Companies Law certain actions require a special majority, which may include (i) appointing external directors, requiring the approval of certain transactions described above under “Management—Board Practices—External Directors,” (ii) approving an extraordinary transaction with a controlling shareholder and the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary), requiring the approval described above under “Approval of Related Party Transactions under Israeli Law—Disclosure of Personal Interests of Controlling Shareholders,” (iii) approving executive officers’ compensation inconsistent with our office holder compensation policy, compensation of our chief executive officer or the compensation of an executive officer who is also the controlling shareholder of our company (including an affiliate thereof), all of which require the special majority approval described above under “Management—NASDAQ Listing Rules and Home Country Practices—Compensation of officers,” (iv) approving the authorization of the chairman of the board or a relative thereof to assume the role or responsibilities of the chief executive officer, or the authorization of the chief executive officer or a relative thereof to assume the role or responsibilities of the chairman of the board, for periods of no longer than three years each and subject to receipt of the approval of a majority of the shares voting on the matter, providing that either (1) included in such majority are at least two-thirds of the shares of shareholders who are non-controlling parties and do not have a personal interest in the said resolution (excluding for such purpose any abstentions) or (2) the total number of shares of shareholders specified in clause (3) who voted against the resolution does not exceed 2% of the voting rights in the company and (v) approving mergers, certain private placements that will increase certain types of shareholders’ relative holdings in the company or certain special tender offers or forced bring along share purchase transactions, all of which require the approval described below under “Acquisitions under Israeli Law.”

Under our amended and restated articles of association, the alteration of the rights, privileges, preferences or obligations of any class of our share capital requires a simple majority or a special majority, as may be applicable to the particular matter of the holders of all shares as one class, without any required separate resolution of any class of shares. See “Management – Board of Directors” for resolutions requiring a special majority.

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Further exceptions to the simple majority vote requirement are a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the Company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of the majority of the shareholders in each class of shareholders present at the meeting and who are together the holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Israeli law provides that a shareholder of a public company may vote in a meeting and in a class meeting by means of a voting deed in which the shareholder indicates how he or she votes on resolutions relating to the following matters:

●	appointment or removal of directors;

●	approval of transactions with office holders or interested or related parties;

●	approval of a merger;

●	authorization of the chairman of the board or a relative thereof to assume the role or responsibilities of our chief executive officer, and authorization of our chief executive officer or a relative thereof to assume the role or responsibilities of the chairman of the board;

●	approval of an arrangement or reorganization of the company pursuant to Section 350 of the Israeli Companies Law;

●	approval of the compensation policy with respect to the terms of office and employment of office holders; and

●	other matters in respect of which there is a provision in the articles of association providing that decisions of the general meeting may also be passed by voting deed or which may be prescribed by Israel’s Minister of Justice.

The provision allowing the vote by voting deed does not apply if, to the best of our knowledge at the time of calling the general shareholders meeting, a controlling shareholder will hold on the record date for such shareholders meeting, voting power sufficient to determine the outcome of the vote.

The Israeli Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward us and our other shareholders, including voting at general meetings, must act in good faith and in a customary manner and avoid abusing his or her power. See “Management—Approval of Related Party Transactions under Israeli Law—Shareholder Duties” above for further detail.

Access to Corporate Records

Under the Israeli Companies Law and our amended and restated articles of association, shareholders are provided access to the following corporate records: minutes of our general meetings; our shareholders register and principal shareholders register, our amended and restated articles of association and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may submit a reasoned request to be provided with any document related to an action or transaction requiring shareholder approval under the approval of related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been submitted in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

The rights attached to any class of shares, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a simple majority (or a special majority, as may be applicable to the particular matter) of the holders of all shares as one class, without any required separate resolution of any class of shares, as set forth in our amended and restated articles of association.

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Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company and who could as a result hold over 90% of the target company’s issued and outstanding share capital or voting rights is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who could as a result hold over 90% of the issued and outstanding share capital or voting rights of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital and voting rights of the company or of the applicable class, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved it, which condition shall not apply if, following consummation of the tender offer, the acquirer would hold at least 98% of all of the company's outstanding shares and voting rights (or shares and voting rights of the relevant class)). However, shareholders may, at any time within six months following the completion of the tender offer, petition the court to alter the consideration for the acquisition. Even shareholders who indicated their acceptance of the tender offer may so petition the court, unless the acquirer stipulated that a shareholder that accepts the offer may not seek appraisal rights. If the shareholders who did not accept the tender offer hold 5% or more of the issued and outstanding share capital or voting rights of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or voting rights or 90% of the shares or voting rights of the applicable class, from shareholders who accepted the tender offer.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of a public Israeli company must be made by means of a special tender offer if as a result of the transaction the shareholder could become a holder of 25% or more of the voting rights in the company, unless one of the exemptions in the Israeli Companies Law (as described below) is met. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares of a public company must be made by means of a tender offer if as a result of the acquisition the purchaser could become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, unless one of the exemptions in the Israeli Companies Law is met. Such exemptions include (a) acquisition of shares issued in the course of a private placement approved by the general meeting of the company as a private placement intended to provide purchaser with holdings of 25% or more of the voting rights in the company, if there is no other shareholder of the company who holds more than 25% of the voting rights in the company, or as a private placement intended to provide purchaser with holdings of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, (b) acquisition of shares from a holder of 25% or more of the voting rights in the company following which purchaser shall hold 25% or more of the voting rights in the company or (c) acquisition of shares from a holder of 45% or more of the voting rights in the company following which purchaser shall hold 45% or more of the voting rights in the company.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (disregarding holders who control the offeror and who have a personal interest in the acceptance of the offer or the holder of 25% or more of the voting rights of the company, any of their relatives or corporations controlled by any of the above).

If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

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Merger

The Israeli Companies Law permits merger transactions between Israeli companies if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting (disregarding abstentions) that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger, or anyone on such parties’ behalf, including relatives of such parties and corporations controlled them, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders (as described above in this prospectus under “Management—NASDAQ Listing Rules and Home Country Practices—Shareholder approval”).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the company that have petitioned the court to approve the merger.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-takeover Measures under Israeli Law

The Israeli Companies Law allow us to create and issue shares having rights different from those attached to our Ordinary Shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. As of the closing of this offering, no preferred shares will be authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their Ordinary Shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law as described above in “Description of Share Capital—Voting Rights.”

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders or other corporate bodies, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits and, in certain circumstances, an issuance of shares for less than their nominal value, require the approval of both our board of directors and an Israeli court.

Transfer Agent

Our transfer agent in the United States will be           , its address is        , and its telephone number is            .

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market existed for our Ordinary Shares. Sales of substantial amounts of our Ordinary Shares following this offering, or the perception that these sales could occur, could adversely affect prevailing market prices of our Ordinary Shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the underwriters do not exercise their over-allotment option with respect to this offering and assuming no exercise of options outstanding following the offering, we will have an aggregate of Ordinary Shares outstanding upon completion of this offering. Of these shares, the Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.

The remaining Ordinary Shares will be held by our existing shareholders. Because substantially all of these shares were sold outside the United States to persons residing outside the United States at the time, they also will be freely tradable without restriction or further registration, except that shares held by affiliates must be sold under Rule 144, and except for the lock-up restrictions described below. Further, all of our outstanding shares are subject to the lock-up agreements.

Lock-up agreements

Prior to the completion of this offering all of our directors and executive officers and shareholders will have signed lock-up agreements pursuant to which, subject to certain exceptions, they have agreed not to sell or otherwise dispose of their Ordinary Shares for a period of six months after the date of the closing of the offering of the Ordinary Shares without the prior written consent of Maxim.

Rule 144

In general, under Rule 144, beginning 90 days after the date of this prospectus, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available.

Beginning 90 days after the date of this prospectus, a person who is our affiliate or who was our affiliate at any time during the preceding three months and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of shares within any three-month period that does not exceed the greater of:

●	1% of the number of Ordinary Shares then outstanding, which will equal shares; or

●	the average weekly trading volume of our Ordinary Shares on the NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

If an affiliate acquires “restricted securities,” those securities will also be subject to holding period requirements.

Upon expiration of the six month lock-up period described above, substantially all of our outstanding Ordinary Shares will either be unrestricted or will be eligible for sale under Rule 144. We cannot estimate the number of our Ordinary Shares that our existing shareholders will elect to sell.

Form S-8 Registration Statements

Following the completion of this offering, we intend to file one or more registration statements on Form S-8 under the Securities Act to register Ordinary Shares reserved for issuance under our 2015 Plan. The registration statement on Form S-8 will become effective automatically upon filing. Ordinary Shares issued to individuals upon exercise of a share option and registered under the Form S-8 registration statement will, subject to vesting and lock-up provisions and Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market immediately unless they are subject to the six month lock-up or, if subject to the lock-up, immediately after the six month lock-up period expires.

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TAXATION

The following summarizes the material Israeli and U.S. federal income tax consequences related to this offering. This description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Ordinary Shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any other jurisdiction.

ISRAELI TAX CONSIDERATIONS

The following is a summary of the material Israeli income tax laws applicable to us. This section also contains a discussion of material Israeli income tax consequences concerning the ownership and disposition of our Ordinary Shares. This summary does not discuss all the aspects of Israeli income tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of this kind of investor include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. This summary is based on laws and regulations in effect as of the date of this prospectus, and unless otherwise stated herein, does not take into account possible future amendments which may be under consideration.

General corporate tax structure in Israel

Israeli resident companies, such as us, are generally subject to corporate tax at the rate of 25% as of 2016 and 24% as of 2017 (reduced to 23% starting 2018 and thereafter).

Capital gains derived by an Israeli resident company are generally subject to tax at the same rate as the corporate tax rate. Under Israeli tax legislation, a corporation will be considered as an “Israeli Resident” if it meets one of the following: (a) it was incorporated in Israel; or (b) the control and management of its business are exercised in Israel.

Law for the Encouragement of Capital Investments, 1959

The Law for the Encouragement of Capital Investments, 1959, generally referred to as the Investment Law provides certain incentives for capital investments in production facilities (or other eligible assets) by “Industrial Enterprise” (as defined under the Investment Law).

Tax benefits prior to the 2005 Amendment

An investment program that is implemented in accordance with the provisions of the Investment Law prior to the 2005 Amendment, referred to as Approved Enterprise, is entitled to certain benefits if approved by the Ministry of Economy, as an Approved Enterprise program. An Approved Enterprise was eligible – up to 2005 – for government grants, or the Grant Track, at rates varying according to the development zone in which the approved plant was located, and to a reduced tax rate of 10%-25% for a period of 5-8 years (according to the rate of non-Israeli owners of the company).

Under the Investment Law, a company owning an Approved Enterprise could, until 2005, elect to forego its entitlement to grants and tax benefits under the Grant Track and apply for an alternative package of tax benefits (the “Alternative Track”), instead of the above mentioned benefits under the Grants Track.

Under the Alternative Track, a company’s undistributed earnings derived from an Approved Enterprise program were exempt from corporate tax for an initial period of two to ten years (depending on the geographic location of its approved plant in Israel and the rate of non-Israeli owners of the company), starting from the first year the company derives taxable income under the Approved Enterprise program. A company that has elected the Alternative Track and subsequently pays a dividend out of income derived from the Approved Enterprise during the tax exemption, will be subject to corporate tax on the amount which is determined by the distributed amount grossed up with the effective corporate tax rate which would have been applied under the Investment Law had the company not elected the Alternative Track.

Although the Company was entitled to tax benefits for Approved Enterprise in the past, we are currently not entitled to such benefits.

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Tax benefits subsequent to the 2005 Amendment

On April 1, 2005, Amendment 60 to the Investment Law came into effect. The amendment revised the criteria for investments qualifying to receive tax benefits. An eligible investment program under Amendment 60 is called Benefited Enterprise (rather than the former “Approved Enterprise”), and inter-alia, simplified the approval process.

In order to receive the tax benefits, Amendment 60 states that the company must make an investment in the Benefited Enterprise exceeding certain percentage or a minimum amount specified in the Investment Law. Such investment may be made over a period of no later than three years ending at the end of the year in which the company requested to start counting the tax benefits period (“Year of Election”).

The duration of the tax benefits for Benefited Enterprise described herein is limited to the earlier of seven or ten years (depending on the geographic location) from the Commencement Year (as described below) or 12 years from the first day of the Year of Election. Commencement Year is defined as the later of the first tax year in which a company had derived liable income for tax purposes from the Benefited Enterprise, or the year of election which is the year in which a company requested to have the tax benefits apply to the Benefited Enterprise. Similar to the Alternative Track, exemption from corporate tax may be available on undistributed income for a period of two to ten years, depending on the geographic location of the Benefited Enterprise within Israel, and a reduced corporate tax rate of 10% to 25% for the remainder of the benefit period, depending on the level of foreign investment in each year. Similar to the Alternative Track, if the company pays a dividend out of income derived from the Benefited Enterprise during the tax exemption period, such income will be subject to deferred corporate tax with respect to the amount distributed (grossed up with the effective corporate tax rate which would have applied had the company not enjoyed the exemption) at the lower of: (i) a rate of 25% (or at a lower rate depending on the rate of the non-Israeli holdings in the company); or at the applicable general corporate tax rate.

We applied for tax benefits in the past in respect of certain investments in Benefited Enterprises. Currently we have one Benefited Enterprise plan which may entitle us to certain tax benefits. We currently have earnings attributable to Approved Enterprise and Benefited Enterprise, and any future distribution of such profits may be subject to corporate tax (as well as dividend withholding tax) as discussed above. The duration of the tax benefits is limited to 10 years, commencing on the first tax year in which we would derive liable income for tax purposes from the Benefited Enterprise. As of now, we have not derived such income.

Tax benefits under the 2011 Amendment

On January 1, 2011 a new legislation amending the Investment Law came into effect, or the 2011 Amendment. The 2011 Amendment introduced a new status of Preferred Enterprise replacing the existing status of “Benefited Enterprise”. A Preferred Enterprise entitles the company to corporate tax rates without limitations on dividends and other distributions instead of full exemption from corporate tax. These preferred corporate tax rates vary from 9% (and 7.5% as of 2017) for Preferred Enterprises reside in a “development zone”, to 16% for Preferred Enterprises residing in other zones in Israel.

In order to gain the status of Preferred Enterprise, a company needs to be an industrial company and at least 25% out of its revenues should derive from export to countries with population exceeding 14 million people.

The provisions of the 2011 Amendment also provided transitional provisions to address companies already enjoying current benefits. These transitional provisions provide, among other things that unless an irrevocable request is made to apply the provisions of the 2011 Amendment it can keep its previous benefit program, including the status of Benefited Enterprise.

To date we have not elected to be classified as a Preferred Enterprise according to the 2011 Amendment.

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Law for the Encouragement of Industry (Taxes), 1969

The Law for Encouragement of Industry (Taxes), 1969, provides several tax benefits for Industrial Companies as defined in this law. The main benefits as it concerns us are:

- accelerated depreciation rates, and

- the right to deduct expenses related to public offerings in equal amounts over a period of three years

There is no assurance that we qualify or will continue to qualify as an Industrial Company or that the benefits described above will be available in the future.

Taxation of our Shareholders

Capital Gains

Capital gain tax is imposed on the disposal of capital assets by an Israeli resident, and on the disposal of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel. The Israeli Income Tax Ordinance of 1961 (New Version) (the “Ordinance”) distinguishes between “Real Gain” and the “Inflationary Surplus.” Real Gain is the excess of the total capital gain over Inflationary Surplus computed generally on the basis of the increase in the Israeli CPI between the date of purchase and the date of disposal. Inflationary Surplus is not subject to tax in Israel.

Real Gain accrued by individuals on the sale of our Ordinary Shares will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s means of control) at the time of sale or at any time during the preceding 12 months period, such gain will be taxed at the rate of 30%.

Real Gain derived by corporations will be generally subject to the regular corporate tax rate (25% in 2016. In accordance with the Economic Efficiency Law (Legislative Amendments to Achieve Budget change Budget 2017 and -2018), 2016, the corporate tax rate will be reduced to 24% and 23% in the years 2017 and 2018, respectively).

Individual and corporate shareholder dealing in securities in Israel are taxed at the tax rates applicable to business income – 25% for corporations in 2016, 24% for corporations in 2017, 23% for corporations in 2018 and a marginal tax rate of up to 47% in 2017 for individuals.

Capital Gains Taxes is Applicable also to Non-Israeli Resident Shareholders. A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company may be exempt from Israeli tax so long as the following cumulative conditions are met: (i) the shares were purchased upon or after the registration of the securities on the stock exchange, (ii) the seller does not have a permanent establishment in Israel to which the derived capital gain is attributed, and (iii) if the seller is a corporation, less than 25% of its means of control are held, directly and indirectly, by Israeli resident shareholders. In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of the securities are deemed to be business income.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended, or the United States-Israel Tax Treaty, the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S.-Israel Tax Treaty, or a Treaty U.S. Resident, is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the disposition, subject to certain conditions; or (v) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year.

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In some instances where our shareholders may be liable for Israeli tax on the sale of their Ordinary Shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale.

Either the purchaser, the Israeli stockbrokers or financial institution through which the shares are held is obliged, subject to the above mentioned exemptions, to withhold tax upon the sale of securities from the Real Gain at the rate of 25%.

At the sale of securities traded on a stock exchange, a detailed return, including a computation of the tax due, must be filed and an advance payment must be made on January 31 and July 31 of every tax year in respect of sales of securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Ordinance and regulations promulgated thereunder, the aforementioned return need not be filed and no advance payment must be paid. Capital gain is also reportable on the annual income tax return.

Dividends

A distribution of dividends from income, which is not attributed to a Preferred Enterprise to an Israeli resident individual, will generally be subject to income tax at a rate of 25%. However, a 30% tax rate will apply if the dividend recipient is a “Controlling Shareholder” (as defined above) at the time of distribution or at any time during the preceding 12 months period. If the recipient of the dividend is an Israeli resident corporation, such dividend will be exempt from income tax provided the income from which such dividend is distributed was derived or accrued within Israel.

Non-Israeli residents are generally subject to Israeli income tax on the receipt of dividends (which is not attributed to an Approved Enterprise, Benefited Enterprise or Preferred Enterprise) paid on our Ordinary Shares at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a person who is a controlling shareholder at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%, unless a reduced tax rate is provided under an applicable tax treaty. For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our Ordinary Shares who is a Treaty U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Preferred Enterprise are not entitled to such reduction under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met. If the dividend is attributable partly to income derived from a Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

As of January 1, 2014, dividends distributed from income attributed to an Approved Enterprise and/or a Benefited Enterprise are subject to a withholding tax rate of 20%. Notwithstanding the above, a reduced 15% tax rate will be applicable if the dividend was distributed out of income of: (i) Approved Enterprise activated prior to 2014; or (ii) Benefited Enterprise with a “Year of Election” prior to 2014. A distribution of dividend by our company from income attributed to a Preferred Enterprise will generally be subject to withholding tax in Israel at the following tax rates: Israeli resident individuals – 20% Israeli resident companies – 0%, Non-Israeli residents – 20%, subject to a reduced rate under the provisions of any applicable double tax treaty.

Excess Tax

Individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 2% as of 2016 (and 3% in 2017 and thereafter) on annual income exceeding a certain threshold (NIS 810,720 for 2016 and NIS 640,000 in 2017 and thereafter), including, but not limited to income derived from dividends, interest and capital gains.

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Foreign Exchange Regulations

Non-residents of Israel who hold our Ordinary Shares are able to receive any dividends, and any amounts payable upon the dissolution, liquidation and winding up of our affairs, repayable in non-Israeli currency at the rate of exchange prevailing at the time of conversion. However, Israeli income tax is generally required to have been paid or withheld on these amounts. In addition, the statutory framework for the potential imposition of currency exchange control has not been eliminated, and may be restored at any time by administrative action.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR ISRAELI TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

U.S. FEDERAL INCOME TAXATION

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF ORDINARY SHARES AND AMERICAN DEPOSITORY SHARES, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next paragraph, the following discussion summarizes the material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and sale of the Ordinary Shares. For this purpose, a “U.S. Holder” is a holder of Ordinary Shares that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) or a partnership (other than a partnership that is not treated as a U.S. person under any applicable U.S. Treasury regulations) created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

This summary is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our Ordinary Shares. This summary generally considers only U.S. Holders that will own our Ordinary Shares as capital assets. Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, and the U.S./Israel Income Tax Treaty, all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. We will not seek a ruling from the U.S. IRS with regard to the U.S. federal income tax treatment of an investment in our Ordinary Shares by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

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This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping, transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity”; (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our Ordinary Shares in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our Ordinary Shares as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) a U.S. Holder that expatriates out of the United States or a former long-term resident of the United States; or (9) a person having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly or constructively, at any time, Ordinary Shares representing 10% or more of our voting power. Additionally, the U.S. federal income tax treatment of persons who hold Ordinary Shares through a partnership or other pass-through entity are not considered.

Each prospective investor is advised to consult his or her own tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our Ordinary Shares, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

Taxation of Dividends Paid on Ordinary Shares

We do not intend to pay dividends in the near future. In the event that we do pay dividends, a U.S. Holder will be required to include in gross income as ordinary income the amount of any distribution paid on Ordinary Shares (including the amount of any Israeli tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the Ordinary Shares to the extent thereof, and then capital gain. Corporate holders generally will not be allowed a deduction for dividends received.

In general, preferential tax rates for “qualified dividend income” and long-term capital gains are applicable for U.S. Holders that are individuals, estates or trusts. For this purpose, “qualified dividend income” means, inter alia, dividends received from a “qualified foreign corporation.” A “qualified foreign corporation” is a corporation that is entitled to the benefits of a comprehensive tax treaty with the United States which includes an exchange of information program. The IRS has stated that the Israel/U.S. Tax Treaty satisfies this requirement and we believe we are eligible for the benefits of that treaty.

In addition, our dividends will be qualified dividend income if our Ordinary Shares are readily tradable on the NASDAQ Capital Market or another established securities market in the United States. A U.S. Holder will not be entitled to the preferential rate: (1) if the U.S. Holder has not held our Ordinary Shares for at least 61 days of the 121 day period beginning on the date which is 60 days before the ex-dividend date, or (2) to the extent the U.S. Holder is under an obligation to make related payments on substantially similar property. Any days during which the U.S. Holder has diminished its risk of loss on our Ordinary Shares are not counted towards meeting the 61-day holding period. Finally, U.S. Holders who elect to treat the dividend income as “investment income” pursuant to Code section 163(d)(4) will not be eligible for the preferential rate of taxation.

The amount of a distribution with respect to our Ordinary Shares will be measured by the amount of the fair market value of any property distributed, and for U.S. federal income tax purposes, the amount of any Israeli taxes withheld therefrom. Cash distributions paid by us in NIS will be included in the income of U.S. Holders at a U.S. dollar amount based upon the spot rate of exchange in effect on the date the dividend is includible in the income of the U.S. Holder, and U.S. Holders will have a tax basis in such NIS for U.S. federal income tax purposes equal to such U.S. dollar value. If the U.S. Holder subsequently converts the NIS into U.S. dollars or otherwise disposes of it, any subsequent gain or loss in respect of such NIS arising from exchange rate fluctuations will be U.S. source ordinary exchange gain or loss.

Distributions paid by us will generally be foreign source income for U.S. foreign tax credit purposes and will generally be considered passive category income for such purposes. Subject to the limitations set forth in the Code, U.S. Holders may elect to claim a foreign tax credit against their U.S. federal income tax liability for Israeli income tax withheld from distributions received in respect of the Ordinary Shares. The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult with their own tax advisors to determine whether, and to what extent, they are entitled to such credit. U.S. Holders that do not elect to claim a foreign tax credit may instead claim a deduction for Israeli income taxes withheld, provided such U.S. Holders itemize their deductions.

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Taxation of the Disposition of Ordinary Shares

Upon the sale, exchange or other disposition of our Ordinary Shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the Ordinary Shares in U.S. dollars and the amount realized on the disposition in U.S. dollar (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of Ordinary Shares will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition.

Gain realized by a U.S. Holder on a sale, exchange or other disposition of Ordinary Shares will generally be treated as U.S. source income for U.S. foreign tax credit purposes. A loss realized by a U.S. Holder on the sale, exchange or other disposition of Ordinary Shares is generally allocated to U.S. source income. The deductibility of a loss realized on the sale, exchange or other disposition of Ordinary Shares is subject to limitations.

Tax on Net Investment Income

For taxable years beginning after December 31, 2013, U.S. Holders who are individuals, estates or trusts will generally be required to pay a new 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our Ordinary Shares), or in the case of estates and trusts on their net investment income that is not distributed. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

Tax Consequences for Non-U.S. Holders of Ordinary Shares

Except as provided below, an individual, corporation, estate or trust that is not a U.S. Holder referred to below as a non-U.S. Holder, generally will not be subject to U.S. federal income or withholding tax on the payment of dividends on, and the proceeds from the disposition of, our Ordinary Shares.

A non-U.S. Holder may be subject to U.S. federal income tax on a dividend paid on our Ordinary Shares or gain from the disposition of our Ordinary Shares if: (1) such item is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States and, if required by an applicable income tax treaty is attributable to a permanent establishment or fixed place of business in the United States; (2) in the case of a disposition of our Ordinary Shares, the individual non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and other specified conditions are met.

In general, non-U.S. Holders will not be subject to backup withholding with respect to the payment of dividends on our Ordinary Shares if payment is made through a paying agent, or office of a foreign broker outside the United States. However, if payment is made in the United States or by a U.S. related person, non-U.S. Holders may be subject to backup withholding, unless the non-U.S. Holder provides an applicable IRS Form W-8 (or a substantially similar form) certifying its foreign status, or otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Information Reporting and Withholding

A U.S. Holder may be subject to backup withholding at a rate of 28% with respect to cash dividends and proceeds from a disposition of Ordinary Shares. In general, backup withholding will apply only if a U.S. Holder fails to comply with specified identification procedures. Backup withholding will not apply with respect to payments made to designated exempt recipients, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder, provided that the required information is timely furnished to the IRS.

Pursuant to the Foreign Account Tax Compliance Act (FATCA), a U.S. Holder with interests in “specified foreign financial assets” (including, among other assets, our Ordinary Shares, unless such Ordinary Shares are held on such U.S. Holder’s behalf through a financial institution) may be required to file an information report with the IRS if the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year (or such higher dollar amount as may be prescribed by applicable IRS guidance); and may be required to file a Report of Foreign Bank and Financial Accounts, if the aggregate value of the foreign financial accounts exceeds $10,000 at any time during the calendar year. You should consult your own tax advisor as to the possible obligation to file such information report.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative, Maxim Group LLC, located at 450 Lexington Avenue, New York, NY 10174, referred herein as Maxim, have severally agreed to purchase from us on a firm commitment basis the following respective number of Ordinary Shares at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of Shares
Maxim Group LLC

Total

The underwriting agreement provides that the obligation of the underwriters to purchase all of             the            Ordinary Shares being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the            Ordinary Shares being offered to the public, other than those covered by the over-allotment option described below, if any of these shares are purchased.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 45 days after the effective date of the registration statement, to purchase up to            additional Ordinary Shares at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the shares offered by this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional Ordinary Shares as the number of Ordinary Shares to be purchased by it in the above table bears to the total number of Ordinary Shares offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional Ordinary Shares to the underwriters to the extent the option is exercised. If any additional Ordinary Shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the other shares are being offered hereunder.

Commission and Expenses

The underwriting discounts and commissions are 7.5% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option. We have been advised by the representative of the underwriters that the underwriters propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $      per share under the public offering price of $      per share. The underwriters may allow, and these dealers may re-allow, a concession of not more than $ per share to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

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The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering.

	Fee Per Share(1)	Total Without Exercise of Over- Allotment	Total With Exercise of Over -Allotment
Public offering price	$	$	$
Discount	$	$	$

(1)	The fees do not include the Representative’s Warrants or expense reimbursement as described below.

In addition, we have agreed to reimburse Maxim for certain out-of-pocket expenses it incurs in connection with this offering, including, but not limited to, filing offering materials with the Financial Industry Regulatory Authority, or FINRA, background checks, “road show” expenses, costs of book-building, prospectus tracking and compliance software and the fees and disbursements of its counsel, accountants and other agents and representatives, up to a maximum aggregate of $125,000.

We estimate that expenses payable by us in connection with the offering of our shares, other than the underwriting discounts and commissions and the counsel fees and disbursement reimbursement provisions referred to above, will be approximately $           .

Representative’s Warrants

We have also agreed to issue to Maxim the Representative’s Warrants to purchase a number of our Ordinary Shares equal to an aggregate of 5% of the Ordinary Shares sold in this offering. The Representative’s Warrants will have an exercise price equal to 125% of the offering price of the shares sold in this offering and may be exercised on a cashless basis. The Representative’s Warrants are exercisable commencing one year after the effective date of the registration statement related to this offering, and will be exercisable for four years thereafter. The Representative’s Warrants are not redeemable by us. We have agreed to a one time demand registration of the Ordinary Shares underlying the Representative’s Warrants for a period of five years from the effective date of the registration statement related to this offering. The Representative’s Warrants also provide for unlimited “piggyback” registration rights at our expense with respect to the underlying Ordinary Shares during the four year period commencing from the effective date of the registration statement related to this offering. The Representative’s Warrants and the Ordinary Shares underlying the Representative’s Warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying securities for a period of 12 months from the closing of this offering, except to any FINRA member participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of such Representative’s Warrants (and the Ordinary Shares underlying such Representative’s Warrants) in the event of recapitalization, merger or other structural transaction to prevent mechanical dilution or in the event of a future financing undertaken by us.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Prior to the completion of this offering, we and each of our officers, directors and shareholders will agree not to sell, contract to sell, encumber, grant any option for the sale or otherwise dispose of any Ordinary Shares for a period of six months after the date of the closing of the offering of the Ordinary Shares without the prior written consent of Maxim.

In addition, the underwriting agreement provides that we will not, for a period of six months following the closing of the offering of the Ordinary Shares, offer, sell or distribute any of our securities, without the prior written consent of Maxim.

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Listing

We have applied for the listing of our Ordinary Shares on the NASDAQ Capital Market under the symbol “CPUL.” We make no representation that such application will be approved or that the Ordinary Shares will trade on such market either now or at any time in the future.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Maxim or by its affiliates. Other than the prospectus in electronic format, the information on Maxim’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or Maxim in its capacity as an underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of Ordinary Shares in excess of the number of Ordinary Shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Ordinary Shares over-allotted by the underwriters is not greater than the number of Ordinary Shares that may be purchased in the over-allotment option. In a naked short position, the number of Ordinary Shares involved is greater than the number of Ordinary Shares in the over-allotment option. Maxim may close out any covered short position by either exercising the over-allotment option and/or purchasing Ordinary Shares in the open market.

●	Syndicate covering transactions involve purchases of Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Ordinary Shares to close out the short position, Maxim will consider, among other things, the price of Ordinary Shares available for purchase in the open market as compared to the price at which it may purchase Ordinary Shares through the over-allotment option. If the underwriters sell more Ordinary Shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit Maxim to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our securities. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

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No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and Maxim. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and Maxim believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Ordinary Shares will develop and continue after this offering.

Other Terms

In addition, we have agreed to grant to Maxim, upon the consummation of this offering, a right to act as a lead managing underwriter or book runner or minimally as a co-lead and co-book runner and/or co-lead placement agent with at least 50% of the economics, or in the case of a three-handed deal, 33% of the economics for any and all future public and private equity, equity-linked or debt (excluding commercial bank debt) offerings of the Company or any successor to or any subsidiary of the Company, for a period of twelve (12) months after the effective date of registration statement related to this offering. Notwithstanding the foregoing, this right shall not apply to any financing provided by or solicited from any person or entity who is a holder of our debt or equity as of the effective date of the registration statement related to this offering.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Ordinary Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the EEA, which has implemented the Prospectus Directive, or a Relevant Member State, an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of securities shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

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Any person making or intending to make any offer of securities within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer.

Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final offering of securities contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer of securities contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the securities acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors,” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors,” as defined in the Prospectus Directive, (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Israel

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following:

●	a fund for joint investments in trust, i.e., mutual fund, as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

●	a provident fund as defined in the Control of the Financial Services (Provident Funds) Law 5765-2005, or a management company of such a fund;

●	an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981;

●	a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services, exclusive of a joint services company, purchasing for their own account or for clients who are listed in Section 15A(b) of the Israeli Securities Law;

104

●	a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Israeli Securities Law;

●	an investment advisor or investment distributer, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

●	a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Israeli Securities Law;

●	an underwriter fulfilling the conditions of Section 56(c) of the Israeli Securities Law, acting on its own account;

●	a venture capital fund, defined as an entity primarily involved in investments in companies which, at the time of investment, (i) is primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk;

●	an entity fully owned by investors of the type listed in Section 15A(b) of the Israeli Securities Law;

●	an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders’ equity is in excess of NIS 50 million; and

●	an individual that meets one of the following criteria: (a) the total liquid assets held by him or her exceeds NIS 8 million; (b) his or her income, in both of the last two years, exceeds NIS 1.2 million, or that his or her family income exceeds NIS 1.8 million; (c) the total liquid assets held by him or her exceeds NIS 5 million and his or her income, in both of the last two years, exceeds NIS 0.6 million, or that his or her family income exceeds NIS 0.9 million.

For this clause: “liquid assets” means cash, deposits and financial assets as defined in the Investment Counseling and Portfolio Management Law 5755-1995; and “family” means an individual and his family members living with him or that their living is dependent on one another.

Offerees of the Ordinary Shares offered hereby, in the State of Israel shall be required to submit written confirmation that they fall within the scope of one of the above criteria, that they are fully aware of the significance of being an investor pursuant to such criteria and that they have given their consent, or the Consent. An appeal to an investor for the Consent shall not be considered a public offering. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

In addition, if a purchase of securities is made within an institutional trading system, as that term is defined in the Tel Aviv Stock Exchange regulations, a person giving a stock exchange member his prior Consent before submitting a purchase order to the institutional trading system for the first time will be seen as acting within the provisions of the above criteria with respect to the Consent, provided that if such person is an investor pursuant to the sixth, ninth, tenth, eleventh or twelfth bullet points specified above, such person committed in advance that, until the last business day of the third month in each year, he will renew his Consent, and that if he withdraws his Consent, he will notify the stock exchange member immediately and will cease to give purchase orders in such institutional trading institution.

Canada

The Ordinary Shares sold in this offering have not been and will not be qualified for distribution under applicable Canadian securities laws. Ordinary Shares may be offered to residents of Canada pursuant to exemptions from the prospectus requirements of such laws.

Other Relationships

The underwriters and their respective affiliates may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive customary fees and commissions for these transactions. Except for services provided in connection with this offering, none of the underwriters have provided any financing, investment and/or advisory services to us during the 180 day period preceding the filing of the registration statement related to this offering, and as of the date of this prospectus, we do not have any agreement or arrangement with any of the underwriters to provide any of such services during the 90 day period following the effective date of the registration statement related to this offering.

105

EXPENSES RELATED TO THE OFFERING

We estimate that the total expenses of this offering payable by us, excluding the underwriting discounts and commissions and expenses, will be approximately $ as follows:

SEC filing fee	$	*
FINRA filing fee		*
Transfer agent fees and expenses		*
Printer fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$

*	To be completed by amendment

LEGAL MATTERS

Certain legal matters of United States federal securities law concerning this offering will be passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Zysman, Aharoni, Gayer & Co., Tel-Aviv, Israel. Certain legal matters related to the offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York and Meitar Liquornik Geva Leshem Tal, Ramat Gan, Israel.

EXPERTS

Our financial statements for fiscal years ended December 31, 2016 and December 31, 2015, included herein have been audited by Kost Forer Gabbay & Kasierer (a Member of EY Global), independent registered public accounting firm, as set forth in their report thereon. Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer (a Member of EY Global) is 3 Aminadav St., Tel-Aviv, Israel 67067.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Zysman, Aharoni, Gayer & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

106

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and do not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements will file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We expect to maintain a corporate website at www.compulab.co.il. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus, and we have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

107

COMPULAB LTD.

COMPULAB LTD.

FINANCIAL STATEMENTS AS OF

DECEMBER 31, 2016

U.S. DOLLARS IN THOUSANDS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

CompuLab Ltd.

We have audited the accompanying statements of financial position of CompuLab Ltd. (the “Company”) as of December 31, 2016 and 2015, and the related statements of comprehensive income (loss), changes in equity and cash flows for each of the three years in the period ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2016, in conformity with International Financial Reporting Standard (IFRS) as issued by the International Accounting Standards Board.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
June 13, 2017	A Member of Ernst & Young Global

F-2

COMPULAB LTD.

STATEMENTS OF FINANCIAL POSITION

(U.S. dollars in thousands)

		As of December 31,
	Notes	2016	2015
Assets:
Current assets:
Cash	5	$618	$532
Trade receivables	6	2,358	1,010
Other accounts receivable	7	665	1,217
Related parties	24	7	38
Inventories	8	6,371	8,354
Total current assets		10,019	11,151

Non-current assets:
Property, plant and equipment, net	9	7,683	8,230
Investment property, net	10	1,370	1,427
Intangible assets, net	11	2,796	3,105
Total non-current assets		11,849	12,762
Total assets		$21,868	$23,913

The accompanying notes are an integral part of the financial statements.

F-3

COMPULAB LTD.

STATEMENTS OF FINANCIAL POSITION

(U.S. dollars in thousands, except share data)

		As of December 31,
	Notes	2016	2015
Liabilities and Shareholders’ equity:
Current liabilities:
Short term bank credit	12	$6,290	$7,692
Trade payables	13	1,689	2,352
Other accounts payable	14	2,013	3,183
Related parties	24	30	-
Provision for warranty	15	445	460
Income tax payable	19	546	514
Employee benefit liabilities	16	165	237
Total current liabilities		11,178	14,438
Non-current liabilities:
Provision for warranty	15	332	353
Employee benefit liabilities	16	830	1,024
Post-employment benefits, net	18	391	391
Deferred tax liability	19	119	25
Total non-current liabilities		1,672	1,793
Total liabilities		12,850	16,231
Shareholders’ equity:	20
Ordinary shares of NIS 1.00 par value:
Authorized - 400,000 shares as of December 31, 2015 and 2016
Issued and outstanding - 212,012 shares as of December 31, 2015 and 2016 (net of 100,000 ordinary shares held as “treasury shares”)		67	67
Additional paid in capital		2,788	2,788
Reserve from transaction with controlling shareholder		98	98
Treasury shares		(10,091)	(10,091)
Shareholders’ withdrawals	24	(514)	(412)
Retained earnings		16,670	15,232
Total equity		9,018	7,682
Total liabilities and equity		$21,868	$23,913

The accompanying notes are an integral part of the financial statements.

F-4

COMPULAB LTD.

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(U.S. dollars in thousands, except per share data)

		Year ended December 31,
	Notes	2016	2015	2014
Revenues	23a	$21,957	$27,781	$23,370
Cost of revenues	23b	14,824	18,705	17,101
Gross profit		7,133	9,076	6,269
Research and development costs	23c	2,181	3,054	3,173
Selling and distribution expenses	23d	1,606	1,777	1,846
General and administrative expenses	23e	1,369	1,904	1,840
Other operating expenses - issuance expenses	23g	154	349	75
Other operating income	23g	(184)	(179)	(186)
Operating income (loss)		2,007	2,171	(479)
Finance expenses	23f	529	667	863
Finance income	23f	(18)	(13)	(835)
Financial expenses in respect of warrants	22	-	1,597	86
Income (loss) before income tax		1,496	(80)	(593)
Taxes on income	19	94	40	21
Net income (loss) for the year		1,402	(120)	(614)
Other comprehensive Income (loss)
Items that will not be reclassified to profit or loss in subsequent periods:
Actuarial gains (losses) on defined benefit plans		36	55	(112)
Total comprehensive income (loss) for the year		$1,438	$(65)	$(726)
Earnings (loss) per share
Basic and diluted earnings (loss) per share (in U.S. dollars)	23h	$6.61	$(0.57)	$(3.07)

The accompanying notes are an integral part of the financial statements.

F-5

COMPULAB LTD.

STATEMENTS OF CHANGES IN EQUITY

(U.S. dollars in thousands)

	Issued capital (Note 21)	Treasury shares (Note 21) and shareholders’ withdrawals	Additional paid in capital	Reserve from transaction with controlling shareholder	Retained earnings	Total equity
Balance as of January 1, 2014	$64	$(10,565)	$-	$36	$16,023	$5,558
Loss for the year	-	-	-	-	(614)	(614)
Other comprehensive loss	-	-	-	-	(112)	(112)
Shareholders’ withdrawals	-	(154)	-	-	-	(154)
Guarantees by shareholders (Note 24(d))	-	-	-	43	-	43
Balance as of December 31, 2014	$64	$(10,719)	$-	$79	$15,297	$4,721
Exercise of warrants into ordinary shares
(Note 22)	3	351	2,788	-	-	3,142
Loss for the year	-	-	-	-	(120)	(120)
Other comprehensive income	-	-	-	-	55	55
Shareholders’ withdrawals	-	(135)	-	-	-	(135)
Guarantees by shareholders (Note 24(d))	-	-	-	19	-	19
Balance as of December 31, 2015	$67	$(10,503)	$2,788	$98	$15,232	$7,682
Net income for the year					1,402	1,402
Other comprehensive income	-	-	-	-	36	36
Shareholders’ withdrawals	-	(102)	-	-	-	(116)
Balance as of December 31, 2016	$67	$(10,605)	$2,788	$98	$16,670	$9,018

The accompanying notes are an integral part of the financial statements.

F-6

COMPULAB LTD.

STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year ended December 31,
Operating activities	2016	2015	2014
Income (loss) for the year	$1,402	$(120)	$(614)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities
Adjustments to profit or loss items:
Depreciation and amortization	1,775	1,758	1,626
Financial expenses, net	511	654	28
Impairment of assets	127	-	-
Gain from sale of equipment and motorcars	(14)	(10)	(6)
Taxes on income	94	40	21
Financial expenses in respect of warrants	-	1,597	86
Change in employee benefit liabilities, net	(266)	165	114
	2,227	4,204	1,869
Changes in asset and liabilities items:
Decrease (increase) in trade receivables	(1,335)	848	151
Decrease (increase) in other accounts receivable	661	(332)	(85)
Decrease (increase) in inventories	1,983	248	(1,402)
Increase (decrease) in trade payable	(679)	(948)	2,168
Increase (decrease) in other accounts payable	(1,309)	(281)	1,425
Increase in provisions	75	206	181
	(604)	(259)	2,438
Net cash flows provided by operating activities	$3,025	$3,825	$3,693

The accompanying notes are an integral part of the financial statements.

F-7

COMPULAB LTD.

STATEMENTS OF CASH FLOWS-CONTINUED

(U.S. dollars in thousands)

	Year ended December 31,
	2016	2015	2014
Cash flows from investing activities
Net proceeds from sale of property, plant and equipment	$80	$85	$16
Purchase of property, plant and equipment	(258)	(407)	(163)
Development cost capitalized	(797)	(1,236)	(928)
Net cash flows used in investing activities	(975)	(1,558)	(1,075)

Cash flows from financing activities
Receipt (repayment) of short term bank credit, net	(214)	(1,074)	(6,119)
Receipt of long term loans	-	-	5,590
Repayment of long term loans	(1,140)	(1,143)	(385)
Shareholders’ withdrawals	(98)	(132)	(104)
Financial derivatives	-	(98)	(129)
Interest paid	(512)	(436)	(560)
Net cash flows used in financing activities	(1,964)	(2,883)	(1,707)
Net increase (decrease) in cash and cash equivalents	86	(616)	911
Cash and cash equivalents at January 1	532	1,148	237
Cash and cash equivalents at December 31	$618	$532	$1,148
Additional non – cash information:
Exercise of the warrants into ordinary shares (see Note 22)	$-	$3,142	$-

The accompanying notes are an integral part of the financial statements.

F-8

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: GENERAL - CORPORATE INFORMATION

a)	CompuLab Ltd. (the “Company”) was incorporated and registered in the State of Israel in May, 1992.

b)	The Company is engaged in developing, manufacturing and marketing of miniature computers and other advanced electronic systems. The Company operates in two main business segments: (1) own brand products (the “Mini PC” line of products), and (2) products and systems to be integrated within the Company’s customers products (the “CoM” line of products).

c)	On December 31, 2012, the Company, together with an additional group of investors led by TechnoPlus Ventures Ltd. (the “Investors”), consummated the acquisition of ordinary shares of the Company from a major shareholder who owned 50% of the Company’s outstanding share capital (the “Selling Shareholder”), for a total consideration of $12,500,000 pursuant to a purchase agreement.

Within the framework of the said agreement, the Company acquired 100,000 ordinary shares NIS 1.00 par value per ordinary share from the Selling Shareholder, for a consideration of $10,000,000, to be held as treasury shares, and the Investors paid $2,500,000 for 50,000 ordinary shares constituting 25% of the remaining outstanding ordinary shares.

In addition, the Company granted the Investors with warrants to purchase in aggregate up to an additional 14,285 ordinary shares for a total consideration of $500,000 (representing an exercise price of $35.00 per ordinary share), the exercise of which would increase their aggregate holdings, on a fully diluted basis, to 30% (the “Warrants”).

The Warrants included a cashless exercise mechanism, pursuant to which the Investors may convert the Warrants into less shares of the Company, based on the fair market value of the shares in accordance with a formula built in the Warrants. The Warrants will expire at the earlier of an M&A transaction, or an Initial Public Offering (“IPO”) (as such terns are defined in the Company’s articles of association), or three years ending December 31, 2015. On December 22, 2015, the group of investors exercised the Warrants into 12,012 shares under the cashless model (see Note 22).

d)	Definitions:

In these financial statements:

Related Parties – as defines by International Accounting Standard (“IAS”) 24.

CPI – The Consumer Price Index as published by the central bureau of statistics in Israel.

USD, $ or Dollar – The U.S. dollar.

NIS – New Israeli Shekel.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following are the significant accounting policies applied consistently by the Company in preparing its financial statements:

a)	Basis of presentation of financial statements -

The financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The financial statements have been prepared on a historical cost basis, except for, derivative financial instruments and the Warrants, which have been presented at fair value.

The financial statements are presented in U.S. dollars and all values are rounded to the nearest thousand ($000), except when otherwise indicated.

F-9

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

a)	Basis of presentation of financial statements (continued) -

The Company has elected to present profit or loss items using the “function of expense method”.

b)	Functional, presentation and foreign currencies -

The Company’s financial statements are presented in U.S. dollars, which is its functional currency.

Transactions in foreign currencies are initially recorded by the Company at their respective functional currency spot rate of exchange at the date the transaction.

Subsequent initial recognition, monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency spot rate of exchange prevailing at each reporting date.

Differences arising on translation of monetary items are recognized in profit or loss.

Non-monetary items that are measured in terms of historical cost in foreign currency are translated using the exchange rates as of the dates of the initial transactions.

c)	Revenue recognition -

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Company and revenue can be reliably measured, regardless of when the payment is being made, and the costs incurred or to be incurred in respect of the transaction can be measured reliably. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding indirect taxes or duty. The Company assesses its revenue arrangements against specific criteria in order to determine if it is acting as principal or agent. The Company has concluded that it is acting as a principal in all of its revenue arrangements. The following specific recognition criteria must also be met before revenue is recognized:

Sale of goods-

Revenue from the sale of goods is recognized when all the significant risks and rewards of ownership of the goods have passed to the buyer, usually upon delivery of the goods no matter if the sale is directly to the end user, or indirectly to resellers with whom the Company has a binding contract without a right of return. For customized products, revenue is recognized only after the completion of a pre-sale evaluation period and delivery of the goods.

Rental income-

Rental income arising from operating leases of investment property is accounted for on a straight-line basis over the lease terms and is included in other income.

d)	Earnings per share -

Earnings per share is calculated by dividing the net income by the weighted number of outstanding ordinary shares during the period. Potential ordinary shares are only included in the calculation of diluted earnings (loss) per share when their impact dilutes the earnings per share. In the case of an anti-dilutive situation (a situation in which the potential shares increase the earnings per share, or decrease the loss per share), the diluted earnings per-share is equal to the basic earnings per share.

F-10

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

e)	Income Taxes -

Current income tax-

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date in Israel, where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in equity is recognized in equity and not in the income statement. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax-

Deferred tax is provided using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

Deferred tax liabilities are recognized for all taxable temporary differences, except when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

Deferred tax assets are recognized for all deductible temporary differences, carry forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized, except when the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable income will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax relating to items recognized outside profit or loss is recognized outside profit or loss. Deferred tax items are recognized in correlation to the underlying transaction either in other comprehensive income or directly in equity.

Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

F-11

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

f)	Property, plant and equipment -

Property, plant and equipment are stated at cost, including directly attributable cost, less accumulated depreciation and/or accumulated impairment losses, if any. Such cost includes the cost of replacing parts of the property, plant and equipment. When significant parts of property, plant and equipment are required to be replaced at intervals, the Company recognizes such parts as individual assets with specific useful lives and depreciates them accordingly.

Depreciation is calculated by the “straight line” method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:

%
- Land under financial leasing (*) -	1.25
- Building (including additions and improvements) -	4-20
- Computers -	20-33
- Machinery and equipment -	15
- Motor vehicles -	15
- Office furniture and equipment -	6-15

(*) see Note 2(g) below

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the income statement when the asset is derecognized.

The residual values, useful lives and methods of depreciation of property, plant and equipment are reviewed at each financial year end and adjusted prospectively, if appropriate.

g)	Leases -

The criteria for classifying leases as finance or operating leases depends on the substance of the agreements and are made at the inception of the lease in accordance with the following principles as set out in IAS 17 - “Leases” (“IAS 17”).

Company as a lessee-

Finance leases that transfer to the Company substantially all of the risks and benefits incidental to ownership of the leased item, are capitalized at the commencement of the lease at the fair value of the leased property. Lease payments are apportioned between finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognized in finance costs in the income statement.

A leased asset is depreciated over the useful life of the asset. However, if there is no reasonable certainty that the Company will obtain ownership by the end of the lease term or in the case of leased land, the asset is depreciated over the shorter of the estimated useful life of the asset and the lease term.

Operating lease payments are recognized as an operating expense in the income statement, on a straight-line basis over the lease term.

F-12

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

g)	Leases (continued) -

Company as a lessor-

Leases in which the Company does not transfer substantially all the risks and benefits of ownership of the asset are classified as operating leases. Income from the leased asset (rent) is calculated, over the lease term using the “straight line” method. Initial direct costs incurred in negotiating an operating lease are added to the carrying amount of the leased asset and recognized over the lease term on the same bases as rental income.

h)	Borrowing costs -

All borrowing costs are expensed in the period in which they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

i)	Investment property -

Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, investment property is stated at cost less accumulated depreciation and\or accumulated impairment losses, if any, in the same manner as property, plant and equipment (See Note 2(f) above).

The building is depreciated over 25 years, while the rights in the land are amortized over the lease term (83 years including the lease extension for an additional period of 49 years), using the straight line method. In addition, the Company discloses the fair value of the investment property as of each reporting date (see Note 10).

Investment property is derecognized either when it has been disposed of or when it is permanently withdrawn from use and no future economic benefit is expected from its disposal.

j)	Intangible assets -

Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less accumulated amortization and accumulated impairment losses, if any. Internally generated intangible assets, excluding capitalized development costs and issuance costs are not capitalized, and expenditure is recognized in the profit or loss when incurred.

Intangible assets with finite lives are amortized over their useful economic lives and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefit embodied in the asset are accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the income statement in the expense category consistent with the function of the intangible assets.

Research and development costs-

Research costs are expensed as incurred. Development expenditures on each individual project are recognized as an intangible asset when and only when the Company can demonstrate:

●	the technical feasibility of completing the intangible asset so that it will be available for use or sale;
●	its intention to complete and its ability to use or sell the asset;
●	how the asset will generate future economic benefits;
●	the availability of resources to complete the asset; and
●	the ability to measure reliably the expenditure during development.

F-13

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

j)	Intangible assets (continued) -

Following initial recognition of the development expenditure as an asset, the cost model is applied requiring the asset to be carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. It is amortized over the period of the expected future benefit (three-seven years). Amortization is recorded in cost of sales. During the period of development, the asset is tested for impairment annually.

k)	Financial instruments - initial recognition and subsequent measurement -

(i)	Financial assets –

Initial recognition and measurement-

Financial assets within the scope of IAS 39- “Financial Instruments” (“IAS 39”) are classified as financial assets at fair value through profit or loss, loans and receivables, or as derivatives designated as hedging instruments in an effective hedge, as appropriate. The Company determines the classification of its financial assets at initial recognition.

All financial assets are recognized initially at fair value plus transaction costs, except for financial assets measured at fair value through profit or loss, in respect of which transaction costs are recorded in profit or loss.

Subsequent measurement-

The subsequent measurement of financial assets depends on their classification as described below:

Financial assets at fair value through profit or loss-

Financial assets at fair value through profit or loss include financial assets held-for-trading and financial assets designated upon initial recognition at fair value through profit or loss. Financial assets are classified as held-for-trading if they are acquired for the purpose of selling or repurchasing in the near term. This category includes derivate financial instruments entered into by the Company that are not designated as hedging instruments in hedge relationships as defined by IAS 39. Derivatives, including separated embedded derivatives are also classified as held-for-trading unless they are designated as effective hedging instruments. Financial assets at fair value through profit or loss are carried in the statement of financial position at fair value with changes in fair value recognized in finance income or financial costs in the income statement.

The Company has not designated any financial assets upon initial recognition at fair value through profit or loss.

Derivatives embedded in host contracts are accounted for as separate derivatives if their economic characteristics and risks are not closely related to those of the host contracts and the host contracts are not held-for-trading or designated at fair value though profit or loss. These embedded derivatives are measured at fair value with changes in fair value recognized in the income statement. Reassessment only occurs if there is a change in the terms of the contract that significantly modifies the cash flows that would otherwise be required.

F-14

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k)	Financial instruments - initial recognition and subsequent measurement (continued) -

Loans and receivables-

Loans and receivables are non-derivate financial assets with fixed or determinable payments that are not quoted in an active market. After initial measurement, such financial assets are subsequently measured at amortized cost using the effective interest rate method (“EIR”), less impairment. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR.

(ii)	Derecognition -

A financial asset is derecognized when:

●	the rights to receive cash flows from the asset have expired; or
●	the Company has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Company has transferred substantially all the risks and rewards or the asset, or (b) the Company has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

(iii)	Impairment of financial assets -

The Company assesses at each reporting date whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset (an incurred ’loss event’) and such loss event has an impact on the estimated future cash flows of the financial asset that can be reliably estimated. Evidence of impairment may include indications that the debtors or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganization and where observable date indicates that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Financial assets carried at amortized cost-

For financial assets carried at amortized cost, the Company first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, and for financial assets that are not individually significant. If the Company determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, then the Company includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognized are not included in a collective assessment of impairment.

If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of the estimated future cash flows (excluding future expected credit losses that have not yet been incurred). The present value of the estimated future cash flows is discounted at the financial asset’s original effective interest rate. If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current EIR.

F-15

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k)	Financial instruments - initial recognition and subsequent measurement (continued) -

The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the income statement. Loans together with the associated allowance are written off when there is no realistic prospect of future recovery and all collaterals have been realized or have been transferred to the Company. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognized, the previously recognized impairment loss is increased or reduced by adjusting the allowance account. If a write-off is later recovered, the recovery is credited to the income statement.

(iv)	Financial liabilities -

Initial recognition and measurement-

Financial liabilities within the scope of IAS 39 are classified as, loans and borrowings, or as derivatives including derivatives designated as hedging instruments in an effective hedge, as appropriate. The Company determines the classification of its financial liabilities at initial recognition.

All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings, carried at amortized cost. This includes directly attributable transaction costs.

The Company’s financial liabilities include trade and other payables, bank overdrafts, loans and borrowings, financial guarantee contracts, and derivative financial instruments (including the Warrants).

Subsequent measurement-

The measurement of financial liabilities depends on their classification as follows:

Loans and borrowings-

After initial recognition, interest bearing loans and borrowings are subsequently measured at amortized cost using the effective interest rate method. Gains and losses are recognized in the income statement when the liabilities are derecognized as well as through the EIR amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance costs in the income statement.

Derecognition-

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another liability from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognized in the income statement.

(v)	Offsetting of financial Instrument -

Financial assets and financial liabilities are offset with the net amount reported in the statement of financial position, if and only if, there is a current enforceable legal right to offset the recognized amounts and intent to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

F-16

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k)	Financial instruments - initial recognition and subsequent measurement (continued) -

(vi)	Fair value -

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use, or by selling it to another market participant that would use the asset in its highest and best use. The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data is available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs. All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole.

Level 1	–	quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	–	inputs other than quoted prices included within Level 1 that are observable either directly or indirectly.
Level 3	–	inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

l)	The Warrants -

The Warrants granted to investors as part of their investment in the Company (see note 1c), were initially measured at fair value and classified either as part of equity (when exercise price and number of shares to be allotted are fixed), or as a derivative obligation (when exercise price or number of shares to be allotted are variable). These derivatives have been accounted for as detailed in Note 2(k)(vi) above.

m)	Inventories -

Inventories are valued at the lower of cost and net realizable value. Costs incurred in bringing each product to its present location and condition are accounted for as follows:

Raw materials

Purchase cost on a first in, first out basis.

Finished goods and work in progress

Costs of direct materials and labor and a proportion of manufacturing overheads including depreciation based on normal operating capacity.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale. The Company periodically evaluates the condition and age of inventories and makes allowance for slow moving inventories accordingly.

F-17

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

n)	Impairment of non-financial assets -

The Company assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Company estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s (“CGU”) fair value less costs to sell, and its value in use. It is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the assets. In determining fair value less costs to sell, recent market transactions are taken into account, if available. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, or other available fair value indicators.

The Company bases its impairment calculation on detailed budgets and forecasts which are prepared separately for each of the Company’s assets or the CGU to which the individual assets are allocated. Impairment losses of continuing operations are recorded in the income statement in those expense categories consistent with the function of the impaired asset. For impaired assets, an assessment is made at each reporting date as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such indication exists, the Company estimated the asset’s or CGU’s recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized.

The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the income statement.

The following criteria are also applied in assessing impairment of specific assets:

Development costs recognized as intangible assets-

Development costs which have been recognized as intangible assets, as set forth in Note 2(j) above, are tested for impairment annually at December 31 during the development period, while during the amortization period they are tested for impairment when circumstances indicate that the carrying value may have been impaired.

o)	Cash equivalents –

Cash equivalents are considered as highly liquid investments, including unrestricted short term bank deposits with an original maturity of three months or less from date of purchase.

p)	Treasury shares –

Own equity instruments that are reacquired (treasury shares) are recognized at cost and deducted from equity. No gain or loss is recognized in the profit or loss on the purchase, sale, issue or cancellation of the Company’s own equity instruments. Any difference between the carrying amount and the consideration, if reissued, is recognized in share premium. Voting rights related to treasury shares are nullified for the Company and no dividends are allocated to them.

F-18

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

q)	Provisions and contingent liabilities -

General-

Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where the Company expects some or all of a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain. The expense relating to a provision is presented in the income statement net of any reimbursement.

Following are the types of provisions included in the financial statements:

Product warranty provisions-

Provisions for product warranty-related costs are recognized when the product is sold to the customer. Initial recognition is based on historical experience. The initial estimate of warranty-related costs is revised annually.

Lawsuits-

The Company evaluates each lawsuit against the Company (including a threat of filing a lawsuit). Management consults with the legal counselor who represents the Company in the lawsuit and makes appropriate provision if it is more likely than not that it will have to use its resources to settle the lawsuit.

Otherwise, the Company makes a proper disclosure of the lawsuit and its possible consequences, unless the probability that the Company may have to use its resources to settle the lawsuit is remote.

r)	Employees benefits -

The Group has several employee benefit plans:

Short term benefits-

Short term benefits, such as salaries, social benefits, vacation pay and sick leave are recognized in income statement when the employee has rendered service to the company during the reported period and the respective employee benefits are expected to be paid within a period not exceeding 12 months from the end reported period.

Pensions and other post-employment benefits-

The plans are normally financed by contributions to insurance companies and classified as defined contribution plans or as defined benefit plans.

The Company has defined contribution plans pursuant to Section 14 to the Severance Pay Law 1963 (the “Severance Pay Law”) under which the Company pays fixed contributions and will have no legal or constructive obligation to pay further contributions if the fund does not hold sufficient amounts to pay all employee benefits relating to employee service in the current and prior periods.

Contributions to the defined contribution plan in respect of severance or retirement pay are recognized as an expense when contributed concurrently with performance of the employee’s services.

The Company also operates a defined benefit plan.

F-19

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

r)	Employees benefits (continued) -

The cost of providing benefit under the defined benefit plan is measured using the projected unit credit method. The actuarial assumptions include expected salary increases and rates of employee turnover based on the estimated timing of payment. The amounts are presented based on discounted expected future cash flows using a discount rate determined by reference to market yields at the reporting date on high quality corporate bonds in Israel with a term that is consistent with the estimated term of the severance pay obligation.

Actuarial gains and losses for the defined benefit plan are recognized in full in the period in which they occur in other comprehensive income. Such actuarial gains and losses are also immediately recognized in retained earnings and are not reclassified to profit or loss in subsequent periods.

Unvested past service costs are recognized as an expense on a straight line basis over the average period until the benefits become vested. If the benefits have already vested, immediately following the introduction of, or changes to, a pension plan, past service costs are recognized immediately.

The defined benefit asset or liability comprises the present value of the defined benefit obligation less the fair value of plan assets out of which the obligations are to be settled. Plan assets are assets that are held by a long-term employee pension fund or qualifying insurance policies. Plan assets are not available to the creditors of the Company, nor can they be paid directly to the Company. Fair value is based on market price information and in the case of quoted securities it is based on the published bid price. The value of any defined benefit asset recognized is restricted to the sum of any past service costs and the present value of any economic benefit available in the form of refunds from the plan or reductions in the future contributions to the plan.

The Company recognizes remeasurements of the net liability in the period in which they occur in full in other comprehensive income in accordance with IAS 19 - “Employee Benefits” (“IAS 19”).

Other long term employee benefits-

Employees (including senior executives) of the Company receive part of their remuneration in the form of Incentive Plan Transactions (“IPT”), whereby these employees render services in consideration for credit units which can only be settled in cash (cash-settled transactions). The credit units can be redeemed by the employees (after a vesting period as detailed in Note 16) according to a formula, which is based on the increase of total bookings of the Company in the year preceding the year of settlement, as compared to total bookings of the Company in the year preceding the year of granting the credit units. The total amount of the expected payment under the IPT is based on actuarial assumptions (see Note 16(b)) and the amounts are discounted using a discount rate based on high quality corporate bonds in the U.S.

For more details about the IPT see Note 16. The liability for IPT which represents the vested part is presented under current liabilities, while the part of the liability which represents the accrual of unvested amounts is presented as a non-current liability.

The cost of the IPT is recognized together with a corresponding increase in the liability for employee benefits over the period in which the performance and/or service conditions are fulfilled. The cumulative expense recognized for the IPT at each reporting date until the vesting date, reflects the extent to which the vesting period has expired and the Company best estimate of the number of credit units that will ultimately vest. The income statement expense or credit for a period represents the movement in cumulative expense recognized at the beginning and at the end of that period and is recognized in employee benefits expense (Note 16(c)).

No expense is recognized for awards that do not ultimately vest.

F-20

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

r)	Employees benefits (continued) -

Where the actual terms of the credit units are modified including the discount rate and management’s estimate of future bookings, an additional expense or income is recognized for any modification that is attributable to the past service in respect of which the credit units are valid.

s)	Disclosure of new IFRS in the period -

(1)	IFRS 9 – “Financial Instruments” (“IFRS 9”) -

In July 2014, the IASB completed the final element of its comprehensive financial accounting standard concerning IFRS 9. The package of improvements introduced by IFRS 9 includes a logical model for classification and measurement, a single forward looking “expected loss” impairment model and a substantially reformed approach for hedge accounting. IFRS 9 is to be applied for annual periods commencing January 1, 2018. Early adoption is permitted.

The Company has evaluated the possible impact of IFRS 9, and does not expect material changes, if any, on the financial statements.

(2)	IFRS 15 – “Revenues from Contracts with Customers” (“IFRS 15”) -

IFRS 15 was issued in May 2014 and establishes a five-step model to account for revenue arising from contracts with customers. Under IFRS 15, revenue is recognized at an amount that reflects the consideration to which an entity expects to be entitled to in exchange for transferring goods or services to a customer.

The new revenue standard will supersede all current revenue recognition requirements under IFRS. Either a full retrospective application or a modified retrospective application is required for annual periods beginning on or after January 1, 2018. Early adoption is permitted.

The Company has evaluated the possible impact of applying IFRS 15 and does not expect a material impact on its results of operations; however, if the Company does recognize the extended warranty for its “Mini-PC” line of products as a separate performance obligation, it will decrease its revenues and cost of sales (in respect of the provision for warranty) simultaneously.

(3)	IFRS 16 – “Leases” (“IFRS 16”) -

This standard - introduced in January 2016, sets out the principle for recognition, measurement, presentation and disclosure of leases for both parties to a contract, i.e. the customer (the “Lessee”) and the supplier (the “Lessor”). All leases result in a company (the lessee) obtaining the right to use an asset at the start of the lease and, if lease payments are made over time, also obtaining financing. Accordingly, IFRS 16 eliminates the classification of leases, for the lessee, as either operating leases or finance leases as is required by IAS 17 and, instead, introduces a single lessee accounting model. Applying that model, a lessee is required to recognize: (a) assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value; and (b) depreciation of lease assets separately from interest on lease liabilities in the income statement. IFRS 16 substantially carries forward the lessor accounting requirements in IAS 17. Accordingly, a lessor continues to classify its leases as operating leases or finance leases, and to account for those two types of leases differently.

IFRS 16 is effective from January 1, 2019. A company can choose to apply IFRS 16 before that date but only if it also applies IFRS 15. The Company is evaluating the possible impact of IFRS 16 but is presently unable to assess its effects, if any, on the financial statements.

F-21

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3: SIGNIFICANT ACCOUNTING JUDGNMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARTION OF THE FINANCIAL STATEMENTS:

a)	The preparation of the Company's financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures, and the disclosures of contingent liabilities. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount to the asset or liability affected in future periods.

b)	Judgments

In the process of applying the Company's accounting policies, management has made the following judgments, which have the most significant effect on the amounts recognized in the financial statements:

Development costs

Development costs are capitalized in accordance with the accounting policy described in Note 2(j). Initial capitalization of costs is based on management's judgment that technological and economic feasibility is confirmed, usually when a product development project has reached a defined milestone according to an established project management model. In determining the amounts to be capitalized, management makes assumptions regarding the expected future cash generation of the project, discount rates to be applied and the expected period of benefits. At December 31, 2016, the carrying amount of capitalized development costs was $2,796,000 (2015 - $3,105,000).

Estimates and assumptions

The key assumptions and estimates made in the financial statements concerning uncertainties as of the reporting date and the critical assumptions by the Company, which have a significant risk of causing material adjustments to the Company's assets and liabilities are detailed below:

Impairment of non-financial assets

Impairment exists when the carrying value of an asset or cash generating unit exceeds its recoverable amount, which is the higher of its fair value less costs to sell and its value-in-use. The fair value less costs to sell calculation in respect of the Company's building and land used on the Company's plant is based on calculation made by an independent valuation assessor. The value-in-use calculation for other non-financial assets is based on a discounted cash flow model. The cash flows are derived from the budget for the foreseeable future useful life of the asset and do not include restructuring activities that the Company is not yet committed to or significant future investments that will enhance the asset's performance of the CGU being tested. The recoverable amount is most sensitive to the discount rate used for the discounted cash flow model as well as the expected future cash-inflows and the growth rate used for extrapolation purpose. The key assumptions used to determine the recoverable amount for the property including sensitivity analysis, are disclosed and further explained in Note 11(c).

Cash based incentive plan-

As explained in Note 2(r), the Company's employees are entitled to certain cash payments within the framework of the IPT.

F-22

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3: SIGNIFICANT ACCOUNTING JUDGNMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARTION OF THE FINANCIAL STATEMENTS (CONTINUED):

The Company measures, on each reporting date, its liability under the IPT. In measuring this liability, the Company makes assumptions as to the period in which each employee is expected to redeem the incentive, the expected bookings in the year preceding to the settlement and the discount rate for computing the present value of the expected payments under the IPT. These factors may vary from one period to another, causing material changes to the assumed liability, which are reflected in the income statement as well.

Taxes

Uncertainties exist with respect to the interpretation of complex tax regulations, changes in tax laws, and the amount and timing of future taxable income. Given the wide range of international business relationships and the long-term nature and complexity of existing contractual agreements, differences arising between the actual results and the assumptions made, or future changes to such assumptions, could necessitate future adjustments to tax income and expense already recorded. The Company establishes provisions, based on reasonable estimates, for possible consequences of audits by the tax authorities in Israel. The amount of such provisions is based on various factors, such as experience of previous tax audits and differing interpretations of tax regulations by the Company and the responsible tax authority. Such differences of interpretation may arise on a wide variety of issues depending on the conditions prevailing in the respective domicile of the Company.

Deferred tax assets are recognized for unused tax losses and other temporary differences to the extent that it is probable that taxable profit will be available against which the losses and the temporary differences can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likelihood, timing and the level of future taxable profits together with future tax planning strategies.

Fair value of financial instruments

When the fair value of financial assets and financial liabilities recorded in the statement of financial position cannot be derived from active markets, their fair value is determined using valuation techniques including the discounted cash flows model. The inputs to these models are taken from observable markets where possible, but where this is not feasible, a degree of judgment is required in establishing fair values. The judgments include considerations of inputs such as liquidity risk, credit risk and volatility. Changes in assumptions about these factors could affect the reported fair value of financial instruments. See Note 17 for further discussion.

NOTE 4: OPERATING SEGMENTS INFORMATION

The operating segments are identified based on information that is reviewed by the chief operating decision maker (the "CODM") to make decisions about resources to be allocated and assess its performance. The CODM is the Company's Chief Executive Officer ("CEO"). Accordingly, for management purposes, the Company is organized into two operating segments based on their products and services as follows:

●	The "CoM" segment, which produces and installs certain miniature computers including hardware and software, developed by the Company to be embedded in its clients' products.
●	The "Mini PC" segment, which produces and markets special purpose computers, developed by the Company to be used as wise terminals.

No operating segments have been aggregated to form the above reportable operating segments.

Segment performance is evaluated based on gross profit of the above reportable operating segments. In addition, common operating costs and expenses such as research and development, marketing and general and administrative expenses as well as financing (including finance expenses and finance income) and taxes on income are managed on the Company’s level and are not allocated to the operating segments.

F-23

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4: OPERATING SEGMENT INFORMATION (CONTINUED)

Capital expenditure consists of additions of property, plant and equipment, and development costs.

Transfer prices between operating segments are at arm's length basis in a manner similar to transactions with third parties.

(U.S. dollars in thousands)			Total
Year ended December 31, 2016	CoM	Mini PC	segments
Revenue
External costumers	$9,025	$12,932	$21,957
Results
Segment gross profit	$2,895	$4,238	$7,133
Operating assets
Identified assets	$2,737	$1,814	$4,551
Operating liabilities
Identified liabilities - Provision for warranty	$ 1 21	$657	$778
Other disclosures
Capital expenditure (including development costs)	$423	$374	$797
Identified depreciation and amortization	$408	$698	$1,106

(U.S. dollars in thousands)			Total
Year ended December 31, 2015	CoM	Mini PC	segments
Revenue
External costumers	$11,333	$16,448	$27,781
Results
Segment gross profit	$3,861	$5,215	$9,076
Operating assets
Identified assets	$1,342	$2,704	$4,046
Operating liabilities
Identified liabilities - Provision for warranty	$ 1 57	$656	$8 1 3
Other disclosures
Capital expenditure (including development costs)	$587	$649	$1,236
Identified depreciation and amortization	$292	$656	$948

F-24

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4: OPERATING SEGMENT INFORMATION (CONTINUED)

Adjustments and reconciliation:

(U.S. dollars in thousands)			Total
Year ended December 31, 2014	CoM	Mini PC	segments
Revenue
External costumers	$10,929	$12,441	$23,370
Results
gross profit	$3,073	$3,196	$6,269
Operating assets
Identified assets	$3,115	$2,266	$5,381
Operating liabilities
Identified liabilities - Provision for warranty	$1 62	$49 1	$653
Other disclosures
Capital expenditure (including development costs)	$1 90	$73 8	$928
Identified depreciation and amortization	$260	$536	$796

F-25

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4: OPERATING SEGMENT INFORMATION (CONTINUED)

	Year ended December 31,
(U.S. dollars in thousands)	2016	2015	2014
Segment income	$7,133	$9,076	$6,269
Reconciliation to net loss
Unallocated corporate expenses:
Research and development costs	(2,181)	(3,054)	(3,173)
Selling and distribution expenses	(1,606)	(1,777)	(1,846)
General and administrative expenses	(1,369)	(1,904)	(1,840)
Other expenses	( 1 54)	(349)	(75)
Other income	184	179	186
Finance income	18	13	835
Finance expenses	(529)	(667)	(863)
Finance expenses in respect of the warrants	-	(1,597)	(86)
Taxes on income	(94)	(40)	(2 1 )
Total	$(5,731)	$(9,196)	$(6,883)
Company's net income (loss)	$1,402	$(120)	$(614)

Reconciliation of assets
Identified operating assets	$6,099	$4,046	$5,381
Other common operating assets	14,712	18,440	18,691
Investment property	1,370	1,427	1,485
Company's operating assets	$22,181	$23,913	$25,557
Reconciliation of liabilities
Provision for warranty	$778	$ 8 1 3	$653
All other liabilities not identified with the reported segments rather than provision for warranty	12,385	15,418	20,183
Company's operating liabilities	$13,163	$16,231	$20,836

F-26

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5: CASH

	December 31,
(U.S. dollars in thousands)	2016	2015
Cash and deposits available for immediate withdrawal:
In U.S. dollars	$375	$115
In Euros	153	34
In NIS	90	383
	$618	$532

NOTE 6: TRADE RECEIVABLES

a.	Consists of:

	December 31,
(U.S. dollars in thousands)	2016	2015
Open Accounts (1):
In U.S. dollars	$2,023	$885
In Euros	8	-
In NIS	136	56
Checks receivable	191	69
	$2,358	$1,010

(1) Customers' debts do not bear interest. The average number of customer credit days is 26 days.

b.	An analysis of past due, but not impaired trade receivables, as of each reporting date:

Past due trade receivables with aging of:

(U.S. dollars in	Up to 30	30-60	60-90	over 90		Neither past due, nor
thousands)	days	days	days	days	Total	impaired (*)	Total
December 31, 2016	$382	$79	$-	$35	$496	$1,862	$2,358
December 31, 2015	$305	$3	$5	$38	$351	$659	$1,010

(*) As of December 31, 2016 and 2015 there was no allowance for doubtful debts.

c.	Customers exceeding 5% of total revenues are as follows:

	December 31,
	2016	2015
Customer A	0%	11%
Customer B	0%	8%
Customer C	8%	8%
Customer D	17%	5%

F-27

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 7: OTHER ACCOUTNS RECEIVABLE

Consists of:

(U.S. dollars in thousands)	December 31,
	2016	2015
Prepaid expenses	$56	$43
V.A.T refundable	273	428
Employees	177	305
Advances to vendors	159	441
	$665	$1,217

NOTE 8: INVENTORIES

Consists of:

(U.S. dollars in thousands)	December 31,
	2016	2015
Raw materials and components	$3,956	$4,943
Work in progress	1,383	1,506
Finished products	1,032	1,905
	$6,371	$8,354

Including slow moving items valued at net expected realizable value	$168	$65

Impairment allowance for slow moving inventories recognized (*):	$2,427	$2,236

(*) The impairment of inventories is charged to cost of sales.

F-28

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 9: PROPERTY, PLANT AND EQUIPMENT

a.	Composition and movement:

(U.S. dollars in thousands)	Land and building	Machinery and equipment	Motor vehicles	Computers, office furniture and equipment	Total
Cost
Balance at January 1, 2015	$8,079	$2,954	$699	$1,320	$13,052
Additions	91	113	141	62	407
Disposals	-	-	(201)	-	(201)
Balance at December 31, 2015	8,170	3,067	639	1,382	13,258
Additions	5	12	201	40	258
Disposals	-	-	(234)	-	(234)
Balance at December 31, 2016	$8,175	$3,079	$606	$1,422	$13,282

Accumulated depreciation
Balance at January 1, 2015	1,214	2,001	304	883	4,402
Depreciation	307	245	102	98	752
Disposals	-	-	(126)	-	(126)
Balance at December 31, 2015	1,521	2,246	280	981	5,028
Depreciation	309	247	92	91	739
Disposals	-	-	(168)	-	(168)
Balance at December 31, 2016	$1,830	$2,493	$204	$1,072	$5,599

Depreciated cost at:
December 31, 2016	$6,345	$586	$402	$350	$7,683
December 31, 2015	$6,649	$821	$359	$401	$8,230

F-29

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 9: PROPERYY, PLANT AND EQUIPMENT (CONTINUED)

b.	Capitalized leasing rights of land

In 2009 the Company acquired a building in Yokneam, Israel, which serves the Company for its production, marketing, research and development facilities, as well as its offices and warehouse. This building was built on land under a financial lease from a governmental organization, the Israeli Land Administration (the "ILA"). The lease term is up to 34 years (the first lease period) and the Company may extend the period for an additional 49 years (the second lease period). While purchasing the building, the Company signed the lease contract with the ILA. All the lease payments for the first lease period have been capitalized and paid to the ILA. The Company has allocated the purchase price among the land and the building. The land relates to the building as a whole; including that part which serves as an investment property and is rented to a third party (see Note 10).

c.	Liens

As for liens, see Note 22(c).

NOTE 10: INVESTMENT PROPERTY

One floor of the building in Yokneam (1,830 square meters out of total 5,510 square meters), is leased to a third party under an operating lease for eight years (including option for extension) ending in December 2017. This leased part of the building is accounted for as an investment property under IAS 40- "Investment Property". As explained in Note 2(i) the Company has adopted the cost model under which the investment property is recorded at a cost (including the pro-rata part of rights in the leased land on which the building is standing – see Note 9(b)), less accumulated depreciation, as follows:

(U.S. dollars in thousands)	December 31,
	2016	2015
Cost –	$1,792	$1,792
Less – accumulated depreciation	(422)	(365)
	$1,370	$1,427

The Company asked an external independent valuation specialist – to assess the fair value of the investment property at the end of each reporting period. The independent appraisers estimated the fair value of the asset on December 31, 2016 at $2,658,000 (NIS 10,180,000) and on December 31, 2015 at $2,573,000 (NIS 10,040,000). The fair value has been determined under the fair value level hierarchy set in IFRS 13 – "Fair Value Measurement" based on Level 2 and Level 3. Since there is no active market for this kind of asset, the appraisers used the "Direct Comparable" method (Level 2) and the expected discounted cash flows (Level 3).The major assumptions under which the assessments were performed are:

●	an effective sale price of NIS 4,000-6,500 per square meter based on transactions in the area;
●	an effective rental price of NIS 32-57 per square meter, based on rental transaction in the area ;
●	a capitalization rate of 8.2% for the expected rental rate, out of fair value; and
●	giving 60% of the weight to the expected discounted cash flow method and 40% to the direct comparable method.

Sensitivity analysis of the capitalization rate by 0.5% increases or decreases the value by approximately $127,500 (NIS 490,000).

F-30

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 11: INTANGIBLE ASSETS

a.	Consists of:

(U.S. dollars in thousands)	December 31,
	2016	2015
Development costs (see Note 11(b) and (c) below)	$2,796	$3,105

b.	Development costs :

(U.S. dollars in thousands)	Cost	Accumulated amortization	Amortized cost
Balance at January 1, 2015	$4,315	$(1,498)	$2,817
Additions in 2015	1,236	-	1,236
Amortization in 2015	-	(948)	(948)
Balance at December 31, 2015	$5,551	$(2,446)	$3,105
Additions in 2016	797	-	797
Impairment in 2016	-	(127)	(127)
Amortization in 2016	-	(979)	(979)
Balance at December 31, 2016	$6,348	$(3,552)	$2,796

c.	Main assumptions in recognizing "development costs assets":

(1)	The development period is over 6-18 months.
(2)	The products developed under each "development cost asset" are planned to be sold to customers over three to five years immediately after the consummation of the development. The amortization period has been determined respectively.
(3)	The planned future revenues and the expected future benefits derived for the development have been determined based on the evaluation of market needs, past experience of similar products and the Company's production capability.
(4)	In evaluating the present value of the economic benefits deriving from the development, the Company used the weighted average cost of capital of 14.71%-22.38% (pre-tax).

F-31

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 12: SHORT TERM BANK CREDIT AND LOANS

Consists of:

(U.S. dollars in thousands)	December 31,
	2016	2015
Short term loans in NIS (1)	$3,252	$1,927
Short term loans in USD (2)	10	1,651
Long term loans in NIS (3)	2,869	3,855
Long term loans in USD (3)	159	259
	$6,290	$7,692

(1)	Short term loans in NIS bear variable interest at an average annual rate of 3.75% during 2016 and 3.5% during 2015.
(2)	Short term loans in USD bear variable interest at an average annual rate of 5.5% during 2016 and 4.55-4.65% during 2015.
(3)	Long term loans

a.	Terms of the loans:

The loans have been received in 2014 and 2013 from Bank Leumi Le-Israel ("Bank Leumi") for repayment over five years in equal annual installments.

The loans in U.S. dollars and the loans in NIS bear interest of 4.3% and 3.8% per annum, respectively.

b.	Financial covenants in force for the reported periods:

(1)	The "Tangible Capital" (as defined in the loan agreement) will not be less than 30% of total assets of the Company, based on the Company's quarterly financial statements, under Israeli GAAP.

(2)	The "Tangible Capital" (as defined in the loan agreement) will be equal or exceed NIS 30 million (approximately $8 million) based on the Company's quarterly financial statements, under Israeli GAAP.

(3)	The Ratio between the overall loans from banks, other financial institutes, debenture holders and others (the "Debt"), and the Tangible Capital (as defined in the loan agreement) will not exceed 1.6 at any time.

As of December 31, 2016 and 2015 the Company has not complied with part of the covenants above. Accordingly, the Company has classified its bank loans as "short-term loans" and presented them as of the reporting date in current liabilities. Subsequently, on December 27, 2016, Bank Leumi provided the Company with a waiver to the breach as of December 31, 2015; as to the breach of December 31, 2016, on January 24, 2017, Bank Leumi and the Company have agreed to revise the covenants as of December 31, 2016 and thereon as follows:

(1)	The "Tangible Capital" (as defined in the loan agreement) will not be less than 23% of total assets of the Company, based on its quarterly financial statements, under IFRS.

(2)	The "Tangible Capital" (as defined in the loan agreement) will be equal or exceed $5.3 million, based on the Company's quarterly financial statements, under IFRS.

All other financial covenants, including the ratio of Debt to Tangible Capital (see Note 12(b)(3)) above have not been changed.

F-32

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 12: SHORT TERM BANK CREDIT AND LOANS (CONTINUED)

c.	Liens and securities:

In order to secure the above mentioned loans, the Company registered fixed and floating liens in favor of Bank Leumi (see Note 21(c)), and the Company's controlling shareholder has signed a personal guarantee for the benefit of Bank Leumi (see Note 24(d)).

As to financial covenants and liens on the Company's assets, see Note 21(c).

NOTE 13: TRADE PAYABLES

(U.S. dollars in thousands)	December 31,
	2016	2015
Balance in USD	$1,136	$1,734
Balance in EURO	30	38
Balance in NIS	504	568
	$1,670	$2,340
Notes payable	19	12
	$1,689	$2,352

NOTE 14: OTHER ACCOUNTS PAYABLE

(U.S. dollars in thousands)	December 31,
	2016	2015
Employees and related payroll accruals	$521	$930
Advances from customers	1,100	1,846
Accrued vacation and recreation pay	371	344
Prepaid income	-	56
Others	21	7
	$2,013	$3,183

F-33

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 15: PROVISION FOR WARRANTY

(U.S. dollars in thousands)	December 31,
	2016	2015
Provision for product warranty (1):
Balance at beginning of year	$813	$653
Net movement during the year	(36)	160
Balance at end of year	$777	$813
Presented in the statement of financial position as follows:
Current liabilities	$445	$460
Non-current liabilities	332	353
	$777	$813

(1)	The Company grants a 12 month warranty for its "CoM" products, and has provided, commencing in 2013, a five year warranty for its "Mini PC" products. The provision for warranty costs is presented at present value. The part of the provision expected to be settled within the first year, has been classified as a current liability, while that part which is expected to be settled in the following years (two through five) has been classified as a non-current liability.

NOTE 16: EMPLOYEE BENEFIT LIABILITY

a.	IPT

As explained in Note 2(r), the Company grants to most of its employees an incentive, under the IPT. The incentive under the IPT is based on the increase in total orders of the Company in the year preceding the year of settlement as compared to total orders in the year preceding the year of granting the credit units as explained in that Note.

1.	Financial data in respect of the IPT liability:

(U.S. dollars in thousands)	December 31,
	2016	2015
Total liability at end of year	$995	$1,261
Number of employees eligible for the incentive	43	49

F-34

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 16: EMPLOYEE BENEFIT LIABILITY (CONTINUED)

2.	Main actuarial assumptions served in computing the total liability under the IPT:

● Expected redemption period	-	10 years from date of granting
● Expected bookings in the year preceding the expected redemption	-	Based on actual bookings +15%-20% increase per year for the first 4 years (*) and 10% increase for the rest of the period.
● Rate of retirement \ leaving prior to completing the vesting period	-	0%
● Discount rate (based on average yield at year end represented by high quality bonds in the United States)	-	2016 - 3.5% 2015 - 4.04%

(*) In 2015 there was an exception from these assumptions, assuming that in 2016 there will be no growth in bookings as compared to 2015 but no change in growth in the following years. The company cannot predict the future impact of such deviation from the policy and assumption stated above since there is no assurance that similar deviation will or will not occur in the future.

3.	Amounts charged to income and amounts actually paid:

	December 31,
(U.S. dollars in thousands)	2016	2015	2014
Amounts charged (credited) to income during the respected year	$(266)	$174	$122
Amounts actually paid during the year	$49	$31	$3

b.	Incentive Option Plan

The Company maintains one equity incentive plan, the 2015 Incentive Option Plan, (the "2015 Plan"). Up to the date of approval of these financial statements, no shares were reserved for issuance under the 2015 Plan and there are no outstanding options to purchase ordinary shares.

The 2015 Plan, which was adopted by the Company's board of directors on January 14, 2015, provides for the grant of options, restricted shares, restricted share units and share appreciation rights to the Company's and the Company's affiliates' respective directors, employees, office holders, service providers and consultants. The 2015 Plan will be administered by the board of directors, which shall determine, subject to Israeli law, the grantees of awards and various terms of the grants. The 2015 Plan provides for granting options in compliance with Section 102 of the Israeli Income Tax Ordinance, 1961.

F-35

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17: FINANCIAL INSTRUMENTS

a.	Classification of financial assets and liabilities

	December 31,
(U.S. dollars in thousands)	2016	2015
Financial Assets
Cash and cash equivalents	$618	$532
Financial assets at amortized cost	2,871	1,824
Total financial assets	$3,489	$2,356
Financial Liabilities
Financial liabilities at amortized cost	$9,468	$11,895
	$9,468	$11,895

b.	Financial risk factors

The Company's activities expose it to certain financial risks, such as market risk (foreign currency risk and interest risk), credit risk and liquidity risk. The Company's risk management plan focuses on activities that reduce to a minimum any possible adverse effects on the Company's financial position, cash flows, liquidity and performance. The Company utilized derivative instruments to hedge certain risk exposures. Risk management is the responsibility of the Company’s CEO, in accordance with the policy approved by the Board of Directors, which provides guidelines for managing the overall risk.

1)	Market risks:

(a)	Foreign exchange risk

The Company operates in a global environment and is exposed to foreign currency risk related primarily to the Company's operation and its exposure to different currencies, when revenue or expense is recognized in a different currency from the Company's presentation currency (mainly NIS and EURO). As of December 31, 2015 and 2016 the company had no open positions in derivative instruments.

(b)	Interest rate risk

The Company is exposed to risk of changes in the interest rate on its indebtedness to Banks. The annual interest rates during 2016 and 2015 were 3.75-5.5% and 3.5-4.65%, respectively.

F-36

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17: FINANCIAL INSTRUMENTS (CONTINUED)

2)	Credit risk:

Credit risk is the risk that a counterparty will not meet its obligations as a customer or under a financial instrument leading to a loss to the Company. The Company is exposed to credit risk from its operating activity (primarily trade receivables) and from its financing activity, including deposits with banks and other financial institutions, foreign currency transactions and other financial instruments.

(a)	Cash and cash equivalents

The Company holds cash and cash equivalents with major banks and financial institutions in Israel. In accordance with the Company's policy, evaluations of the relative strength of credit of the various financial institutions are made on an ongoing basis. Short term deposits are deposits in low risk instruments, mainly time deposits and are available for immediate withdrawal.

(b)	Trade receivables:

The average period of customer credit is 26 days. The Company regularly monitors the credit provided to its customers and their general financial position, and when necessary, requires collaterals as security for the credit line granted to such receivables. The Company keeps track records for customer debt. See Note 6 regarding a total of past due accounts, which, according to the Company's experience, will not result in materially bad or doubtful debts, except for a one time materially bad debt of $55,000 in 2015.

3)	Liquidity risk:

The following table summarizes the profile of the Company's financial liabilities, based on contractual undiscounted amounts payable:

(U.S. dollars in thousands)	Up to year	2nd year	3rd year	4th year and thereafter	total
As of December 31, 2016
Short term bank credit	$3,262	$-	$-	$-	$3,262
Long term loans from banks (*)	1,140	1,099	789	-	3,028
Trade payables	1,689	-	-	-	1,689
Other accounts payable	943	-	-	-	943
Income tax payable	546	-	-	-	546
	$7,580	$1,099	$789	$-	$9,468
As of December 31, 2015
Short term bank credit	$3,578	$-	$-	$-	$3,578
Long term loans from banks (*)	1,125	1,125	1,084	780	4,114
Trade payables	2,352	-	-	-	2,352
Other accounts payable	1,337	-	-	-	1,337
Income tax payable	514	-	-	-	514
	$8,906	$1,125	$1,084	$780	$11,895

(*) According to the contractual terms.

       See Note 12 as to the reclassification of these loans into short terms liabilities.

F-37

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17: FINANCIAL INSTRUMENTS (CONTINUED)

d.	Sensitivity test fluctuations

Sensitivity test to changes in interest rates:

Gain (loss) from change:

(U.S. dollars in thousands)	December 31,
	2016	2015
1% increase in interest rate	$(63)	$(38)
1% decrease in interest rate	$63	$38

Sensitivity test to changes in foreign currency:

Gain (loss) from change:

(U.S. dollars in thousands)
5% revaluation of the NIS (*)	$356	$318
5% devaluation of the NIS (*)	$(356)	$(318)

(*)	Balances and transaction denominated in or linked to the Euro are insignificant, and therefore there is no significant exposure as to changes in the rate of exchange between the Euro and the Dollar.

F-38

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 18: POST EMPLOYMENT BENEFITS

Employee benefits consist of short-term benefits (see Note 14), other long term benefits (see Note 16) and post-employment benefits.

a.	Post-employment benefits according to labor laws:

According to the labor laws in Israel, all the Company's employees are entitled to pension payment after their retirement either from their employer or from pension funds to which the employer deposits monthly payments. The Company is committed to deposit these monthly payments with pension funds or with insurance policies, as both release the employer from any commitment to the employee upon retirement and therefore are accounted as "Defined Contribution Plans" as defined in IAS 19. The Severance Pay Law requires the employer to pay severance pay to dismissed employees, or to employees resigning in certain circumstances as detailed in that law. The severance pay is based on the last salary of the employee prior to resignation, multiplied by the number of years of service with the employer. Pursuant to Article 14 of the Severance Pay Law, the employer and the employee may agree that the employer will deposit monthly payments of 8 1/3% out of the employee’s salary with a pension fund or insurance policy and is released from its commitment to severance pay upon resignation or dismissal of the employee. Most of the Company’s employees have joined the programs under Article 14, and the monthly deposits are accounted as “Defined Contribution Plans” as defined in IAS 19. For certain employees, the Company has “Defined Benefit Plan” as defined in IAS 19 and it keeps actuarial computations to record its liability and assets under the plan (see Note 18(c) below).

b.	Defined Contribution Plans

The expenses for the defined contribution plans for pension and severance pay pursuant to Article 14 were $1,041,000 and $819,000 in 2016 and 2015, respectively.

c.	Defined benefit plan:

(1)	Expenses recognized in Comprehensive Income (loss):

	Year Ended December 31,
(U.S. dollars in thousands)	2016	2015	2014
Current service cost	$23	$26	$26
Interest expenses	26	25	26
Interest income	(11)	(12)	(16)
Total employee benefit expenses	38	39	36
Actuarial (gains) losses attributed to other comprehensive income	(36)	(55)	112
Total before deposits	2		148
Deposits with insurance policies	(8)		(13)
Total	$(6)	$(33)	$135

F-39

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 18: POST EMPLOYMENT BENEFITS (CONTINUED)

The expenses are presented in the Statement of Comprehensive Income (Loss) as follows:

(U.S. dollars in thousands)	Year ended December 31,
	2016	2015	2014
Cost of revenues	$6	$6	$5
Research and development	5	10	15
General and administrative	12	10	6
Finance costs	26	25	26
Finance income	(11)	(12)	(16)
Total	$38	$39	$36

(2)	The plan liabilities, net

(U.S. dollars in thousands)	Year ended December 31,
	2016	2015
Defined benefit obligation	$740	$728
Fair value of plan assets	(349)	(337)
	$391	$391

(3)	Defined benefit obligation:

(U.S. dollars in thousands)	Year ended December 31,
	2016	2015
Balance at beginning of year	$728	$738
Interest cost	26	25
Current service cost	23	26
Benefit paid	(5)	(89)
Financial actuarial assumptions	(12)	28
Other actuarial assumptions	(31)	27
Currency translation differences	11	(27)
Balance at end of year	$740	$728

F-40

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 18: POST EMPLOYMENT BENEFITS (CONTINUED)

(4)	Plan assets:

Plan assets comprised by long-term qualifying insurance policies.

Change in the fair value of plan assets:

(U.S. dollars in thousands)	Year ended December 31,
	2016	2015
Balance at beginning of year	$337	$400
Return on plan assets	12	12
Actuarial assumptions	(7)	(2)
Contributions by the Company as employer	8	17
Actual payment out of plan assets	(5)	(89)
Currency translation differences	4	(1)
Balance at end of year	$349	$337

(5)	The benefit plan: the principal assumptions underlying

	Year ended December 31,
	2016	2015
Discount rate of the plan liability (*)	3.5%	3.5%
Future salary growth	2%	2%

(*) Based on year-end yield of high quality corporate bonds in Israel.

(6)	Sensitivity analysis:

The following sensitivity analysis has been determined based on reasonably possible changes of the principal assumptions underlying the defined benefit plan as mentioned above, assuming that these changes occurred at the end of each reporting period:

-	Increase of 0.5% in the discount rate would result in a decrease of $23,000 and $24,000 in 2016 and 2015, respectively, assuming that all other assumptions remain unchanged.
-	Increase of 1% in the rate of future salary growth would result in an increase of $56,000 and $57,000 in 2016 and 2015, respectively assuming that all other assumptions remain unchanged.

F-41

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 19: TAXES ON INCOME

a.	Tax Laws applicable to the Company Law for the Encouragement of Capital Investments, 1959

The Law for the Encouragement of Capital Investments, 1959, generally referred to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets) by “Industrial Enterprise” (as defined under the Investment Law).

An investment program that is implemented in accordance with the provisions of the Investment Law prior to the 2005 Amendment, referred to as Approved Enterprise, is entitled to certain benefits if approved by the Ministry of Economy, as an Approved Enterprise program. An Approved Enterprise was eligible - up to 2005 - for government grants (the "Grant Track") at rates varying according to the development zone in which the approved plant was located, and to a reduced tax rate of 10%-25% for a period of five to eight years (according to the rate of non-Israeli owners of the company).

Under the Investment Law, a company owning an Approved Enterprise could, until 2005, elect to forego its entitlement to grants and tax benefits under the Grant Track and apply for an alternative package of tax benefits (the "Alternative Track") instead of the above mentioned benefits under the Grants Track.

Under the Alternative Track, a company's undistributed earnings derived from an Approved Enterprise program were exempt from corporate tax for an initial period of two to ten years (depending on the geographic location of its approved plant in Israel and the rate of non-Israeli owners of the company), starting from the first year the company derives taxable income under the Approved Enterprise program. A company that has elected the Alternative Track and subsequently pays a dividend out of income derived from the Approved Enterprise during the tax exemption, will be subject to corporate tax on the amount which is determined by the distributed amount grossed up with the effective corporate tax rate which would have been applied under the Investment Law had said company not elected the Alternative Track.

Although the Company was entitled to tax benefits for Approved Enterprise in the past, it is currently not entitled to such benefits.

On April 1, 2005, Amendment 60 to the Investment Law came into effect. The amendment revised the criteria for investments qualifying to receive tax benefits. An eligible investment program under Amendment 60 is called Benefited Enterprise (rather than the former "Approved Enterprise"), and inter-alia, simplified the approval process.

In order to receive the tax benefits, Amendment 60 states that the company must make an investment in the Benefited Enterprise exceeding certain percentage or a minimum amount specified in the Investment Law. Such investment may be made over a period of no later than three years ending at the end of the year in which the company requested to start counting the tax benefits period ("Year of Election").

The Company accomplished an investment program for which it asked and received a pre-ruling from the Income Tax Authority that the Company be eligible to be classified as a Benefited Enterprise under this program. The pre-ruling from February 2012 confirmed that the Company's undistributed earnings derived from the Benefited Enterprise are exempt from corporate tax up to and including 2013.

F-42

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 19: TAXES ON INCOME (CONTINUED)

a.	Tax Laws applicable to the Company Law for the Encouragement of Capital Investments, 1959 (continued)

The Company further filed in its 2012 tax return for an extension of the Benefited Enterprise status for an additional ten years, due to a new investment program. It should be noted that dividends and other distributions (as defined in the Law) attributable to earnings deriving from the Approved Enterprise or the Benefited Enterprise are subject to the payment of the corporate tax from which the Company had been exempted. The duration of the tax benefits is limited to ten years, commencing on the first tax year in which the Company would derive taxable income from the Benefited Enterprise. As of the reported periods, the Company has not derived such income. Furthermore, there is a limitation of 12 to14 years on tax benefits derived from the Benefited Enterprise status commencing 2012.

On January 1, 2011 a new legislation amending the Investment Law came into effect, or the 2011 Amendment. The 2011 Amendment introduced a new status of Preferred Enterprise replacing the existing status of "Benefited Enterprise". A Preferred Enterprise entitles the company to corporate tax rates without limitations on dividends and other distributions instead of full exemption from corporate tax. These preferred corporate tax rates vary from 9% (and 7.5% as of 2017) for Preferred Enterprises that reside in a "development zone", to 16% for Preferred Enterprises residing in other zones in Israel.

In order to gain the status of Preferred Enterprise, a company needs to meet certain conditions; the main conditions are:

-	it should be an industrial company; and
-	at least 25% out of its revenues should derive from export to countries with population exceeding 14 million people.

The provisions of the 2011 Amendment also provided transitional provisions to address companies already enjoying current benefits. These transitional provisions provide, among other things that unless an irrevocable request is made to apply the provisions of the 2011 Amendment it can keep its previous Benefited Enterprise status.

To date, the Company has not elected to be classified as a Preferred Enterprise according to the 2011 Amendment.

A dividend distributed from income attributed to a Preferred Enterprise or Benefited Enterprise will be subject to withholding tax (in addition to corporate tax in case of Benefited Enterprise as mentioned above) at the following rates: Israeli resident corporations - 0%; Israeli resident individuals and non-Israeli residents - 20% in 2014 and thereafter.

The Law for Encouragement of Industry (Taxes), 1969, provides several tax benefits for Industrial Companies as defined therein. The main benefits for the Company are:

-	accelerated depreciation rates; and
-	the right to deduct expenses related to public offerings in equal amounts over a period of three years.

F-43

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 19: TAXES ON INCOME (CONTINUED)

b.	Tax rates applicable to the Company

The Israeli corporate tax rates in the reported period were:

2015 - 26.5%; and

2016 - 25%.

In January 2016 the Israeli Parliament (the "Knesset") approved a reduction of the corporate tax rate to 25% In effect from fiscal 2016.

In December 2016 the Knesset approved further reduction of the corporate tax rate to 24% in 2017 and 23% in 2018 and thereon.

c.	Tax assessments and tax uncertainties

The Company has final tax assessments through 2012, and final withholding assessments through 2015. According to the Israeli Income Tax Ordinance, temporary assessments which have not been reviewed by the office of the income tax assessor within three years commencing the year following the date of filing these temporary are deemed to be final; however, the income tax assessor may increase this period to four years.

In light of certain decisions by the district court and the Supreme court in Israel, the Company increased in 2012 its provisions for income tax to the amounts expected to be settled with the Income Tax authority in Israel in respect of amounts which, under the above mentioned court decisions, may be deemed to be a dividend attributable to Benefited Enterprise (see Note 19(a) above).

Other tax uncertainties in respect of research and development costs have been fully deducted from taxable income under the income tax ordinance. This deduction assumes that these costs will be approved by the Israeli Innovation Authority, while if they are not approved, are then deductible over three years. The difference may affect the carried forward loss, but not the tax expenses.

d.	Carry forward losses for tax purposes

The carried forward losses as of December 31, 2016 were approximately $3,067,000. These losses may be carried forward without time limit.

e.	Taxes on income in the Statement of Comprehensive Income:

(U.S. dollars in thousands)	Year Ended December 31,
	2016	2015	2014
Deferred tax (see Note 19(f) below)	$94	$40	$21

F-44

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 19: TAXES ON INCOME (CONTINUED)

f.	Deferred taxes

As described in Note 2(e), the company provides for deferred taxes in respect of temporary differences as follows:

(U.S. dollars in thousands)	Fixed assets	Investment property	Intangible assets	Carry forward loss	Other temporary differences	Total

Balance at January 1, 2014	$63	$13	$81	$(131)	$(62)	$(36)
Changes in 2014:
Amounts carried to income	28	5	3	(22)	(13)	1
Effect of change in the tax rate	(30)	(6)	(28)	59	25	20
Balance at December 31, 2014	61	12	56	(94)	(50)	(15)
Changes in 2015:
Amounts carried to income	16	3	6	29	(14)	40
Balance at December 31, 2015	77	15	62	(65)	(64)	25
Changes in 2016:
Amounts carried to income	17	3	(6)	12	14	40
Effect of change in the tax rate	106	19	63	(77)	(57)	54
Balance at December 31, 2016	$200	$37	$119	$(130)	$(107)	$119

The net asset/liability for deferred taxes is presented in non-current liabilities, or assets.

The deferred taxes have been computed based on the average corporate tax rated expected to be in the years in which the temporary differences are about to reverse. These rates were 5% in 2016 and 2% in 2015.

F-45

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 19: TAXES ON INCOME (CONTINUED)

g.	Theoretical tax

Following is a reconciliation of the theoretical corporate tax expense, assuming all income is taxed at the regular tax rates applicable to companies in Israel (see Note 19(b) above) and the actual tax expense:

(U.S. dollars in thousands)	Year ended December 31,
	2016	2015	2014
Loss before taxes on income as reported in the income statement	$1,402	$(80)	$(593)
Statutory corporate tax rate	25%	26.5%	26.5%
Theoretical corporate tax	351	(21)	(157)
Less tax benefit arising from Beneficiary Enterprise status (see Note 19(a) above)	(283)	20	145
Decrease in deferred taxes arising from computation based on tax rates which are different from the statutory rates	(552)	(197)	286
Permanent differences - disallowable expenses	21	58	32
Difference between the basis of measurement of income reported for tax purposes (NIS) and the basis of measurement of income for financial reporting (U.S. dollar)	557	180	(285)

Taxes on income for the reported year	$94	$40	$21

F-46

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 20: EQUITY

a.	Share capital

	December 31, 2015 and 2016			December 31, 2014
	Authorized	Issued and outstanding		Authorized	Issued and outstanding
	Number of shares			Number of shares
Ordinary shares NIS 1.00 par value	400,000	212,012	(*)	400,000	200,000	(*)

(*) Not including 100,000 shares held by the Company as treasury shares (see Note 19(b) below).

The ordinary shares confer voting rights at the shareholders general meetings, right to receive dividend, rights to nominate directors and rights to participate in net assets in case of liquidation.

On December 22, the Company issued an additional 12,012 ordinary shares in respect of exercise of the Warrants (see Note 1(c) and Note 22).

b.	Treasury shares

Treasury shares are the Company's ordinary shares that are held by the Company. The shares were acquired from the Selling Shareholder in December 2012. These shares are presented at cost and do not confer the Company any of the aforementioned rights, nor can the Company re-issue these shares.

c.	Capital management in the Company

The Company's goals in the management of its capital are to preserve capital ratios that will ensure stability and liquidity to support business activity and create maximum values for shareholders.

F-47

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 21: CONTINGENT LIABILITIES, COMMITMENTS COLLATERALS AND LIENS

a.	Contingent Liabilities

(1)	See Note 15 as to product warranty.
(2)	As mentioned in Note 19(c), the Company is exposed to certain tax uncertainties amounting to $346,000 as of December 31, 2016 and to a decrease in the carry forward loss for income tax purposes of up to $1,745,000. The Company has provided the proper amounts, which at management opinion reflect the expected amounts to be settled with the income tax authority in Israel.
(3)	The Company is not a party to legal procedures in the ordinary course of business, which in the opinion of management may materially affect the Company's financial position of results of operations.

b.	Operating lease of investment property

The Company is the lessor of part of the building in Yokneam, Israel, which has been leased to an unrelated party under an operational lease contract (see Note 10).

The lease agreement expires in December 2017.

The future minimum lease payments as of December 31, 2016 are as follows:

(U.S. dollars in thousands)
2017	$225

c.	Collaterals and liens

The Company has collateralized its building (including that part leased to a third party) in a first right mortgage, to a commercial bank, in respect of short term and long term credit it received from that bank.

In addition, the Company has collateralized under a first mortgage certain equipment and fixtures (detailed in a list attached to the mortgage bill) including all future and insurance rights in respect of these assets, and registered a fixed lien on its goodwill and unpaid capital, and a floating charge on all of its other assets in favor of that commercial bank.

NOTE 22: WARRANTS

As explained in Note 1(c) the Warrants granted to the investors may be exercised in a cashless model, based on the fair value of the Company's shares on the date of exercise. As a result, the Warrants have been classified as a liability derivative which has been measured at fair value in each reporting period. The fair value of the Warrants on the grant date (December 31, 2012) has been recorded as part of the treasury shares and the increase in value of the Warrants in each reporting period has been charged to income in a separate line item in the report of comprehensive income commencing in 2013.

On December 22, 2015, the Investors exercised the Warrants into 12,012 ordinary shares, on a cashless basis, based on valuation of $220 per share.

F-48

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 23: SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF COMPREHENSIVE INCOME

a.	Revenues

Revenues based on the location of customers are as follows:

(U.S. dollars in thousands)	Year Ended December 31,
	2016	2015	2014
U.S.A	$6,148	$9,142	$8,203
Canada	1,821	4,552	2,024
Germany	5,047	2,265	1,976
Rest of Europe	4,630	6,132	5,736
Australia and New Zealand	913	1,333	1,197
Israel	1,356	1,190	1,113
Asia	626	973	1,169
Latin America	1,171	1,523	1,471
Rest of the world	245	671	481
Total	$21,957	$27,781	$23,370

b.	Cost of revenue

(U.S. dollars in thousands)	Year Ended December 31,
	2016	2015	2014
Cost of materials and components	$10,623	$14,140	$14,158
Salary and related expenses	1,274	2,152	1,986
Depreciation and amortization	1,577	1,420	1,240
Other manufacturing expenses	354	638	692
	13,828	18,350	18,076
Decrease in work in progress	123	1,129	(1,108)
Decrease (Increase) in finished goods	873	(774)	133
	$14,824	$18,705	$17,101

F-49

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 23: SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF COMPREHENSIVE INCOME (CONTINUED)

c.	Research and development

(U.S. dollars in thousands)	Year Ended December 31,
	2016	2015	2014
Salary and related expenses	$2,498	$3,433	$3,216
Materials and components	237	534	524
Other costs	243	323	361
	2,978	4,290	4,101
Less - capitalized R&D expenses attributed to
intangible assets	(797)	(1,236)	(928)
	$2,181	$3,054	$3,173

d.	Selling and marketing

(U.S. dollars in thousands)	Year Ended December 31,
	2016	2015	2013
Salary and related expenses	$526	$734	$675
Commissions	492	374	458
Packing, shipping and delivery	248	349	321
Marketing and advertising	253	219	287
Others	87	101	105
	$1,606	$1,777	$1,846

e.	General and administrative expenses

(U.S. dollars in thousands)	Year Ended December 31,
	2016	2015	2013
Salary and related expenses	$730	$1,032	$998
Management fee	105	121	133
Depreciation and amortization	140	154	180
Professional services	123	164	161
Office maintenance	102	118	145
Computers maintenance	66	97	76
Others	103	218	147
	$1,369	$1,904	$1,840

F-50

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 23: SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF COMPREHENSIVE INCOME (CONTINUED)

f.	Finance expenses (income)

(U.S. dollars in thousands)	Year Ended December 31,
	2016	2015	2014
Finance expenses:
Interest paid to banks	$309	$396	$472
Interest paid to financial institutes	41	45	10
Translation difference	84	87	-
Decrease in value of financial derivative	-	-	180
Commissions to banks	82	98	139
Others	13	41	62
	529	667	863
Finance income:
Translation difference	-	-	(785)
Others	(18)	(13)	(50)
	(18)	(13)	(835)
	$511	$654	$28

g.	Other operating expenses (income)

(U.S. dollars in thousands)	Year Ended December 31,
	2016	2015	2014
Other operating income :
1.Income from investment property rent	$(227)	$(227)	$(237)
Less related depreciation (*)	57	58	57
	(170)	(169)	(180)
2.Gain on sale of fixed assets	(14)	(10)	(6)
	$(184)	$(179)	$(186)

(*) All other expenses including maintenance and municipal taxes are paid by the lessee.

F-51

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 23: SUPPLEMENTARY INFORMATION TO THE STATEMENTS OF COMPREHENSIVE INCOME (CONTINUED)

g.	Other operating expenses (income) (continued)

Other operating expenses:

(U.S. dollars in thousands)	Year Ended December 31,
	2016	2015	2014
Expenses in respect of public issuance expected in 2017(*)	154	349	75

(*)	Including costs of legal, accounting and other experts, directly attributable to shares issuance. These costs include only avoidable costs (costs which otherwise would not have incurred).

h.	Earnings (loss) per share

Details of the number of shares and income used in computation of earnings per share

(U.S. dollars in thousands, except per share data)	Year Ended December 31,
	2016	2015	2014
Basic earnings per share:
Weighted average number of shares (thousands)	212	212	200
Income (Loss) for the year	$1,402	$(120)	$(614)
Basic and diluted earnings (loss) per share (in $)(*)	$6.61	$(0.57)	$(3.07)

(*) The effect of potential dilutive ordinary shares was anti-dilutive in all of the reported periods and therefore was not taken into consideration in computing diluted earnings per-share.

F-52

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 24: RELATED PARTIES

a.	Balances with Related Parties

(U.S. dollars in thousands)	December 31,
	2016	2015
Shareholder in current assets	$7	$6
A company controlled by a major shareholders-in current assets(1)	$-	$32
A company controlled by a major shareholders-in current liabilities(1)	30	-
Loans to the group of investors (2)	$514	$412

(1)	A company incorporated in the State of Florida acting as sales agent for the Company in the United States (see Note 24(c) below).

(2)	According to the shareholders agreement from December 31, 2012, the group of investors are entitled to monthly loans in an aggregate amount equal to 0.4166% of the investment of each investment of each investors under the purchase agreement from that date. The loans carry interest at the minimum rate required by the Income Tax Authority in Israel (3% as of December 31, 2016 and 2015) and are repayable upon the earlier of (i) the consummation of an IPO; (ii) the consummation of M&A transaction; or (iii) any payment of dividends or other distribution.

These events are of capital nature and therefore, the Company classified these withdrawals as part of equity.

b.	Transactions with Related Parties and key executive personnel:

(U.S. dollars in thousands)	Year Ended December 31,
	2016	2015	2014
Officers remuneration:
Short term benefits - salaries	$972	$1,756	$1,174
Social benefits (*)	$239	$378	$253
Other long term benefits - IPT	$(37)	$13	$53
Sales agent fees to a company controlled by a major shareholder (see "c" below)	$202	$202	$243
Management fees to the group of investors (see Note 1(c))	$105	$121	$133

(*) Including post-employment benefits of $59,000 and $91,000 in 2016 and 2015, respectively.

F-53

COMPULAB LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 24: RELATED PARTIES (CONTINUED)

c.	Terms of transactions with Related Parties:

(1)	In January 2007, the Company entered into a Non-Exclusive Representation Agreement with CompuLab Embedded Systems Inc., a company incorporated in Florida and wholly owned by the Company's CEO. CompuLab Embedded Systems acts as a sales agent of the Company's products in the U.S. and Canada. CompuLab Embedded Systems employs unrelated personnel and is compensated by the Company for its expenses.

(2)	The Company's CEO, who is a major shareholder, is entitled to a monthly salary of NIS 75,000 ($20,000) commencing January, 2014 plus social benefits, including 8 1/3% deposits for severance pay under article 14 to the Severance Pay Law. During 2016, within the framework of the cost reduction plan the Company implemented (which included, inter alia, a temporary reduction in senior management’s salaries and management fees as well as cutting other expenses), the above monthly salary reduced to an average of NIS 46,000 ($12,000) and in January 2017 returned to NIS 75,000 ($20,000).

(3)	The group of investors is entitled to management fees of NIS 35,000 ($9,000) per month commencing January 2013, that are linked to the Company's revenues. During 2016, the group of investors received only $105,000 as part of the above mentioned cost reduction plan.
(4)

Upon the successful completion of the IPO the Company plans for 2017, the acting Chief Financial Officer will be entitled to a special bonus in an amount equal to one-third of one percent of the net proceeds received, but which may not be lower than $60,000 and may not exceed $90,000.

d.	Guarantees

Mr. Gideon Yampolsky (and until July 2014 also other shareholders) granted Bank Leumi with shareholders' guarantees, in respect of short-term credit and long-term loans provided by Bank Leumi to the Company (see Note 12). The Company's shareholders have not charged the Company with the guarantee fees; however, the fair value of the guarantee has been recorded as a finance expense in the financial statements and was credited to capital reserve in respect of guarantees by shareholders as follows:

(U.S. dollars in thousands)
For the year ended December 31, 2015	$19
For the year ended December 31, 2014	$43

In 2016 the fair value of the guarantees was approximately nil, and therefore no expense has been recorded in respect of this guarantee.

NOTE 25 – SUBSEQUENT EVENTS

a.	Success bonus to the CEO

On February 12, 2017, the Company’s board of directors approved a tentative one-time bonus of $210,000 to the Company’s CEO, contingent upon the success of the IPO the Company plans for 2017.

b.	As to the change in the covenants to Bank Leumi - see Note 12(b).

F-54

Ordinary Shares

PROSPECTUS

Maxim Group LLC

Until and including        , 2017, 25 days after the date of this prospectus, all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Under the Israeli Companies Law 5759-1999, or the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of a fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, 5728-1968, or the Israeli Securities Law a company may indemnify, or undertake in advance to indemnify, an office holder for the following liabilities and expenses, imposed on office holder or incurred by office holder due to acts performed by him or her as an office holder, provided its articles of association include a provision authorizing such indemnification:

●	Financial liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which in the opinion of the board of directors can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria.

●	Reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment was filed against such office holder as a result of such investigation or proceeding and (2)(i) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, (ii) if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or as a monetary sanction;

●	Reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for a crime that does not require proof of criminal intent;

●	Expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments required to be made to an injured party, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, including a breach arising out of the negligent conduct of an officer; and

●	financial liability imposed on the office holder in favor of a third party.

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Without derogating from the aforementioned, subject to the provisions of the Israeli Companies Law and the Israeli Securities Law, we may, also enter into a contract to insure an office holder, in respect of expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or payment required to be made to an injured party, pursuant to certain provisions of the Israeli Securities Law.

Nevertheless, under the Israeli Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of fiduciary duty, except for indemnification and insurance for a breach of the duty of loyalty to the company in the event office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive unlawful personal benefit; or

●	a fine, monetary sanction, penalty or forfeit levied against the office holder.

The Israeli Securities Law provides that a company cannot obtain insurance against or indemnify a third party (including its officers and/or employees) for any administrative procedure conducted by the Israeli Securities Authority and/or monetary fine (other than for certain legal expenses and payments of damages to an injured party). The Israeli Securities Law permits insurance coverage and/or indemnification for certain liabilities incurred in connection with an administrative procedure, such as reasonable legal fees and certain compensation payable to injured parties for damages suffered by them, provided that such insurance and/or indemnification is permitted under the company’s articles of association. Our amended and restated articles of association contains such a provision.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders require the approval of our Compensation Committee, our board of directors and, in certain circumstances, by our shareholders.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted by the Israeli Companies Law and Israeli Securities Law.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law, the Israeli Securities Law and our amended and restated articles of association. In addition, we have entered into agreements with each of our office holders undertaking to indemnify them to the fullest extent permitted by Israeli law, including with respect to liabilities resulting from this offering to the extent that these liabilities are not covered by insurance. In the opinion of the SEC, however, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

It is our intention to include in our office holders compensation policy to be brought for approval of the shareholders following the initial issuance of the securities hereunder (and as required under the Israeli Companies Law) applicable provisions with respect to directors’ and officers’ liability insurance for the benefit of our office holders, as well as with respect to indemnification of office holders.

Item 7. Recent Sales of Unregistered Securities

Set forth below are the sales of all securities by us in the last three years which were not registered under the Securities Act. We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

On December 31, 2012, we issued to certain investors warrants to purchase up to an aggregate of 14,285 Ordinary Shares at an exercise price of $35.00 per share. On December 22, 2015, the warrants were exercised into Ordinary Shares, on a cashless basis, based on valuation of $220 per share. As a result, we issued an additional 12,012 Ordinary Shares to the aforementioned investors.

We claimed exemption from registration under the Securities Act for the foregoing transactions under Regulation S under the Securities Act and/or Section 4(a)(2) under the Securities Act. No underwriters were employed in connection with the securities issuances set forth in this Item 7.

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Item 8. Exhibits and Financial Statement Schedules

Exhibits:

Exhibit
Number	Exhibit Description
1.1*	Form of Underwriting Agreement by and among CompuLab and the underwriters named therein.
3.1	Articles of Association of CompuLab, as currently in effect.
3.2	Amended and Restated Articles of Association of CompuLab, to be in effect upon completion of this offering.
4.1*	Form of Representative’s Warrant.
5.1*	Opinion of Zysman, Aharoni, Gayer & Co., Israeli counsel to CompuLab, as to the validity of the Ordinary Shares being offered (including consent).
10.1	2015 Incentive Option Plan.
10.2	Form of Indemnification Agreement.
10.3	Management Agreement between CompuLab and TechnoPlus, dated December 31, 2012.
10.4	Bank Leumi Covenant Letter.
10.5	Amendment to Bank Leumi Covenant Letter.
23.1	Consent of Kost Forer Gabbay & Kasierer (a Member of EY Global).
23.2*	Consent of Zysman, Aharoni, Gayer & Co. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of the Registration Statement).

*	To be filed by amendment.

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in our financial statements and related notes thereto.

Item 9. Undertakings

(a)           The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)           The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on June 13, 2017.

COMPULAB LTD.

By:	/s/ Gideon Yampolsky
Gideon Yampolsky,
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of CompuLab Ltd. hereby constitute and appoint Gideon Yampolsky and Yuval Yanai and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to take any actions to enable CompuLab to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-1, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gideon Yampolsky	Chairman of the Board and Chief Executive Officer	June 13, 2017
Gideon Yampolsky	(Principal Executive Officer)

/s/ Yuval Yanai	Director and acting Chief Financial Officer	June 13, 2017
Yuval Yanai	(Principal Financial and Accounting Officer)

/s/ Chen Katz	Director	June 13, 2017
Chen Katz

/s/ Yanir Farber	Director	June 13, 2017
Yanir Farber

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, the duly authorized representative in the United States of CompuLab Ltd. has signed this registration statement on June 13, 2017.

/s/ ZYSMAN, AHARONI, GAYER AND SULLIVAN & WORCESTER LLP
ZYSMAN, AHARONI, GAYER AND SULLIVAN & WORCESTER LLP

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